Exhibit 99.01

                                 Citigroup Inc.

  Index to Supplemental Condensed Consolidated Financial Statements (Unaudited)
             for the Three and Nine Months Ended September 30, 1998

--------------------------------------------------------------------------------

Supplemental Financial Statements:                                      Page No.

  Supplemental Condensed Consolidated Statement of Income
    (Unaudited) - Three and Nine Months Ended
    September 30, 1998 and 1997                                               1

  Supplemental Condensed Consolidated Statement of Financial
    Position - September 30, 1998 (Unaudited) and December 31, 1997           2

  Supplemental Condensed Consolidated Statement of Changes in
    Stockholders' Equity (Unaudited) - Nine Months Ended
    September 30, 1998                                                        3

  Supplemental Condensed Consolidated Statement of Cash Flows
    (Unaudited) - Nine Months Ended September 30, 1998 and 1997               4

  Notes to Supplemental Condensed Consolidated Financial
    Statements - (Unaudited)                                                  5

Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                      14

Other Financial Information                                                  63

--------------------------------------------------------------------------------

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)

                                                               Three Months Ended September 30,  Nine Months Ended September 30,
                                                               ----------------------------------------------------------------
In Millions, Except per Share Amounts                               1998             1997            1998             1997
-------------------------------------------------------------------------------------------------------------------------------
Revenues
Loan interest, including fees                                    $  5,884         $  5,284        $ 16,853         $ 15,379
Other interest and dividends                                        5,926            5,557          17,723           15,632
Insurance premiums                                                  2,423            2,226           7,158            6,670
Commissions and fees                                                2,907            2,867           8,767            8,038
Principal transactions                                             (1,016)           1,359           1,227            3,733
Asset management and administration fees                              563              448           1,614            1,236
Realized (losses) gains from sales of investments                     (16)             293             694              527
Other income                                                          923              787           2,956            2,328
                                                               ----------------------------------------------------------------
   Total revenues                                                  17,594           18,821          56,992           53,543
   Interest expense                                                 7,173            6,399          20,810           17,900
                                                               ----------------------------------------------------------------
   Total revenues, net of interest expense                         10,421           12,422          36,182           35,643
-------------------------------------------------------------------------------------------------------------------------------
Provisions for benefits, claims and credit losses
Policyholder benefits and claims                                    2,099            1,898           6,140            5,709
Provision for credit losses                                           826              559           2,077            1,640
                                                               ----------------------------------------------------------------
   Total provision for benefits, claims and credit losses           2,925            2,457           8,217            7,349
-------------------------------------------------------------------------------------------------------------------------------
Operating expenses
Non-insurance compensation and benefits                             2,819            3,371           9,739            9,692
Insurance underwriting, acquisition and operating                     756              820           2,379            2,424
Restructuring charges (credit)                                         --              880            (324)             880
Other operating                                                     2,764            2,389           7,964            6,758
                                                               ----------------------------------------------------------------
   Total operating expenses                                         6,339            7,460          19,758           19,754
-------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and minority interest                    1,157            2,505           8,207            8,540
Provision for income taxes                                            375              906           2,914            3,120
Minority interest, net of income taxes                                 53               55             163              153
-------------------------------------------------------------------------------------------------------------------------------
Net income                                                       $    729         $  1,544        $  5,130         $  5,267
-------------------------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share:
Net income                                                       $   0.30         $   0.66        $   2.21         $   2.25
-------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                        2,248.3          2,245.7         2,245.9          2,250.4
-------------------------------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share:
Net income                                                       $   0.30         $   0.63        $   2.14         $   2.15
-------------------------------------------------------------------------------------------------------------------------------
Adjusted weighted average common shares outstanding               2,320.7          2,357.1         2,324.5          2,362.3
-------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements


--------------------------------------------------------------------------------

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

In Millions of Dollars                                                                    September 30, 1998  December 31, 1997
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Unaudited)
Assets
Cash and cash equivalents (including segregated cash and other deposits)                        $  14,844         $  12,618
Deposits at interest with banks                                                                    14,085            13,049
Investments                                                                                       103,009            91,633
Federal funds sold and securities borrowed or purchased under agreements to resell                108,363           119,967
Brokerage receivables                                                                              23,515            15,627
Trading account assets                                                                            146,713           180,088
Loans, net
   Consumer                                                                                       124,756           119,097
   Commercial                                                                                      90,839            79,509
                                                                                          -------------------------------------
   Loans, net of unearned income                                                                  215,595           198,606
   Allowance for credit losses                                                                     (6,604)           (6,137)
                                                                                          -------------------------------------
     Total loans, net                                                                             208,991           192,469
Reinsurance recoverables                                                                            9,537             9,579
Separate and variable accounts                                                                     13,149            11,319
Other assets                                                                                       59,108            51,035
                                                                                          -------------------------------------
   Total assets                                                                                 $ 701,314         $ 697,384
-------------------------------------------------------------------------------------------------------------------------------
Liabilities
Deposits                                                                                        $ 222,435         $ 199,121
Investment banking and brokerage borrowings                                                        16,128            11,464
Short-term borrowings                                                                              19,492            14,028
Long-term debt                                                                                     49,419            47,387
Federal funds purchased and securities loaned or sold under agreements to repurchase               99,234           132,103
Brokerage payables                                                                                 24,264            12,763
Trading account liabilities                                                                       102,607           127,152
Contractholder funds and separate and variable accounts                                            29,393            26,157
Insurance policy and claims reserves                                                               43,926            43,782
Other liabilities                                                                                  47,226            38,301
                                                                                          -------------------------------------
   Total liabilities                                                                              654,124           652,258
-------------------------------------------------------------------------------------------------------------------------------

Redeemable preferred stock - Series I                                                                 280               280
-------------------------------------------------------------------------------------------------------------------------------
Citigroup or subsidiary obligated mandatorily redeemable preferred securities of
subsidiary trusts holding solely junior subordinated debt securities of -- Parent                   1,200             1,000
-------------------------------------------------------------------------------------------------------------------------------
                                                                       -- Subsidiary                2,620             1,995
-------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
Preferred stock ($1.00 par value; authorized shares: 30 million), at aggregate
  liquidation value                                                                                 2,313             3,353
Common stock ($.01 par value; authorized shares: 6.0 billion;
  issued shares: 1998 - 2,517,021,775  and 1997 - 2,499,949,682)                                       25                25
Additional paid-in capital                                                                         13,260            12,471
Retained earnings                                                                                  35,746            32,002
Treasury stock, at cost (1998 - 241,566,813 shares and 1997 - 220,026,597 shares)                  (8,254)           (6,595)
Accumulated other changes in equity from nonowner sources                                             593             1,057
Unearned compensation                                                                                (593)             (462)
                                                                                          -------------------------------------
   Total stockholders' equity                                                                      43,090            41,851
-------------------------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                                   $ 701,314         $ 697,384
-------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements


--------------------------------------------------------------------------------

                         CITIGROUP INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                       IN STOCKHOLDERS' EQUITY (Unaudited)

                                                                                            Nine Months Ended  September 30, 1998
                                                                                         -------------------------------------------
In Millions of Dollars                                                                         Amount                Shares
------------------------------------------------------------------------------------------------------------------------------------
Preferred stock, at aggregate liquidation value                                                                  (in thousands)
Balance, beginning of year                                                                      $    3,353             14,831
Redemption or retirement of preferred stock                                                         (1,040)            (6,356)
------------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                               2,313              8,475
------------------------------------------------------------------------------------------------------------------------------------
Common stock and additional paid-in capital
Balance, beginning of year                                                                          12,496          2,499,950
Conversion of preferred stock to common stock                                                          153              6,942
Exercise of common stock warrants                                                                      131             10,130
Issuance of shares pursuant to employee benefit plans                                                  512
Other                                                                                                   (7)
------------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                              13,285          2,517,022
------------------------------------------------------------------------------------------------------------------------------------
Retained earnings
Balance, beginning of year                                                                          32,002
Net income                                                                                           5,130
Common dividends                                                                                    (1,215)
Preferred dividends                                                                                   (171)
---------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                              35,746
---------------------------------------------------------------------------------------------------------------
Treasury stock, at cost
Balance, beginning of year                                                                          (6,595)          (220,027)
Issuance of shares pursuant to employee benefit plans, net of shares
  tendered for payment of option exercise price and withholding taxes                                  347             16,785
Treasury stock acquired                                                                             (2,006)           (38,325)
------------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                              (8,254)          (241,567)
------------------------------------------------------------------------------------------------------------------------------------
Accumulated other changes in equity from nonowner sources
Balance, beginning of year                                                                           1,057
Net change in unrealized gains and losses on investment securities, net of tax                        (462)
Net translation adjustments, net of tax                                                                 (2)
---------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                                 593
---------------------------------------------------------------------------------------------------------------
Unearned compensation
Balance, beginning of year                                                                            (462)
Issuance of restricted stock, net of amortization                                                     (131)
---------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                                (593)
---------------------------------------------------------------------------------------------------------------
Total common stockholders' equity and common shares outstanding                                     40,777          2,275,455
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                      $   43,090
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements


--------------------------------------------------------------------------------

                         CITIGROUP INC. AND SUBSIDIARIES
     SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

                                                                                              Nine Months Ended September 30,
                                                                                         --------------------------------------
In Millions of Dollars                                                                          1998              1997
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income                                                                                   $   5,130         $   5,267
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
    Amortization of deferred policy acquisition costs and value of insurance in force            1,129             1,073
    Additions to deferred policy acquisition costs                                              (1,330)           (1,272)
    Other non-cash changes                                                                       2,580             2,199
    Change in trading account assets                                                            33,375           (29,819)
    Change in trading account liabilities                                                      (24,545)             (794)
    Change in Federal funds sold and securities purchased under agreements to resell            11,604           (23,744)
    Change in Federal funds purchased and securities sold under agreements to
      repurchase                                                                               (32,869)           45,680
    Change in brokerage receivables net of brokerage payables                                    3,613             1,434
    Net gain on sale of securities                                                                (694)             (527)
    Venture capital activity                                                                      (686)             (224)
    Restructuring charge (credit)                                                                 (324)              880
    Other, net                                                                                   2,451             1,563
-------------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                                               (566)            1,716
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
Change in deposits at interest with banks                                                       (1,036)              305
Change in loans                                                                               (136,335)          (87,773)
Proceeds from sales of loans                                                                   124,927            77,487
Purchases of investments                                                                       (65,014)          (59,308)
Proceeds from sales of investments                                                              33,839            36,718
Proceeds from maturities of investments                                                         26,197            16,787
Other investments, primarily short-term, net                                                    (2,743)             (553)
Capital expenditures on premises and equipment                                                  (1,239)           (1,073)
Proceeds from sales of premises and equipment, subsidiaries and affiliates,
  and other real estate owned                                                                      448             1,231
Business acquisitions                                                                           (3,890)           (1,618)
Other, net                                                                                        (319)             (164)
-------------------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                                                        (25,165)          (17,961)
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
Dividends paid                                                                                  (1,394)           (1,275)
Issuance of common stock                                                                           243               354
Issuance of preferred stock                                                                         --               783
Issuance of redeemable preferred stock of subsidiaries                                             825               450
Redemption of preferred stock                                                                   (1,040)             (850)
Treasury stock acquired                                                                         (2,006)           (2,335)
Stock tendered for payment of withholding taxes                                                   (511)             (280)
Issuance of long-term debt                                                                      12,350            13,056
Payments and redemptions of long-term debt                                                     (10,503)           (7,655)
Change in deposits                                                                              23,314             9,143
Change in short-term borrowings including investment banking and
  brokerage borrowings                                                                           5,302             5,458
Contractholder fund deposits                                                                     3,852             2,450
Contractholder fund withdrawals                                                                 (2,450)           (1,991)
Other, net                                                                                          79              (120)
-------------------------------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                                     28,061            17,188
-------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                      (104)             (435)
-------------------------------------------------------------------------------------------------------------------------------
Change in cash and cash equivalents                                                              2,226               508
Cash and cash equivalents at beginning of period                                                12,618            10,165
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                   $  14,844         $  10,673
-------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes                                                 $   2,160         $   2,860
Cash paid during the period for interest                                                     $  19,725         $  16,765
Non-cash investing activities:
Transfers from loans to OREO and assets pending disposition                                  $     192         $     282
-------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements


--------------------------------------------------------------------------------

                         Citigroup Inc. and Subsidiaries
  Notes to Supplemental Condensed Consolidated Financial Statements (Unaudited)

1.    Basis of Presentation

      On October 8, 1998, Citicorp merged (the Merger) with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) in a transaction accounted for under the pooling of interests method and subsequently TRV changed its name to Citigroup Inc. (Citigroup). The accompanying supplemental condensed consolidated financial statements as of September 30, 1998 and for the three and nine month periods ended September 30, 1998 and 1997 are unaudited and include the accounts of Citigroup Inc. and its subsidiaries, including Citicorp (collectively, the Company). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected. The supplemental consolidated financial statements give retroactive effect to the Merger in a transaction accounted for as a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if TRV and Citicorp had always been combined. Generally accepted accounting principles (GAAP) do not permit giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include a period subsequent to the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the Merger (October 8, 1998) are issued. The supplemental consolidated statement of changes in stockholders' equity reflects the accounts of the Company as if the additional preferred and common stock had been issued during all the periods presented. The supplemental condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the audited supplemental consolidated financial statements and related notes of Citigroup Inc. and subsidiaries for the years ended December 31, 1997, 1996 and 1995, as filed by Citigroup in a Form 8-K dated October 26, 1998 (the 1997 Supplemental Financial Statements).

      Certain financial information that is normally included in annual financial statements prepared in accordance with GAAP, but is not required for interim reporting purposes, has been condensed or omitted.

      Certain reclassifications have been recorded to conform the accounting policies and presentations of Citicorp and TRV.

      At TRV's Annual Meeting of Stockholders on April 22, 1998, shareholders approved an amendment to the Restated Certificate of Incorporation to increase the common stock authorized for issuance from 1.5 billion shares to 3 billion shares. At a Special Meeting of Stockholders of TRV held on July 22, 1998, shareholders approved another amendment to the Restated Certificate of Incorporation to increase the common stock authorized for issuance to 6 billion shares.

2.    Recent Transactions

      Citicorp Merger

      As previously discussed, on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of TRV and, subsequently, TRV changed its name to Citigroup. Under the terms of the Merger, 1.13 billion shares of Citigroup common stock were issued in exchange for all the outstanding shares of Citicorp common stock based on an exchange ratio of
      2.5 shares of Citigroup common stock for each share of Citicorp common stock. Each share of TRV common stock automatically represents one share of Citigroup common stock. Following the exchange, former shareholders of Citicorp and TRV each own approximately 50% of the outstanding common stock of Citigroup. Each outstanding share of Citicorp preferred stock was converted into one share of a corresponding series of preferred stock of Citigroup having substantially identical terms.


--------------------------------------------------------------------------------

      Upon consummation of the Merger, the Company became a bank holding company subject to the provisions of the Bank Holding Company Act of 1956 (the
      BHCA). The BHCA precludes a bank holding company and its affiliates from engaging in certain activities, generally including insurance underwriting. Under the BHCA in its current form, the Company has two years from October 8, 1998 to comply with all applicable provisions (the BHCA Compliance Period). The BHCA Compliance Period may be extended, at the discretion of the Federal Reserve Board, for three additional one-year periods so long as the extension is not deemed to be detrimental to the public interest. At this time, the Company believes that its compliance with applicable laws following the Merger will not have a material adverse effect on the Company's financial condition or results of operations. The Company will evaluate its alternatives in order to comply with whatever laws are applicable at the expiration of the BHCA Compliance Period and any extensions thereof.

      The following supplemental information reflects certain historical financial data for each of TRV and Citicorp and the combined amounts for Citigroup, including the effects of adjustments to conform the accounting policies:

                                                           Three Months Ended September 30,  Nine Months Ended September 30
                                                         -------------------------------------------------------------------
In Millions of Dollars                                             1998           1997             1998           1997
----------------------------------------------------------------------------------------------------------------------------
Revenues:
     TRV                                                        $ 8,222        $ 9,961          $28,686        $27,845
     Citicorp                                                     9,372          8,860           28,306         25,698
----------------------------------------------------------------------------------------------------------------------------
         Citigroup                                              $17,594        $18,821          $56,992        $53,543
----------------------------------------------------------------------------------------------------------------------------

Net income:
     TRV                                                        $   199        $ 1,029          $ 2,433        $ 2,727
     Citicorp                                                       530            511            2,692          2,530
     Adjustments to conform accounting policies (1)                  --              4                5             10
                                                         -------------------------------------------------------------------
         Citigroup                                              $   729        $ 1,544          $ 5,130        $ 5,267
----------------------------------------------------------------------------------------------------------------------------

(1) Adjusted to reflect the adoption by Citicorp of the immediate recognition of the transition obligation under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" effective January 1, 1993, to conform to the method used by TRV, and other adjustments to conform the accounting policies of the companies and to record the related tax effects of these adjustments.
--------------------------------------------------------------------------------

      The Nikko Securities Co., Ltd.

      In August 1998, The Nikko Securities Co., Ltd. (Nikko), Salomon Smith Barney Holdings Inc. (Salomon Smith Barney) and TRV signed an agreement to form a global strategic alliance. The agreement calls for the formation of a joint venture, called Nikko Salomon Smith Barney Limited, which will provide investment banking, sales, trading and research services for corporate and institutional clients in Japan and other foreign jurisdictions. Nikko Salomon Smith Barney will combine the Japanese institutional and corporate business of Salomon Smith Barney with Nikko's domestic and international institutional and corporate business. Nikko's retail business and other activities, including asset management, will continue under the management of Nikko. Nikko Salomon Smith Barney will be owned 51% by Nikko and 49% by Salomon Smith Barney. It is anticipated that the joint venture will be operational in the first quarter of 1999, subject to applicable regulatory approvals.

      In addition, in August 1998 TRV purchased 9.5% of Nikko's outstanding common stock plus bonds convertible into an additional 15.5% common equity interest in Nikko on a fully diluted basis for a purchase price of $1.5 billion.

3.    Changes in Accounting Principles and Recently Issued Accounting
      Pronouncements

      Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No.
      130), which addresses the manner in which total changes in equity from nonowner sources are presented in the financial statements, including unrealized gains and losses on securities available for sale and foreign currency translation. The following table sets forth the Company's total changes in equity from nonowner sources under SFAS No. 130 for the three and nine-month periods ended September 30, 1998 and 1997, respectively.


--------------------------------------------------------------------------------

                                                            Three Months Ended September 30,  Nine Months Ended September 30,
                                                         ---------------------------------------------------------------------
In Millions of Dollars                                             1998            1997             1998            1997
------------------------------------------------------------------------------------------------------------------------------
Net income                                                      $   729         $ 1,544          $ 5,130         $ 5,267
Other changes in equity from nonowner sources, net of
  tax                                                              (300)            468             (464)            643
                                                         ---------------------------------------------------------------------
   Total changes in equity from nonowner sources                $   429         $ 2,012          $ 4,666         $ 5,910
------------------------------------------------------------------------------------------------------------------------------

      At September 30, 1998 and December 31, 1997, accumulated other changes in equity from nonowner sources on the supplemental condensed consolidated statement of financial position include the after-tax amounts for net unrealized gains on investments available for sale of $1,230 million and $1,692 million, respectively, and foreign currency translation of $(637) million and $(635) million, respectively.

      Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 127 (SFAS No. 127), "Deferral of the Effective Date of Certain Provisions of SFAS 125," which was effective for transfers and pledges of certain financial assets and collateral made after December 31, 1997. The adoption of SFAS No. 127 created additional assets and liabilities on the Company's supplemental condensed consolidated statement of financial position related to the recognition of securities provided and received as collateral. At September 30, 1998, the impact of SFAS No. 127 on the Company's supplemental condensed consolidated statement of financial position was a decrease to total assets and liabilities of approximately $3.6 billion. In addition, as a result of SFAS No. 127, certain inventory positions, primarily foreign government securities, have been reclassified to receivables or payables.

      In the 1998 third quarter, the Company adopted the American Institute of Certified Public Accountants' Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and for determining when specific costs should be capitalized and when they should be expensed. The impact of adopting SOP 98-1 was not material.

      In October 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" (SOP 98-7). SOP 98-7 provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk and applies to all entities and all such contracts, except for long-duration life and health insurance contracts. The method used to account for such contracts is referred to as deposit accounting. SOP 98-7 does not address when deposit accounting should be applied. SOP 98-7 identifies several methods of deposit accounting for insurance and reinsurance contracts that do not transfer insurance risk and provides guidance on the application of each method. SOP 98-7 is effective for financial statements for fiscal years beginning after June 15, 1999, with earlier adoption encouraged. Restatement of previously issued financial statements is not permitted. The effect of initially adopting SOP 98-7 should be reported as a cumulative catch-up adjustment. The Company does not expect the adoption of SOP 98-7 to have a material impact on results of operations, financial condition or liquidity.

      For a discussion of other accounting pronouncements and their future applicability see Note 1 of the 1997 Supplemental Financial Statements.


--------------------------------------------------------------------------------

4.    Earnings Per Share

                                                               Three Months Ended September 30,    Nine Months Ended September 30,
                                                             -----------------------------------------------------------------------
In Millions, Except per Share Amounts                                1998              1997              1998              1997
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                      $     729         $   1,544         $   5,130         $   5,267
Preferred dividends                                                   (50)              (67)             (172)             (211)
                                                             -----------------------------------------------------------------------
Income available to common stockholders for
   basic EPS                                                    $     679         $   1,477         $   4,958         $   5,056
Effect of dilutive securities                                           6                10                19                30
                                                             -----------------------------------------------------------------------
Income available to common stockholders
   for diluted EPS                                              $     685         $   1,487         $   4,977         $   5,086
                                                             -----------------------------------------------------------------------

Weighted average common shares
  outstanding applicable to basic EPS                             2,248.3           2,245.7           2,245.9           2,250.4
Effect of dilutive securities:
   Convertible securities                                            13.2              26.5              13.2              26.4
   Options                                                           38.9              52.3              44.1              53.9
   Warrants                                                           0.7               7.4               3.1               7.0
   Restricted stock                                                  19.6              25.2              18.2              24.6
                                                             -----------------------------------------------------------------------
Adjusted weighted average common shares
  outstanding applicable to diluted EPS                           2,320.7           2,357.1           2,324.5           2,362.3
                                                             -----------------------------------------------------------------------

Basic earnings per share                                        $    0.30         $    0.66         $    2.21         $    2.25
                                                             -----------------------------------------------------------------------

Diluted earnings per share                                      $    0.30         $    0.63         $    2.14         $    2.15
------------------------------------------------------------------------------------------------------------------------------------

5.    Investments

      Investments, which are owned principally by the banking and insurance subsidiaries and are broadly diversified along industry, product, and geographic lines, consisted of the following:

                                                                                        September 30,        December 31,
In Millions of Dollars                                                                      1998                 1997
------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities, primarily available for sale at fair value                     $ 86,327              $77,920
Equity securities, at fair value                                                             3,913                3,928
Venture capital, at fair value (1)                                                           3,285                2,599
Short-term and other                                                                         9,484                7,186
                                                                                     -----------------------------------------
                                                                                          $103,009              $91,633
------------------------------------------------------------------------------------------------------------------------------

(1) For the nine months ended September 30, 1998, net gains on investments held by venture capital subsidiaries totaled $404 million, of which $584 million and $285 million represented gross unrealized gains and losses, respectively. For the nine months ended September 30, 1997, net gains on investments held by venture capital subsidiaries totaled $501 million, of which $359 million and $66 million represented gross unrealized gains and losses, respectively.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

      The amortized cost and fair value of investments in fixed maturity and equity securities at September 30, 1998 and December 31, 1997 were as follows:

                                                             September 30, 1998                       December 31, 1997 (1)
                                                ------------------------------------------------------------------------------------
                                                                   Gross           Gross
                                                   Amortized     Unrealized      Unrealized       Fair        Amortized      Fair
In Millions of Dollars                               Cost           Gains          Losses         Value          Cost        Value
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities held to maturity,
principally mortgage-backed securities              $    33        $     8        $    --        $    41        $    41      $    50

Fixed maturity securities available for sale
Mortgage-backed securities, principally
   obligations of U.S. Federal
   agencies                                         $12,001        $   499        $     7        $12,493        $ 9,795      $10,099
U.S. Treasury and Federal agency                      6,528            643             --          7,171          6,816        7,128
State and municipal                                  13,531            911            260         14,182         10,351       10,817
Foreign government                                   21,999            327            684         21,642         19,381       19,996
U.S. corporate                                       23,146          1,520            232         24,434         23,306       24,137
Other debt securities                                 6,214            260            102          6,372          5,625        5,702
                                                ------------------------------------------------------------------------------------
                                                    $83,419        $ 4,160        $ 1,285        $86,294        $75,274      $77,879
                                                ------------------------------------------------------------------------------------

Equity securities (2)                               $ 3,966        $   159        $   212        $ 3,913        $ 3,661      $ 3,928
------------------------------------------------------------------------------------------------------------------------------------

Securities available for sale include:
     Government of Brazil Brady Bonds               $   661        $    10        $    --        $   671        $ 1,436      $ 2,048
     Government of Venezuela Brady Bonds                507             --            212            295            535          480
------------------------------------------------------------------------------------------------------------------------------------

(1) At December 31, 1997, gross unrealized gains and losses on fixed maturity securities and equity securities totaled $3,586 million and $705 million, respectively.
(2) Includes non-marketable equity securities carried at cost which are reported in both the amortized cost and fair values columns.
--------------------------------------------------------------------------------

6.    Trading Account Assets and Liabilities

                                                                                              September 30,    December 31,
In Millions of Dollars                                                                            1998             1997
----------------------------------------------------------------------------------------------------------------------------
Trading Account Assets
U.S. Treasury and Federal agency securities                                                    $  35,968        $  56,007
State and municipal securities                                                                     3,674            3,255
Foreign government securities                                                                     28,890           50,924
Corporate and other debt securities                                                               15,203           16,637
Derivative and other contractual commitments (1)(2)                                               42,237           34,585
Equity securities                                                                                  7,682            9,236
Mortgage loans and collateralized mortgage securities                                              6,698            3,160
Commodities                                                                                          445            1,274
Other                                                                                              5,916            5,010
                                                                                             -------------------------------
                                                                                                $146,713         $180,088
                                                                                             -------------------------------
Trading Account Liabilities
Securities sold, not yet purchased                                                             $  60,023        $  90,247
Derivative and other contractual commitments (1)(2)                                               42,584           36,905
                                                                                             -------------------------------
                                                                                                $102,607         $127,152
----------------------------------------------------------------------------------------------------------------------------

(1) Net of master netting agreements. In addition, the asset balances at September 30, 1998 and December 31, 1997 are reduced by $50 million of credit loss reserves. See page 20 for additional explanation.
(2) Deferred revenue on derivative and foreign exchange contracts, which is reported in Other liabilities and attributable to ongoing costs such as servicing and credit considerations, totaled $451 million and $391 million at September 30, 1998 and December 31, 1997, respectively.
--------------------------------------------------------------------------------

7.    Derivatives and Foreign Exchange Contracts

      The following table presents the aggregate notional principal amounts of Citigroup's outstanding derivative, foreign exchange and commodities products and related risks at September 30, 1998 and December 31, 1997, along with the related balance sheet credit exposure. Additional information concerning Citigroup's derivative, foreign exchange, and commodities products and related risks and activities, including a description of accounting policies, and credit and market risk management process is provided in Notes 1 and 21 of Notes to the 1997 Supplemental Financial Statements.


--------------------------------------------------------------------------------

                                                                Notional Principal                    Balance Sheet
                                                                     Amounts                       Credit Exposure (1)
                                                         -------------------------------------------------------------------
                                                            Sept. 30,         Dec. 31,         Sept. 30,         Dec, 31,
In Billions of Dollars                                        1998              1997             1998              1997
----------------------------------------------------------------------------------------------------------------------------
Interest rate products                                       $5,979.8          $4,314.8          $27.3             $16.9
Foreign exchange products                                     2,554.7           1,920.2           39.1              37.4
Equity products                                                 143.8             127.0            7.2               4.0
Commodity products                                               24.4              32.5             .9               1.2
Credit derivative products                                       16.7               6.9            0.3                --
                                                                                            --------------------------------
                                                                                                  74.8              59.5
Effects of master netting agreements at Citicorp (2)                                             (30.6)            (24.1)
Effects of securitization (3)                                                                     (2.0)             (0.8)
                                                                                            --------------------------------
                                                                                                 $42.2             $34.6
----------------------------------------------------------------------------------------------------------------------------

(1) Amounts do not reflect credit loss reserves attributable to derivative and foreign exchange contracts.
(2) Master netting agreements mitigate credit risk by permitting the offset of amounts due from and to individual counterparties in the event of counterparty default. The effect of master netting agreements at Salomon Smith Barney is reflected in the individual line items for each of the products in the table above.
(3) Citibank has securitized and sold net receivables, and the associated credit risk related to certain derivative and foreign exchange contracts via Citibank Capital Markets Assets Trust.
--------------------------------------------------------------------------------

8.    Debt

      Investment banking and brokerage borrowings consisted of the following:

In Millions of Dollars                                                               September 30, 1998    December 31, 1997
------------------------------------------------------------------------------------------------------------------------------
Commercial paper                                                                             $11,825             $  7,110
Other short-term borrowings                                                                    4,303                4,354
                                                                                     -----------------------------------------
                                                                                             $16,128             $ 11,464
------------------------------------------------------------------------------------------------------------------------------

      Short-term borrowings consisted of commercial paper and other short-term borrowings outstanding as follows:

In Millions of Dollars                                                               September 30, 1998     December 31, 1997
------------------------------------------------------------------------------------------------------------------------------
Commercial paper
   Citigroup Inc.                                                                          $     682          $        --
   Commercial Credit Company                                                                   5,130                3,871
   Citicorp                                                                                    3,581                1,941
   Travelers Property Casualty Corp.                                                               -                  108
                                                                                     -----------------------------------------
                                                                                               9,393                5,920
Other short-term borrowings                                                                   10,099                8,108
                                                                                     -----------------------------------------
                                                                                           $  19,492          $    14,028
------------------------------------------------------------------------------------------------------------------------------

     Long-term debt, including its current portion, consisted of the following:

In Millions of Dollars                                                                September 30, 1998     December 31, 1997
------------------------------------------------------------------------------------------------------------------------------
Citigroup Inc.                                                                             $   1,974            $   1,695
Citicorp                                                                                      19,007               19,035
Salomon Smith Barney Holdings Inc.                                                            20,905               19,064
Commercial Credit Company                                                                      6,250                6,300
Travelers Property Casualty Corp.                                                              1,250                1,249
The Travelers Insurance Group Inc.                                                                33                   44
                                                                                     -----------------------------------------
                                                                                           $  49,419            $  47,387
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

9.    Restructuring Charges

      As discussed in Notes 2 and 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, in the fourth quarter of 1997, as a result of the merger with Salomon Inc, Salomon Smith Barney recorded a restructuring charge of $838 million ($496 million after-tax). At September 30, 1998, the reserve balance was $353 million, primarily reflecting a $324 million ($191 million after-tax) adjustment, in the second quarter, relating to the Seven World Trade Center lease. This reduction in the reserve resulted from negotiations on a sub-lease which indicated that excess space would be disposed of on terms more favorable than had been originally estimated. A current reassessment of space needs, including the merger with Citicorp, could indicate a need for increased occupancy by the Company of space previously considered excess, and could result in a further adjustment to reduce the restructuring reserve.

      As discussed in Note 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, during the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. Of the $880 million restructuring charge, approximately $330 million remained in the reserve as of September 30, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997, as well as $300 million of primarily severance and related costs (of which $229 million has been paid in cash and $71 million is legally obligated), together with translation effects. Through September 30, 1998, 3,116 staff positions have been reduced under this program, 1,335 in the third quarter.

10.   Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

      In January 1998, Travelers Capital IV, a wholly owned subsidiary trust of TRV, issued 8 million 6.850% Trust Preferred Securities (the TRV IV Preferred Securities) with a liquidation preference of $25 per TRV IV Preferred Security to the public and 247,440 common securities to TRV, the proceeds of which were invested by Travelers Capital IV in $206 million of 6.850% Junior Subordinated Deferrable Interest Debentures issued by Citigroup (the Citigroup Debentures). The $206 million of Citigroup Debentures is the sole asset of Travelers Capital IV. The Citigroup Debentures mature on January 22, 2038 and are redeemable by Citigroup in whole or in part at any time after January 22, 2003. Travelers Capital IV will use the proceeds from any such redemption to redeem a like amount of TRV IV Preferred Securities and common securities. Distributions on the TRV IV Preferred Securities and common securities are cumulative and payable quarterly in arrears. Citigroup's obligations under the agreements that relate to the TRV IV Preferred Securities, the Trust and the Citigroup Debentures constitute a full and unconditional guarantee by Citigroup of the Trust's obligations under the TRV IV Preferred Securities. Upon consummation of the Citicorp merger, the name of Travelers Capital IV was changed to Citigroup Capital IV.

      In January 1998, SSBH Capital I, a wholly owned subsidiary trust of Salomon Smith Barney, issued 16 million 7.2% Trust Preferred Securities (SSBH Capital Preferred Securities) with a liquidation preference of $25 per SSBH Capital Preferred Security to the public and 494,880 common securities to Salomon Smith Barney, the proceeds of which were invested by SSBH Capital I in $412 million of 7.2% Subordinated Deferrable Interest Debentures issued by Salomon Smith Barney (the Salomon Smith Barney Debentures). The $412 million of Salomon Smith Barney Debentures is the sole asset of SSBH Capital I. The Salomon Smith Barney Debentures mature on January 28, 2038 and are redeemable by Salomon Smith Barney in whole or in part at any time after January 28, 2003. SSBH Capital I will use the proceeds from any such redemption to redeem a like amount of SSBH Capital Preferred Securities and common securities. Distributions on the SSBH Capital Preferred Securities and common securities are cumulative and payable quarterly in arrears. Salomon Smith Barney's obligations under the agreements that relate to the SSBH Capital Preferred Securities, the Trust and the Salomon Smith Barney Debentures constitute a full and unconditional guarantee by Salomon Smith Barney of the Trust's obligations under the SSBH Capital Preferred Securities.

      In June 1998, Citicorp Capital III, a wholly owned subsidiary trust of Citicorp, issued 9 million 7.1% Trust Preferred Securities (the Capital Securities) with a liquidation preference of $25 per Capital Security, the proceeds of which were invested by Citicorp Capital III in $231.75 million of 7.1% Junior Subordinated Deferrable Interest Debentures issued by Citicorp (the Subordinated Debt Securities). The Subordinated Debt Securities are the sole asset of Citicorp Capital III. The Subordinated Debt Securities mature on August 15, 2028 and are redeemable by Citicorp in whole or


--------------------------------------------------------------------------------
      in part at any time on or after August 15, 2003. Citicorp used substantially all of the net proceeds of the sale of the Subordinated Debt Securities to redeem, substantially concurrently with the issuance of the Capital Securities, all of the $216,550,000 outstanding principal amount of Subordinated Bank Adjustable Note Capital Securities issued by Citicorp on December 9, 1986. Distributions on the Capital Securities are cumulative and payable quarterly in arrears. Under these arrangements, taken as a whole, payments due are fully and unconditionally guaranteed on a subordinated basis.

11.   Regulatory Capital

      Citigroup and Citicorp are subject to risk-based capital and leverage guidelines issued by the Board of Governors of the Federal Reserve Board
      (FRB), and its U.S. insured depository institution subsidiaries, including Citibank, N.A., are subject to similar guidelines issued by their respective primary regulators. These guidelines are supplemented by a leverage ratio requirement. At September 30, 1998, regulatory capital as set forth in guidelines issued by U.S. federal bank regulators is as follows:

                                                             Minimum
                                                           Requirement        Citigroup         Citicorp      Citibank, N.A.
------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital ratio (1)                                       4.00%             8.69%            7.97%             7.80%
Total capital ratio (1) (2)                                    8.00%            11.28%           11.65%            11.70%
Leverage ratio (1) (3)                                         3.00%             5.73%            6.56%             6.12%
------------------------------------------------------------------------------------------------------------------------------

(1)   Reflects adjustments to conform accounting policy as discussed in Note 2.
(2)   Total capital includes Tier 1 and Tier 2.
(3)   Tier 1 capital divided by adjusted average assets.
--------------------------------------------------------------------------------

12.   Contingencies

      It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate such reserves.

      The reserves carried for environmental and asbestos claims at September 30, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that it is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

      In the ordinary course of business Citigroup and/or its subsidiaries are also defendants or co-defendants in various litigation matters, other than those described above. Although there can be no assurances, the Company believes, based on information currently available, that the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity.


--------------------------------------------------------------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CONSOLIDATED RESULTS OF OPERATIONS

                                                               Three Months Ended September 30,    Nine Months Ended September 30,
                                                             -----------------------------------------------------------------------
In Millions, Except per Share Amounts                                1998              1997              1998              1997
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                     $ 17,594          $ 18,821          $ 56,992          $ 53,543
Total revenues, net of interest expense                            $ 10,421          $ 12,422          $ 36,182          $ 35,643

Net income                                                         $    729          $  1,544          $  5,130          $  5,267

Earnings per share:
   Basic                                                           $   0.30          $   0.66          $   2.21          $   2.25
   Diluted                                                         $   0.30          $   0.63          $   2.14          $   2.15

Weighted average common shares
    outstanding (Basic)                                             2,248.3           2,245.7           2,245.9           2,250.4
Adjusted weighted average common shares
    outstanding (Diluted)                                           2,320.7           2,357.1           2,324.5           2,362.3
------------------------------------------------------------------------------------------------------------------------------------

Merger with Citicorp

As discussed in Notes 1 and 2 of Notes to Supplemental Condensed Consolidated Financial Statements, on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, 1.13 billion shares of Citigroup common stock were issued in exchange for all of the outstanding shares of Citicorp common stock based on an exchange ratio of 2.5 shares of Citigroup common stock for each share of Citicorp common stock. Each share of TRV common stock automatically represents one share of Citigroup common stock. Following the exchange, former shareholders of Citicorp and TRV each own approximately 50% of the outstanding common stock of Citigroup. Each outstanding share of Citicorp preferred stock was converted into one share of a corresponding series of preferred stock of Citigroup with identical terms. The Merger has been accounted for as a pooling of interests and, accordingly, the supplemental condensed consolidated financial statements presented herein reflect the combined results of TRV and Citicorp as if the Merger had been in effect for all periods.

Results of Operations

Consolidated net income for the quarter ended September 30, 1998 was $729 million, compared with net income of $1.544 billion in the 1997 period. Consolidated net income for the nine months ended September 30, 1998 was $5.130 billion, compared to $5.267 billion in the 1997 period. The 1998 nine-month period includes a credit of $191 million in the second quarter of 1998 representing a reduction in the restructuring reserve recorded in the fourth quarter of 1997 in connection with the Salomon Merger (see Note 9 of Notes to Supplemental Condensed Consolidated Financial Statements). The 1997 third quarter and nine-month period includes a $550 million restructuring charge ($880 million pretax). Excluding restructuring impacts, net income for the quarter decreased $1.4 billion, or 65%, and for the nine months decreased $884 million, or 15%, from the comparable 1997 periods.


--------------------------------------------------------------------------------

               SEGMENT RESULTS FOR THE THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 1998 AND 1997

THE BUSINESSES OF CITIGROUP

Citigroup is a diversified, integrated financial services company engaged in banking, investment services, life and property and casualty insurance services, and consumer finance. The following table presents net income for these industry segments for the three and nine months ended September 30, 1998 and 1997.

Net Income

                                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                               ---------------------------------------------------------------------
In Millions of Dollars                                                1998             1997              1998             1997
------------------------------------------------------------------------------------------------------------------------------------
Banking Services                                                      $533           $  521            $2,701           $2,546
Investment Services                                                   (325)             508               779            1,373
Life Insurance Services                                                228              237               747              617
Property & Casualty Insurance Services                                 262              272               812              723
Consumer Finance Services                                               81               60               209              161
Corporate and Other                                                    (50)             (54)             (118)            (153)
                                                               ---------------------------------------------------------------------
                                                                      $729           $1,544            $5,130           $5,267
------------------------------------------------------------------------------------------------------------------------------------

The following discussions present in more detail each segment's performance.

BANKING SERVICES

SUMMARY OF FINANCIAL RESULTS

                                                               Three Months Ended September 30,    Nine Months Ended September 30,
                                                               ---------------------------------------------------------------------
In Millions of Dollars                                              1998              1997             1998              1997
------------------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                                $3,098           $2,876           $ 8,932          $ 8,543
Commissions, fees and other income                                   2,396            2,665             8,369            7,505
                                                               ---------------------------------------------------------------------
Total revenue, net of interest expense                               5,494            5,541            17,301           16,048
                                                               ---------------------------------------------------------------------
Provision for credit losses                                            736              486             1,807            1,421
Restructuring charge                                                     -              880                 -              880
Operating expense                                                    3,902            3,343            11,169            9,675
                                                               ---------------------------------------------------------------------
Total operating expense                                              4,638            4,709            12,976           11,976
                                                               ---------------------------------------------------------------------
Income before taxes                                                    856              832             4,325            4,072
Income taxes                                                           323              311             1,624            1,526
                                                               ---------------------------------------------------------------------
Net income                                                          $  533           $  521           $ 2,701          $ 2,546
------------------------------------------------------------------------------------------------------------------------------------

Citicorp reported net income for the 1998 third quarter of $533 million, down $538 million from $1.1 billion (excluding the $550 million after-tax restructuring charge) in the 1997 third quarter. Generally strong Global Consumer results were reduced by a sharp decline in Global Corporate Banking resulting from after-tax losses of $240 million related to Russia ($384 million pretax) and $97 million from marking to market fixed income inventories, and by lower earnings in the new Investment Activities segment (see page 34). Net income of $521 million in the 1997 third quarter included a $550 million restructuring charge ($880 million pretax).

Net income for the 1998 nine months was $2.7 billion or $5.65 per diluted common share, down $394 million from $3.1 billion (excluding the $550 million after-tax restructuring charge) in the 1997 nine months. Net income of $2.5 billion in the 1997 nine months included the restructuring charge. Return on common equity was 10.1% in the quarter and 17.8% in the nine months, compared with 9.9% and 17.2% for the 1997 periods (21.0% and 21.1% for the 1997 periods excluding the charge), and return on average assets was 0.63% and 1.11% for the 1998 periods, compared with 0.68% and 1.16% for 1997 (1.42% and 1.41% excluding the charge).

Global Consumer income before taxes in the 1998 third quarter was $723 million, up $81 million or 13% from 1997, excluding the $580 million restructuring charge, reflecting strong results in U.S. bankcards and in Japan, partially offset by lower earnings in Asia Pacific and Latin America. For the nine months, income before taxes was $1.9 billion, down $76 million or 4% from 1997, excluding the charge. Global Corporate Banking loss before taxes was $183 million, down


--------------------------------------------------------------------------------
from income of $521 million (excluding a restructuring charge of $281 million) in the 1997 third quarter. The 1998 third quarter included a loss of $384 million attributable to the financial market turmoil in Russia, which affected both revenue and credit costs, as well as a $138 million write-down of fixed income inventories. For the nine months, income before taxes was $913 million, down $727 million or 44% from 1997, excluding the charge. Pretax income in Asia Pacific of $204 million for the quarter was down $103 million or 34% from last year -- Global Consumer businesses were down $36 million or 24% while Global Corporate Banking results were down $67 million or 42%.

Net Interest Revenue (Taxable Equivalent Basis) (1)

                                                       3rd Qtr.        2nd Qtr.         1st Qtr.         4th Qtr.        3rd Qtr.
In Millions of Dollars                                  1998             1998             1998             1997            1997
------------------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                 $   3,117        $   3,009        $   2,856        $   2,871        $   2,888
Effect of credit card securitization activity              951              908              640              596              565
                                                   ---------------------------------------------------------------------------------
Total adjusted (2)                                   $   4,068        $   3,917        $   3,496        $   3,467        $   3,453
------------------------------------------------------------------------------------------------------------------------------------
In Billions of Dollars
Total average interest-earning assets                $   278.7        $   276.0        $   265.2        $   257.0        $   255.7
Effect of credit card securitization activity             39.9             36.8             27.4             26.3             24.8
                                                   ---------------------------------------------------------------------------------
Total adjusted (2)                                   $   318.6        $   312.8        $   292.6        $   283.3        $   280.5
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin (%)
Total                                                     4.44%            4.37%            4.37%            4.43%            4.48%
Effect of credit card securitization activity              .62%             .65%             .48%             .42%             .40%
                                                   ---------------------------------------------------------------------------------
Total adjusted (2)                                        5.06%            5.02%            4.85%            4.85%            4.88%
------------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) See page 21 for discussion of the effect of credit card securitization activity.
--------------------------------------------------------------------------------

Net interest revenue of $3.1 billion in the 1998 third quarter increased 4% and 8% from the 1998 second quarter and 1997 third quarter, respectively. The net interest margin of 4.44% was up from the second quarter, but down slightly from a year ago. Average interest-earning assets of $278.7 billion were up slightly from the prior quarter and up 9% from the 1997 quarter. Net interest revenue and net interest margin for all periods presented were reduced by the effect of credit card securitization activity.

Adjusted for the effect of credit card securitization activity, net interest revenue of $4.1 billion increased 4% from the 1998 second quarter and 18% from the 1997 third quarter. The adjusted net interest margin of 5.06% increased from both the 1998 second quarter and the 1997 third quarter. Adjusted average interest-earning assets of $318.6 billion were up 2% from the second quarter and 14% from the prior year.

The improvement in adjusted net interest revenue from the 1998 second quarter reflected an increase in the level of average interest-earning assets in Global Consumer, including the acquisition of certain assets of Confia, the effect of risk-based pricing strategies in U.S. bankcards, as well as the impact of one more day in the current quarter, partially offset by decreases in Global Relationship Banking. The Global Consumer volume-driven increase in net interest revenue was evenly split between the developed markets, in Europe and in U.S. bankcards, and the emerging markets, in Latin America, including Confia, and Asia Pacific Citibanking.

The improvement in adjusted net interest revenue from the 1997 third quarter reflected the addition of Universal Card Services (UCS) in April 1998, an increase due to risk-based pricing strategies in other U.S. bankcards portfolios, and higher levels of average interest-earning assets in Global Consumer and in Emerging Markets. The volume-driven increase in Global Consumer was primarily from increases in emerging markets, including Confia, especially in Citibanking, and from North America and Japan in Citibanking and the Private Bank. Growth in Emerging Markets was concentrated in Asia Pacific and Latin America, including Confia.


--------------------------------------------------------------------------------

Commissions, Fees and Other Income

Commissions and Fees Revenue

                                                    Three Months Ended                  Nine Months Ended
                                                      September 30,                       September 30,
                                                -----------------------     %        ----------------------       %
In Millions of Dollars                              1998        1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Global Consumer:
Citibanking                                       $  321      $  321          --       $  935      $  910           3
Cards                                                595         486          22        1,679       1,450          16
Private Bank                                         122         130          (6)         372         360           3
                                                -----------------------              ----------------------
Total Global Consumer (1)                          1,038         937          11        2,986       2,720          10
Global Corporate Banking and Other                   533         518           3        1,560       1,474           6
                                                -----------------------              ----------------------
Total adjusted                                     1,571       1,455           8        4,546       4,194           8
Effect of credit card securitization
  activity (1)                                         4          23         (83)          23          77         (70)
                                                -----------------------              ----------------------
Total                                             $1,575      $1,478           7       $4,569      $4,271           7
------------------------------------------------------------------------------------------------------------------------
Supplemental Information:
Global Consumer Businesses in:
     Emerging markets                             $  275      $  316         (13)      $  823      $  905          (9)
     Developed markets                               763         621          23        2,163       1,815          19
                                                -----------------------              ----------------------
Total                                             $1,038      $  937          11       $2,986      $2,720          10
------------------------------------------------------------------------------------------------------------------------

(1) See page 21 for discussion of the effect of credit card securitization activity.
--------------------------------------------------------------------------------

Total commissions and fees revenue of $1.6 billion in the 1998 third quarter and $4.6 billion for the 1998 nine months increased $97 million and $298 million, both up 7% from the comparable 1997 periods. Commissions and fees revenue was increased in all periods by the effect of credit card securitization activity. Adjusted commissions and fees revenue in the third quarter of $1.6 billion and in the nine months of $4.5 billion was up $116 million and $352 million, both up 8% from the comparable 1997 periods.

Global Consumer commissions and fees revenue was up $101 million or 11% in the third quarter and $266 million or 10% in the nine months, principally reflecting the April 1998 acquisition of UCS. Excluding UCS, growth in the quarter was led by a 7% increase in the developed markets, primarily reflecting continued improvements in U.S. bankcards, and was partially offset by a 13% decline in the emerging markets, principally in Asia Pacific in Cards and the Private Bank, reflecting economic conditions in the region including the effect of foreign currency translation. U.S. bankcard fees continued to grow as a result of higher levels of interchange fees, reflecting pricing changes and charge volume growth.

Global Corporate Banking and Other commissions and fees revenue increased $15 million or 3% and $86 million or 6% from the comparable quarter and year-to-date periods. The improvement primarily reflected higher global custody and trust revenue and other transaction banking services revenue, offset by a decline in corporate finance fees in Global Relationship Banking.


--------------------------------------------------------------------------------

Trading-Related Revenue

Trading-related revenue is composed of principal transactions (foreign exchange and trading revenue) and also includes other amounts principally reflected in Net Interest Revenue. The table below presents trading-related revenue by business sector, by trading activity, and by income statement line.

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
By business sector
Global Corporate Banking
     Emerging Markets                             $  184       $  268         (31)      $  714      $  630          13
     Global Relationship Banking                     113          296         (62)         848         896          (5)
                                                -----------------------              ----------------------
Total Global Corporate Banking                       297          564         (47)       1,562       1,526           2
Global Consumer and Other                             95           96          (1)         288         234          23
                                                -----------------------              ----------------------
Total                                             $  392       $  660         (41)      $1,850      $1,760           5
------------------------------------------------------------------------------------------------------------------------

By trading activity
Foreign exchange (1)                              $  386       $  342          13       $1,163      $  837          39
Derivative (2)                                       110          170         (35)         564         506          11
Fixed income (3)                                     (36)          75          NM           51         204         (75)
Other                                                (68)          73          NM           72         213         (66)
                                                -----------------------              ----------------------
Total                                             $  392       $  660         (41)      $1,850      $1,760           5
------------------------------------------------------------------------------------------------------------------------

By income statement line
Principal transactions                            $  315       $  569         (45)      $1,463      $1,472          (1)
Other (4)                                             77           91         (15)         387         288          34
                                                -----------------------              ----------------------
Total                                             $  392       $  660         (41)      $1,850      $1,760           5
------------------------------------------------------------------------------------------------------------------------

(1) Foreign exchange activity includes foreign exchange spot, forward, and option contracts.
(2) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.
(3) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.
(4)   Primarily net interest revenue.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Trading-related revenue declined $268 million in the quarterly comparison but grew $90 million in the nine-month comparison. The decline in the quarterly comparison primarily reflects an $87 million loss attributable to the financial market turmoil in Russia as well as a $138 million writedown of fixed income inventories attributable to the volatility experienced in the global capital markets during the quarter, partially offset by improved foreign exchange results. Growth in the nine-month comparison primarily reflects improved foreign exchange revenue partially offset by the 1998 third quarter losses in Russia and fixed income.

Levels of trading-related revenue may fluctuate in the future as a result of market and asset-specific factors.

Realized Gains from Sales of Investments

Realized gains from sales of investments of $(56) million and $485 million for the 1998 third quarter and nine months, respectively, declined $242 million and increased $67 million from the comparable 1997 periods. The 1998 third quarter reflected a $148 million write-down of impaired Russian available-for-sale securities, and a lower volume of sales due to the turbulent global capital markets during the quarter. The 1998 nine-month period also included $363 million of realized gains related to the sale of Brady bonds. The 1997 third quarter and nine months included realized gains of $80 million and $138 million, respectively, related to the sale of Brady bonds.

Realized gains from sales of investments in the 1998 third quarter reflected gross realized gains of $122 million ($713 million for the nine months) and gross realized losses of $178 million ($228 million for the nine months).

The fair value of securities may fluctuate over time based on general market conditions as well as events and trends affecting specific securities.


--------------------------------------------------------------------------------

Other Income

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Credit card securitization activity               $  374       $  134          NM       $  863      $  417          NM
Venture capital                                      (31)         235          NM          404         501         (19)
Affiliate earnings                                    47           51          (8)         118         222         (47)
Net asset gains                                      142           (6)         NM          371         150          NM
Other items                                           30           18          67           96          54          78
                                                -----------------------              ----------------------
Total                                             $  562       $  432          30       $1,852      $1,344          38
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

The increase in revenue related to credit card securitization activity in the 1998 third quarter and nine months is attributable to the acquisition of UCS during the 1998 second quarter, higher average securitized volumes, and improved net interest margins and net credit loss rates. The effect of credit card securitization activity is discussed in more detail on page 21.

Venture capital revenue in the 1998 third quarter and nine months declined $266 million and $97 million, respectively, from the comparable 1997 periods, primarily attributable to the volatility in the U.S. equity markets during the 1998 third quarter. Investments of venture capital subsidiaries are carried at fair value, and revenue volatility can occur in the future based on general market conditions, as well as events and trends affecting specific venture capital investments.

Affiliate earnings in the 1998 third quarter declined slightly from the year-ago period, and reflected an investment dividend, partially offset by reduced earnings in Credicard, a 33%-owned Brazilian Card affiliate. The decline in revenue from the 1997 nine months is primarily due to a 1997 second quarter investment dividend together with reduced earnings in Credicard, partially offset by a 1998 third quarter investment dividend.

Net asset gains of $142 million in the 1998 third quarter increased $148 million from the year-ago period, primarily reflecting a gain from the sale of a portion of an investment in Latin America, partially offset by an investment writedown of $50 million in Latin America. The 1997 third quarter period included a $23 million investment writedown in Latin America. Revenue in the 1998 nine months also reflected a $132 million gain on the disposition of two real estate-related equity interests obtained in connection with loan restructurings. Revenue in the 1997 nine months included gains of $46 million related to the refinancing agreement concluded with Peru, $32 million from the sale of an investment from the acquisition finance portfolio by Global Relationship Banking, and $23 million related to the disposition of an automated trading business, partially offset by investment writedowns of $72 million in Latin America.

Provision and Credit Loss Reserves

The provision for credit losses of $736 million and $1.8 billion in the 1998 third quarter and nine months increased $250 million and $386 million from the 1997 periods. The increase in the quarter and the nine months reflected higher net write-offs in both Global Corporate Banking and Global Consumer, and lower recoveries in Investment Activities.

Details of net write-offs, additional provision, and the provision for credit losses are included in the table below. For additional information on net write-offs, see "Details of Credit Loss Experience" on page 65 .


--------------------------------------------------------------------------------

Net Write-offs, Additional Provision, and Provision for Credit Losses

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Net write-offs (recoveries)
Global Consumer (1)                               $1,052       $  860          22       $3,028      $2,678          13
Global Corporate Banking                             232           14          NM          327          11          NM
Investment Activities                                 --           (5)         NM          (10)        (64)        (84)
                                                -----------------------              ----------------------
Total adjusted net write-offs                      1,284          869          48        3,345       2,625          27
Effect of credit card securitization
activity                                            (573)        (408)         40       (1,613)     (1,279)         26
                                                -----------------------              ----------------------
Total                                             $  711       $  461          54       $1,732      $1,346          29
------------------------------------------------------------------------------------------------------------------------

Additional provision
Global Consumer                                   $   25       $   25          --       $   75      $   75          --
                                                -----------------------              ----------------------
Total                                             $   25       $   25          --       $   75      $   75          --
------------------------------------------------------------------------------------------------------------------------

Provision for credit losses
Global Consumer                                   $  504       $  477           6       $1,490      $1,474           1
Global Corporate Banking                             232           14          NM          327          11          NM
Investment Activities                                 --           (5)         NM          (10)        (64)        (84)
                                                -----------------------              ----------------------
Total                                             $  736       $  486          51       $1,807      $1,421          27
------------------------------------------------------------------------------------------------------------------------

(1) Adjusted for the effect of credit card securitization activity. See page 21 for discussion.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Global Consumer net write-offs, adjusted for the effect of credit card securitization activity, in the 1998 third quarter and nine months were $1.1 billion and $3.0 billion, up from $860 million and $2.7 billion in the 1997 periods, primarily due to the acquisition of UCS and higher losses in Asia Pacific and Latin America, partially offset by the effect of foreign currency translation. Net write-offs also reflected improvements in U.S. mortgages and other U.S. bankcard portfolios. The Global Consumer provision for credit losses included an additional provision, in excess of net write-offs, of $25 million and $75 million in the 1998 and 1997 third quarters and nine months. Net write-offs and the total provision may increase from the 1998 third quarter as a result of global economic conditions, particularly in Latin America and Asia Pacific, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. See "Consumer Portfolio Review" on page 28 for additional discussion of the consumer portfolio.

Global Corporate Banking net write-offs in the 1998 third quarter and nine months were $232 million and $327 million, compared with net write-offs of $14 million and $11 million in the 1997 third quarter and nine months. The increase in net write-offs in the quarterly and nine-month comparisons primarily reflects write-offs of $149 million attributable to the financial market turmoil in Russia, with the balance concentrated in Indonesia and, in the nine-month comparison, Thailand. Included in net write-offs are losses related to derivative and foreign exchange contracts totaling $130 million and $134 million in the 1998 third quarter and nine months, compared with $20 million in the 1997 third quarter and nine months. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 third quarter level due to global economic developments, sovereign or regulatory actions, and other factors.

Investment Activities recoveries of $10 million and $64 million in the 1998 and 1997 nine months included recoveries of $9 million and $50 million related to the refinancing agreements concluded with the Ivory Coast and Peru, respectively.

All identified losses are immediately written off, and the credit loss reserves described on the following page are available to absorb all probable credit losses inherent in the portfolio. For analytical purposes only, Citicorp attributes its credit loss reserves as detailed in the following table:


--------------------------------------------------------------------------------

Credit Loss Reserves

                                                                                              Sept. 30,     Dec. 31,      Sept. 30,
In Millions of Dollars                                                                          1998          1997          1997
------------------------------------------------------------------------------------------------------------------------------------
Aggregate allowance for credit losses
Global Consumer (1)                                                                            $2,911        $2,487        $2,470
Global Corporate Banking                                                                        3,429         3,429         3,429
                                                                                            ----------------------------------------
Total aggregate allowance for credit losses (2)                                                 6,340         5,916         5,899
Reserves for securitization activities (3)                                                         66            85            89
                                                                                             ---------------------------------------
Total credit loss reserves                                                                     $6,406        $6,001        $5,988
------------------------------------------------------------------------------------------------------------------------------------

Allowance as a percent of total loans
Global Consumer                                                                                  2.60%         2.30%         2.27%
Global Corporate Banking (4)                                                                     3.80%         4.38%         4.60%
Total                                                                                            3.12%         3.16%         3.20%
------------------------------------------------------------------------------------------------------------------------------------

(1) The balance at September 30, 1998 includes $320 million of credit loss reserves related to the acquisition of UCS.
(2) Includes $6.2 billion attributable to loans and loan commitments as a deduction from Loans, $50 million attributable to standby letters of credit and guarantees included in Other liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading account assets at September 30, 1998.
(3)   Attributable to mortgage loans sold with recourse.
(4) Excludes allowance portion attributable to standby letters of credit and guarantees, and derivative and foreign exchange contracts.
--------------------------------------------------------------------------------

Credit loss reserves totaled $6.4 billion as of September 30, 1998, up from $6.0 billion as of both December 31, 1997 and September 30, 1997, primarily reflecting the addition of $320 million of credit loss reserves related to the acquisition of UCS.

Uncertainty related to the global economic and credit environment, particularly in Latin America and Asia Pacific, as well as higher loan volumes, may result in further increases in the aggregate allowance for credit losses.

Operating Expense

Operating expense of $3.9 billion and $11.2 billion in the 1998 third quarter and nine months was up $559 million or 17% and $1.5 billion or 15% from the 1997 periods, excluding the $880 million restructuring charge in the 1997 third quarter. The acquisition of UCS increased expense by $239 million or 7% in the quarter and $466 million or 5% in the nine months. In addition, expense increased $166 million for preparation for the Year 2000 and EMU and the acquisition of certain assets and liabilities of Confia, as well as for advertising and marketing programs, and electronic banking initiatives. Adjusted expense in Global Consumer, excluding UCS, increased $157 million and $433 million, or 8% and 7% for the 1998 third quarter and nine months, reflecting increases of 8% in both periods in the developed markets and 7% and 5% in the emerging markets. Global Corporate Banking adjusted expense increased $157 million and $519 million in the 1998 third quarter and nine months, or 12% and 14% from the year ago periods, reflecting increases of 16% and 17% in Global Relationship Banking and 6% and 9% in Emerging Markets. Foreign currency translation reduced expense growth by approximately 3 percentage points in the quarter and 4 percentage points for the nine months.

Employee expense of $1.8 billion in the 1998 quarter and $5.4 billion in the nine months was up $154 million and $421 million, or 9% from both 1997 periods. The increases primarily reflected salary increases, including incentive compensation, and higher staff levels related to business expansion in the emerging markets. Staff levels of 104,200 at September 30, 1998 increased 11,700 (3,400 from UCS and 6,800 in the emerging markets, which included 4,300 from the acquisition of parts of Confia) or 13% from a year-ago.

Net premises and equipment expense was $550 million in the quarter and $1.6 billion in the nine months, up $54 million or 11% and $112 million or 8% from 1997. Other expense was $1.5 billion and $4.2 billion in the quarter and nine months, up $351 million or 30% and $961 million or 29% from 1997. Costs associated with the Year 2000, EMU, Confia, UCS, growth in business volumes, increases in asset management, and investment spending in the emerging markets contributed to the increases.

In the 1998 third quarter, Citicorp adopted the American Institute of Certified Public Accountants recently issued Statement of Position "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). This Statement of Position provides guidance on the accounting for the costs of computer software that was purchased or developed for internal use. The impact of adopting SOP 98-1 was not material.


--------------------------------------------------------------------------------

Restructuring Charge

During the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. These programs include global operations and technology consolidation and standardization, the reconfiguration of front-end distribution processes, and the outsourcing of various technological functions. The implementation of these restructuring programs is designed to ensure a positive effect on the quality of customer service. Overall, these programs are estimated to achieve pay-back towards the end of 1999. Expense savings generated by these programs are being reinvested in new products, marketing programs, and additional cost and quality initiatives to further increase revenue and reduce costs.

The charge included $487 million for severance benefits associated with approximately 9,000 positions, with the expectation that about 1,500 new positions would be added as part of this program, resulting in a net program reduction of about 7,500 jobs. The charge also included approximately $245 million related to writedowns of equipment and premises and $148 million related to lease termination and other exit costs. Additional program costs that do not qualify for recognition in the charge will be expensed as incurred in the implementation of these programs, but are not expected to be material.

Of the $880 million restructuring charge, approximately $330 million remained in the reserve as of September 30, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997, as well as $300 million of primarily severance and related costs (of which $229 million has been paid in cash and $71 million is legally obligated), together with translation effects. Through September 30, 1998, 3,116 staff positions have been reduced under this program, 1,335 in the 1998 third quarter.

Effect of Credit Card Securitization Activity

During the nine months of 1998, $12.7 billion of U.S. credit card receivables were securitized, which included $5.0 billion securitized from the UCS portfolio. As of September 30, 1998, the total amount of securitized receivables, net of amortization, was $40.4 billion (including $11.3 billion of UCS receivables) compared with $26.0 billion as of September 30, 1997.

The securitization of credit card receivables, which is described in the 1997 Supplemental Financial Statements, does not affect the earnings reported in a period. However, securitization affects the manner in which revenue and the provision for credit losses are classified in the income statement. For securitized receivables, amounts that would otherwise be reported as net interest revenue, as commissions and fees revenue, and as net credit losses on loans are instead reported as commissions and fees revenue (for servicing fees) and as other income (for the remaining cash flows to which Citicorp is entitled, net of credit losses). Because credit losses are a component of these cash flows, Citicorp's revenue over the terms of these transactions may vary depending upon the credit performance of the securitized receivables. However, Citicorp's exposure to credit losses on the securitized receivables is contractually limited to these cash flows. The table below shows the net effect of credit card securitization activity as an increase/(decrease) to the amounts reported in the Supplemental Condensed Consolidated Statement of Income and Average Balance Sheet, and under the captions of Return on Assets, Net Interest Margin, and Consumer Net Credit Loss Ratio. The initial and ongoing effects of adopting Statement of Financial Accounting Standards No. 125 in 1997 did not result in a change in the income recognition policies for credit card securitization activity due to immateriality.


--------------------------------------------------------------------------------

                                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                                --------------------------------------------------------------------
In Millions of Dollars                                               1998              1997             1998              1997
------------------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                               $ (951)           $ (565)         $(2,499)          $(1,773)
Commissions and fees revenue                                            4                23               23                77
Other income                                                          374               134              863               417
Provision for credit losses                                          (573)             (408)          (1,613)           (1,279)
------------------------------------------------------------------------------------------------------------------------------------
Net income impact of securitization                                $   --            $   --          $    --           $    --
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions)                                       $  (40)           $  (25)         $   (35)          $   (25)
Return on assets                                                      .06%              .05%             .11%              .09%
Net interest margin                                                  (.62%)            (.40%)           (.59%)            (.44%)
Consumer net credit loss ratio                                      (1.02%)            (.86%)          (1.04%)            (.92%)
------------------------------------------------------------------------------------------------------------------------------------

The effect of credit card securitization activity on net interest revenue, commissions and fees revenue, other income, and the provision for credit losses has increased in the 1998 third quarter and nine months, compared to the 1997 periods, primarily due to the acquisition of UCS. Additionally, the UCS acquisition increased the effect of credit card securitization activity on the net interest margin by 13 basis points and 8 basis points in the 1998 third quarter and nine months, respectively. The remaining effects of credit card securitization activity increased in 1998 compared to the 1997 periods due to the increased level of securitization.

Earnings by Global Business Area

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Global Consumer                                   $  477       $  452           6       $1,264      $1,384          (9)
Global Corporate Banking                            (127)         417          NM          640       1,271         (50)
                                                -----------------------              ----------------------
Core businesses                                      350          869         (60)       1,904       2,655         (28)
Investment Activities                                 71          259         (73)         788         665          18
Other Items                                          112          (57)         NM            9        (224)         NM
                                                -----------------------              ----------------------
Core income (1)                                      533        1,071         (54)       2,701       3,096         (13)
Restructuring charge                                  --          550          NM           --         550          NM
                                                -----------------------              ----------------------
Total Citicorp                                    $  533       $  521           2       $2,701      $2,546           6
------------------------------------------------------------------------------------------------------------------------
Supplemental information:

Global Consumer:
Citibanking                                       $  178       $  168           6       $  485      $  535          (9)
Cards                                                227          193          18          557         597          (7)
Private Bank                                          72           91         (21)         222         252         (12)
                                                -----------------------              ----------------------
Total                                             $  477       $  452           6       $1,264      $1,384          (9)
------------------------------------------------------------------------------------------------------------------------
Global Consumer businesses in:
Emerging markets                                  $  158       $  218         (28)      $  457      $  697         (34)
Developed markets                                    319          234          36          807         687          17
                                                -----------------------              ----------------------
Total                                             $  477       $  452           6       $1,264      $1,384          (9)
------------------------------------------------------------------------------------------------------------------------
Global Corporate Banking businesses in:
Emerging Markets                                  $  (19)      $  280          NM       $  473      $  839         (44)
Global Relationship Banking                         (108)         137          NM          167         432         (61)
                                                -----------------------              ----------------------
Total                                             $ (127)      $  417          NM       $  640      $1,271         (50)
------------------------------------------------------------------------------------------------------------------------

(1) Core income represents net income adjusted to exclude the restructuring charge of $550 million in the 1997 third quarter.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Margin Analysis

                                                3rd Qtr.    2nd Qtr.  1st Qtr.   4th Qtr.   3rd Qtr.   2nd Qtr.   1st Qtr.
In Millions of Dollars                             1998       1998      1998       1997       1997       1997       1997
----------------------------------------------------------------------------------------------------------------------------
Total revenue, net of interest expense          $ 5,494    $ 6,202    $ 5,605    $ 5,568    $ 5,541    $ 5,311    $ 5,196
Effect of credit card securitization activity       573        579        461        434        408        437        434
Net cost to carry (1)                                 4         11         (1)         4         (5)        (1)        (3)
                                               -----------------------------------------------------------------------------
Adjusted revenue                                  6,071      6,792      6,065      6,006      5,944      5,747      5,627
                                               -----------------------------------------------------------------------------
Total operating expense                           3,902      3,878      3,389      3,403      4,223      3,168      3,164
Net OREO benefits (2)                                13          2         12          9         16         37         10
Restructuring charge                                 --         --         --         --       (880)        --         --
                                               -----------------------------------------------------------------------------
Adjusted operating expense                        3,915      3,880      3,401      3,412      3,359      3,205      3,174
                                               -----------------------------------------------------------------------------
Operating margin                                  2,156      2,912      2,664      2,594      2,585      2,542      2,453
                                               -----------------------------------------------------------------------------
Global Consumer net write-offs                      479        510        426        432        452        488        459
Effect of credit card securitization activity       573        579        461        434        408        437        434
Net cost to carry and net
  OREO (benefits) costs (1) (2)                      (8)        (3)        (1)        --         (4)        (3)         1
                                               -----------------------------------------------------------------------------
Global Consumer credit costs                      1,044      1,086        886        866        856        922        894
                                               -----------------------------------------------------------------------------
Global Corporate Banking
  net write-offs (recoveries)                       232         29         66         29         14          3         (6)
Net cost to carry and net
  OREO (benefits) costs (1) (2)                      (1)        12        (12)        (5)       (17)       (35)       (14)
                                               -----------------------------------------------------------------------------
Global Corporate Banking
  credit costs (benefits)                           231         41         54         24         (3)       (32)       (20)
                                               -----------------------------------------------------------------------------
Investment Activities credit benefits                --         --        (10)        --         (5)        (4)       (55)
                                               -----------------------------------------------------------------------------
Operating margin less credit costs                  881      1,785      1,734      1,704      1,737      1,656      1,634
Additional provision (3)                             25         25         25         25         25         25         25
Restructuring charge                                 --         --         --         --        880         --         --
                                               -----------------------------------------------------------------------------
Income before taxes                                 856      1,760      1,709      1,679        832      1,631      1,609
Income taxes                                        323        660        641        616        311        604        611
                                               -----------------------------------------------------------------------------
Net income                                      $   533    $ 1,100    $ 1,068    $ 1,063    $   521    $ 1,027    $   998
----------------------------------------------------------------------------------------------------------------------------

(1) Includes the net cost to carry cash-basis loans and other real estate owned ("OREO").
(2) Includes gains and losses on sales, direct revenue and expense, and writedowns of OREO.
(3)   Represents amounts in excess of net write-offs. See page 19 for discussion.
--------------------------------------------------------------------------------

Global Consumer

The Global Consumer business meets the financial services needs of consumer customers across the regions of the world.

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense         $4,199       $3,534          19       $11,748     $10,581         11
Adjusted operating expense                         2,407        2,011          20        6,779       5,880          15
                                                -----------------------              ----------------------
Operating margin                                   1,792        1,523          18        4,969       4,701           6
Credit costs (1)                                   1,044          856          22        3,016       2,672          13
                                                -----------------------              ----------------------
Operating margin less credit costs                   748          667          12        1,953       2,029          (4)
Additional provision                                  25           25          --           75          75          --
Restructuring charge                                  --          580          NM           --         580          NM
                                                -----------------------              ----------------------
Income before taxes                                  723           62          NM        1,878       1,374          37
Income taxes (benefit)                               246          (39)         NM          614         341          80
                                                -----------------------              ----------------------
Net income                                        $  477       $  101          NM       $1,264      $1,033          22
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $  144       $  134           7       $  139      $  132           5
Return on assets (%)                                1.31         0.30          --         1.22        1.05          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $  477       $  452           6       $1,264      $1,384          (9)
Return on assets (%)                                1.31         1.34          --         1.22        1.40          --
------------------------------------------------------------------------------------------------------------------------

(1) Includes the effect of credit card securitization activity and the effect related to credit card receivables held for sale.
NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

On August 5, 1998, Citicorp completed the previously announced acquisition of certain assets and liabilities of Confia, a consumer and corporate bank in Mexico. The acquisition added approximately $4.7 billion in assets.


--------------------------------------------------------------------------------

Global Consumer income before taxes was $723 million and $1.9 billion in the 1998 third quarter and nine months, compared with $642 million and $2.0 billion in 1997 (excluding the 1997 third quarter $580 million restructuring charge) reflecting strong results in U.S. bankcards and in Japan, offset by lower earnings in Asia Pacific and Latin America. Income before taxes also reflected increases in the U.S. and Europe Citibanking businesses, and higher spending on technology initiatives primarily related to electronic banking. In the quarter and nine months, UCS' pretax loss of approximately $51 million ($32 million after-tax) and $119 million ($77 million after-tax) reflected $107 million and $214 million of acquisition premium costs (including funding costs associated with the acquisition purchase premium). Core business income was $477 million and $1.3 billion in the 1998 third quarter and nine months, compared with $452 million and $1.4 billion for 1997. Return on assets was 1.31% and 1.22% in the 1998 third quarter and nine months, compared to 1.34% and 1.40% a year ago.

Worldwide Citibanking accounts totaled 23 million as of September 30, 1998, up 15% from a year ago, reflecting growth across all regions. Card accounts worldwide totaled 50 million as of September 30, 1998, up from 36 million a year ago, principally reflecting the acquisition of UCS. U.S. bankcard accounts, excluding UCS, declined 1% from a year ago, while Cards in the emerging markets grew 12%, primarily in Latin America.

Adjusted revenue of $4.2 billion in the quarter and $11.7 billion in the nine months was up $665 million and $1.2 billion from 1997. Revenue growth was led by U.S bankcards, up 46% and 27%, including UCS, and reflected increases in the Citibanking businesses in North America, Europe, and Japan. Revenue in Latin America was up in both periods, while revenue in Asia Pacific declined due to economic conditions in the region. The acquisition of UCS contributed approximately 10 percentage points and 7 percentage points to Global Consumer revenue growth in the 1998 third quarter and nine months. Net interest revenue increased 21% in the quarter and 11% in the nine months, while commissions and fees revenue was up 11% and 10%, principally in U.S. bankcards, including UCS. Foreign currency translation reduced revenue growth by approximately 4 percentage points in both the 1998 third quarter and nine months.

Adjusted operating expense increased $396 million and $899 million in the quarter and nine months from the 1997 periods. The additions of UCS (including the amortization of the acquisition premium) and certain assets and liabilities of Confia, higher advertising and marketing, and spending on technology initiatives, primarily related to electronic banking, represented approximately $315 million and $646 million of the expense increase from the 1997 third quarter and nine months. Foreign currency translation reduced expense growth by approximately 4 percentage points and 5 percentage points in 1998 third quarter and nine months.

Credit costs in the quarter were $1.0 billion, compared with $1.1 billion in the 1998 second quarter and $856 million a year ago, reflecting ratios of net credit losses to average managed loans of 2.69%, 2.88%, and 2.50% in the respective quarters. The increase in credit costs and the related ratio from a year ago primarily reflects the acquisition of UCS.

The Global Consumer business continued to build the allowance for credit losses with charges of $25 million in excess of net write-offs in both the 1998 and 1997 third quarters, and $75 million in both nine month periods.

Net credit losses and the related loss ratios may increase from the 1998 third quarter as a result of global economic conditions, particularly in Latin America and Asia Pacific, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. See "Consumer Portfolio Review" on page 28 and "Provision and Credit Loss Reserves" on page 18 for additional discussion of the consumer portfolio.

With income taxes attributed to core businesses on the basis of local tax rates, effective tax rates were 34% and 33% in the 1998 third quarter and nine months, up from 30% and 29% (excluding the effect of the restructuring charge) in the year-ago periods, reflecting changes in the geographic mix and nature of earnings. The difference between the local tax rates attributed to core businesses and Citicorp's overall effective tax rate is included in Other Items.


--------------------------------------------------------------------------------

Global Consumer Businesses in Emerging Markets

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense         $  982       $  970           1       $2,781      $2,905          (4)
Adjusted operating expense                           638          598           7        1,818       1,728           5
                                                -----------------------              ----------------------
Operating margin                                     344          372          (8)         963       1,177         (18)
Credit costs                                         139           91          53          373         280          33
                                                -----------------------              ----------------------
Operating margin less credit costs                   205          281         (27)         590         897         (34)
Additional provision                                  11           15         (27)          33          26          27
Restructuring charge                                  --          131          NM           --         131          NM
                                                -----------------------              ----------------------
Income before taxes                                  194          135          44          557         740         (25)
Income taxes (benefits)                               36           (1)         NM          100         125         (20)
                                                -----------------------              ----------------------
Net income                                        $  158       $  136          16       $  457      $  615         (26)
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $   45       $   43           5       $   43      $   42           2
Return on assets (%)                                1.39         1.25          --         1.43        1.96          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $  158       $  218      $  (28)      $  457      $  697      $  (34)
Return on assets (%)                                1.39         2.01          --         1.43        2.22          --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Income before taxes in the emerging markets was $194 million and $557 million in the 1998 third quarter and nine months, down $72 million and $314 million from 1997 (excluding the $131 million 1997 third quarter restructuring charge), reflecting economic conditions, including weakened currencies, which reduced income before taxes in Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) by approximately $36 million and $179 million, respectively. Earnings in Latin America benefited from the addition of certain assets and liabilities of Confia, that was more than offset by higher credit costs and a decline in Credicard earnings, a 33% owned Brazilian Card affiliate. Additionally, economic conditions in India and Pakistan contributed to the lower earnings in the emerging markets. Core business income for the 1998 third quarter and nine months was $158 million and $457 million, compared with $218 million and $697 million in 1997. Cards represented 20% and 27% of emerging markets core business income in the 1998 third quarter and nine months, compared with 33% and 37% in the 1997 periods.

Revenue in Latin America was up 14% and 4% in the 1998 third quarter and nine months, reflecting the acquisition of certain assets and liabilities of Confia and account and business volume growth, partially offset by lower earnings in Credicard and reduced spreads in certain countries. Asia Pacific revenue declined 10% and 13% in the quarter and nine months, reflecting the effect of foreign currency translation, and spread compression in certain countries, offset by account and business volume growth resulting from the "flight to quality" in the region. Foreign currency translation reduced revenue growth by approximately 13 percentage points in the 1998 third quarter and nine months.

Adjusted operating expense grew 7% and 5% in the 1998 third quarter and nine months, reflecting the addition of certain assets and liabilities of Confia and continued spending in new markets, as well as account and business volume growth, partially offset by the effect of foreign currency translation. Foreign currency translation reduced expense growth by approximately 13 percentage points in both the 1998 third quarter and nine months.

Credit costs were $139 million in the quarter, up $6 million from the 1998 second quarter and $48 million from the 1997 third quarter, reflecting economic conditions in Latin America and Asia Pacific. The net credit loss ratio in Asia Pacific was 1.10%, down from 1.16% in the 1998 second quarter and up from 0.63% a year ago. The net credit loss ratio in Latin America was 2.82%, up from 2.51% in the 1998 second quarter and 2.09% a year ago. Emerging markets managed loans delinquent 90 days or more were $748 million or 2.20% at quarter-end, compared with $647 million or 1.95% at June 30, 1998 and $453 million or 1.31% a year ago. Foreign currency translation reduced reported net credit losses by approximately $22 million and $83 million in the 1998 third quarter and nine months.

The emerging markets businesses continued to build the allowance for credit losses with charges in excess of net write-offs of $11 million and $33 million in the 1998 third quarter and nine months.


--------------------------------------------------------------------------------

Global Consumer Businesses in Developed Markets

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense         $3,217       $2,564          25       $8,967      $7,676          17
Adjusted operating expense                         1,769        1,413          25        4,961       4,152          19
                                                -----------------------              ----------------------
Operating margin                                   1,448        1,151          26        4,006       3,524          14
Credit costs                                         905          765          18        2,643       2,392          10
                                                -----------------------              ----------------------
Operating margin less credit costs                   543          386          41        1,363       1,132          20
Additional provision                                  14           10          40           42          49         (14)
Restructuring charge                                  --          449          NM           --         449          NM
                                                -----------------------              ----------------------
Income  before taxes                                 529          (73)         NM        1,321         634          NM
Income taxes (benefit)                               210          (38)         NM          514         216          NM
                                                -----------------------              ----------------------
Net income                                        $  319       $  (35)         NM       $  807      $  418          93
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $   99       $   91           9       $   96      $   90           7
Return on assets (%)                                1.28           --          --         1.13        0.62          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $  319       $  234          36       $  807      $  687          17
Return on assets (%)                                1.28         1.02          --         1.13        1.02          --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Income before taxes in the developed markets was $529 million and $1.3 billion in the 1998 third quarter and nine months, up $153 million or 41% and $238 million or 22% from the 1997 periods (excluding the $449 million restructuring charge in the 1997 third quarter), despite $107 million and $214 million of UCS acquisition premium costs. The growth in income before taxes reflected strong performance in U.S. bankcards and in Japan, and increases in the U.S. and Europe Citibanking businesses, partially offset by higher spending on technology initiatives primarily related to electronic banking. Core business income for the 1998 third quarter and nine months was $319 million and $807 million, compared to $234 million and $687 million in 1997.

Adjusted revenue of $3.2 billion and $9.0 billion in the 1998 third quarter and nine months was up 25% and 17% from 1997, reflecting improvements in U.S. bankcards, including the acquisition of UCS in the 1998 second quarter, and increases in Citibanking and the Private Bank. Excluding UCS, U.S. bankcards revenue was up 16% and 8% in the quarter and nine months, benefiting from risk-based pricing strategies and higher interchange fee revenue, and in the nine months, offset by reduced spreads. Interchange fee revenue reflected pricing changes, and charge volume increases due to UCS and 8% and 7% overall growth, in the quarter and nine months, in other U.S. bankcard portfolios.

Adjusted operating expense increased $356 million and $809 million in the quarter and nine months, reflecting UCS (including the amortization of the acquisition premium), increased advertising and marketing, spending on technology initiatives primarily related to electronic banking, and an increased sales force and higher product development costs in the Private Bank, together with business volume growth.

Credit costs in the developed markets were down $48 million from the 1998 second quarter, reflecting improvements in U.S bankcards. Credit costs in U.S. bankcards were $795 million or 5.23% of average managed loans for the quarter, compared to $842 million or 5.73% in the 1998 second quarter, and $639 million or 5.58% a year ago. Excluding UCS, the 12-month-lagged loss ratio was 5.49% in the quarter, compared with 5.98% in the 1998 second quarter and 5.93% a year ago. U.S. bankcards managed loans delinquent 90 days or more were $924 million or 1.51% at quarter-end, compared with $942 million or 1.58% for the prior quarter and $806 million or 1.76% a year ago.

The developed markets businesses continued to build the allowance for credit losses with charges in excess of net write-offs of $14 million and $42 million in the 1998 third quarter and nine months.


--------------------------------------------------------------------------------

Citibanking

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Revenue, net of interest expense                  $1,680       $1,532          10       $4,803      $4,536           6
Operating expense                                  1,260        1,148          10        3,647       3,318          10
                                                -----------------------              ----------------------
Operating margin                                     420          384           9        1,156       1,218          (5)
Credit costs                                         144          135           7          425         428          (1)
                                                -----------------------              ----------------------
Operating margin less credit costs                   276          249          11          731         790          (7)
Additional provision                                  (1)          --          NM           (7)         --          NM
Restructuring charge                                  --          457          NM           --         457          NM
                                                -----------------------              ----------------------
Income (loss) before taxes                           277         (208)         NM          738         333          NM
Income taxes (benefit)                                99         (101)         NM          253          73          NM
                                                -----------------------              ----------------------
Net income (loss)                                 $  178       $ (107)         NM       $  485      $  260          87
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $   92       $   85           8       $   89      $   84           6
Return on assets (%)                                0.77           --          --         0.73        0.41          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $  178       $  168           6       $  485      $  535          (9)
Return on assets (%)                                0.77         0.78          --         0.73        0.85          --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Cards

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense         $2,225       $1,707          30       $6,064      $5,200          17
Adjusted operating expense                           942          673          40        2,529       2,024          25
                                                -----------------------              ----------------------
Operating margin                                   1,283        1,034          24        3,535       3,176          11
Credit costs                                         907          729          24        2,609       2,254          16
                                                -----------------------              ----------------------
Operating margin less credit costs                   376          305          23          926         922          --
Additional provision                                  26           25           4           82          75           9
Restructuring charge                                  --           95          NM           --          95          NM
                                                -----------------------              ----------------------
Income before taxes                                  350          185          89          844         752          12
Income taxes                                         123           50          NM          287         213          35
                                                -----------------------              ----------------------
Net income                                        $  227       $  135          68       $  557      $  539           3
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $   35       $   32           9       $   33      $   31           6
Return on assets (%)                                2.57         1.67          --         2.26        2.32          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $  227       $  193          18       $  557      $  597          (7)
Return on assets (%)                                2.57         2.39          --         2.26        2.57          --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Private Bank

                                                   Three Months Ended                     Nine Months Ended
                                                     September 30,                          September 30,
                                                -----------------------      %        ----------------------       %
In Millions of Dollars                              1998         1997      Change         1998        1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense         $  294       $  295          --       $  881      $  845           4
Adjusted operating expense                           205          190           8          603         538          12
                                                -----------------------              ----------------------
Operating margin                                      89          105         (15)         278         307          (9)
Credit benefits                                       (7)          (8)        (13)         (18)        (10)         80
                                                -----------------------              ----------------------
Operating margin less credit benefits                 96          113         (15)         296         317          (7)
Restructuring charge                                  --           28          NM           --          28          NM
                                                -----------------------              ----------------------
Income before taxes                                   96           85          13          296         289           2
Income taxes                                          24           12          NM           74          55          35
                                                -----------------------              ----------------------
Net income                                        $   72       $   73          (1)      $  222      $  234          (5)
------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)           $   17       $   17          --       $   17      $   17          --
Return on assets (%)                                1.68         1.70          --         1.75        1.84          --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                              $   72       $   91         (21)      $  222      $  252         (12)
Return on assets (%)                                1.68         2.12          --         1.75        1.98          --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Consumer Portfolio Review

In the consumer portfolio, credit loss experience is often expressed in terms of annualized net credit losses as a percentage of average loans. Pricing and credit policies reflect the loss experience of each particular product. Consumer loans are generally written off no later than a predetermined number of days past due on a contractual basis, or earlier in the event of bankruptcy. The number of days is set at an appropriate level according to loan product and country.


--------------------------------------------------------------------------------

The table below summarizes delinquency and net credit loss experience in both the managed and on-balance sheet loan portfolio in terms of loans 90 days or more past due, net credit losses, and as a percentage of related loans.

Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios

                                          Total                                         Average
                                          Loans       90 Days or More Past Due (1)       Loans          Net Credit Losses (1)
                                       ---------------------------------------------------------------------------------------------
(In Millions of Dollars,               Sept. 30,   Sept. 30,    June 30,   Sept. 30,    3rd Qtr.    3rd Qtr.    2nd Qtr.   3rd Qtr.
except loan amounts in billions)         1998        1998        1998        1997         1998        1998        1998       1997
------------------------------------------------------------------------------------------------------------------------------------
Citibanking                           $   70.1     $ 2,119     $ 1,995     $ 2,082     $   69.0     $   144     $   144    $   135
Ratio                                                 3.02%       2.93%       3.07%                    0.83%       0.85%      0.80%
Cards
U.S. Bankcards (2)                        61.2         924         942         806         60.3         795         842        639
Ratio                                                 1.51%       1.58%       1.76%                    5.23%       5.73%      5.58%
Other (3)                                 10.0         230         220         182          9.5         112         103         90
Ratio                                                 2.31%       2.30%       1.98%                    4.66%       4.42%      3.92%
Private Bank                              16.4         195         197         146         16.3           1          --         (4)
Ratio                                                 1.19%       1.23%       0.94%                    0.02%         NM         NM

Total Managed                            157.7       3,468       3,354       3,216        155.1       1,052       1,089        860
Ratio                                                 2.20%       2.19%       2.32%                    2.69%       2.88%      2.50%
------------------------------------------------------------------------------------------------------------------------------------
Securitization Activity (4)
Securitized credit card receivables      (40.4)       (611)       (601)       (452)       (39.9)       (539)       (542)      (378)
Loans held for sale                       (5.2)        (38)        (40)        (34)        (5.2)        (34)        (37)       (30)
------------------------------------------------------------------------------------------------------------------------------------
Total Loans                           $  112.1     $ 2,819     $ 2,713     $ 2,730     $  110.0     $   479     $   510    $   452
Ratio                                                 2.51%       2.53%       2.51%                    1.72%       1.86%      1.67%
------------------------------------------------------------------------------------------------------------------------------------

Managed portfolio in
Developed markets                     $  123.7     $ 2,720     $ 2,707     $ 2,763     $  121.6     $   913     $   956    $   769
Ratio                                                 2.20%       2.25%       2.66%                    2.97%       3.24%      2.98%
Emerging markets                          34.0         748         647         453         33.5         139         133         91
Ratio                                                 2.20%       1.95%       1.31%                    1.65%       1.61%      1.06%
------------------------------------------------------------------------------------------------------------------------------------

Emerging markets portfolio (5)
Asia Pacific                          $   22.6     $   448     $   374     $   253     $   22.2     $    60     $    63    $    38
Ratio                                                 1.99%       1.70%       1.04%                    1.10%       1.16%      0.63%
Latin America                              9.9         254         227         162          9.9          70          61         45
Ratio                                                 2.56%       2.28%       1.83%                    2.82%       2.51%      2.09%
CEEMEA (6)                                 1.5          46          46          38          1.4           9           9          8
Ratio                                                 3.13%       3.40%       2.67%                    2.71%       2.86%      2.13%
------------------------------------------------------------------------------------------------------------------------------------

(1) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(2) The U.S. bankcards managed ratios of 90 days or more past due and net credit losses were reduced by 11 basis points and 23 basis points, respectively, in the current quarter, and by 12 basis points and 24 basis points in the preceding quarter, due to the addition of the UCS portfolio.
(3) Includes bankcards outside of the U.S., worldwide Diners Club, and private label cards.
(4) See page 21 for a description of the effect of credit card securitization activity.
(5)   Includes Private Bank and excludes Japan.
(6)   Central and Eastern Europe, Middle East, and Africa.
NM    Not meaningful.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Consumer Loan Balances, Net of Unearned Income

                                                              End of Period                                     Average
                                                   ---------------------------------------------------------------------------------
                                                     Sept. 30,    June 30,   Sept. 30,               3rd Qtr.    2nd Qtr.   3rd Qtr.
In Billions of Dollars                                 1998        1998       1997                    1998        1998       1997
------------------------------------------------------------------------------------------------------------------------------------
Managed                                               $157.7      $153.4     $138.6                  $155.1      $151.8     $136.5
Securitized credit card receivables                    (40.4)      (41.3)     (26.0)                  (39.9)      (36.8)     (24.8)
Loans held for sale                                     (5.2)       (4.7)      (4.0)                   (5.2)       (4.6)      (4.1)
                                                   -----------------------------------             ---------------------------------
Loan portfolio                                        $112.1      $107.4     $108.6                  $110.0      $110.4     $107.6
------------------------------------------------------------------------------------------------------------------------------------

Total delinquencies 90 days or more past due in the managed portfolio were $3.5 billion with a related delinquency ratio of 2.20% ($3.3 billion or 2.31% excluding UCS) at September 30, 1998, compared with $3.4 billion or 2.19% ($3.2 billion or 2.29% excluding UCS) at June 30, 1998 and $3.2 billion or 2.32% a year ago. Total managed net credit losses in the 1998 third quarter were $1.1 billion and the related loss ratio was 2.69% ($886 million and 2.50% excluding
UCS) compared with $1.1 billion and 2.88% ($913 million and 2.66% excluding UCS) in the 1998 second quarter and $860 million and 2.50% in the 1997 third quarter.

In Citibanking, managed loans delinquent 90 days or more were $2.1 billion with a related ratio of 3.02% at September 30, 1998, compared with $2.0 billion or 2.93% at June 30, 1998 and $2.1 billion or 3.07% a year ago. The change in delinquencies from both June 30, 1998 and September 30, 1997 reflects increases in Asia Pacific and Latin America and improvements in the U.S. mortgage portfolio, as well as the effect of foreign currency translation. Net credit losses in the 1998 third quarter were $144 million and the related loss ratio was 0.83%, compared with $144 million and 0.85% in the 1998 second quarter and $135 million and 0.80% in the 1997 third quarter. The increase in net credit losses from a year ago reflects higher losses in Latin America and Asia Pacific, offset by lower losses in U.S. mortgages and Germany, and the effect of foreign currency translation.

U.S. bankcards managed loans delinquent 90 days or more were $924 million or 1.51% at quarter-end, compared with $942 million or 1.58% at June 30, 1998 and $806 million or 1.76% a year ago. Net credit losses were $795 million and the related loss ratio was 5.23% in the quarter, compared with $842 million and 5.73% in the 1998 second quarter and $639 million and 5.58% a year ago. Excluding UCS, the 12-month-lagged loss ratio was 5.49% in the quarter, compared with 5.98% in the 1998 second quarter and 5.93% a year ago. The percent of gross write-offs from bankruptcies in the quarter was 42.7% compared with 41.1% in the prior quarter and 39.8% in the 1997 third quarter.

The other Cards businesses include bankcards outside the United States, worldwide Diners Club, and private label cards. Loans delinquent 90 days or more of $230 million at September 30, 1998 were up from $220 million at June 30, 1998 and $182 million at September 30, 1997. Net credit losses in the 1998 third quarter of $112 million increased from $103 million in the prior quarter and $90 million a year ago. The increase in both delinquencies and net credit losses primarily reflects higher amounts in Asia Pacific and Latin America. As compared to a year ago, delinquencies and net credit losses were reduced by the effect of foreign currency translation.

Private Bank loans delinquent 90 days or more were $195 million or 1.19% of loans at September 30, 1998, compared with $197 million or 1.23% at June 30, 1998 and $146 million or 0.94% a year ago. The increase from a year ago primarily reflects an increase in nonaccrual loans in Asia Pacific, partially offset by improvements in North America.

Total consumer loans on the balance sheet delinquent 90 days or more on which interest continued to be accrued were $1.0 billion as of September 30, 1998, compared with $983 million as of both June 30, 1998 and September 30, 1997. Included in these amounts are U.S. government-guaranteed student loans of $284 million, $247 million, and $250 million, respectively. Other consumer loans delinquent 90 days or more on which interest continued to be accrued (which primarily include worldwide bankcard receivables and certain portfolios in Germany) were $741 million, $736 million, and $733 million, respectively. The majority of these other loans are written off upon reaching a stipulated number of days past due. See the table entitled "Cash-Basis, Renegotiated, and Past Due Loans" on page 63.

Citicorp's policy for suspending the accrual of interest on consumer loans varies depending on the terms, security, and credit loss experience characteristics of each product, as well as write-off criteria in place. As of September 30, 1998, interest accrual had been suspended on $1.9 billion of consumer loans, primarily consisting of Citibanking loans,


--------------------------------------------------------------------------------
unchanged from both the prior quarter and a year ago, reflecting improvements in U.S. mortgages offset by increases in Asia Pacific and Latin America. U.S. mortgages on which the accrual of interest had been suspended were $377 million at September 30, 1998, down from $424 million at June 30, 1998 and $542 million at September 30, 1997, reflecting continued improvement in the credit quality of the portfolio.

The portion of Citicorp's aggregate allowance for credit losses attributed to the consumer portfolio was $2.9 billion as of September 30, 1998 and June 30, 1998, up from $2.5 billion a year ago, reflecting the addition of $320 million of credit loss reserves related to the acquisition of UCS in the 1998 second quarter. The aggregate allowance for credit losses reflected an additional provision of $25 million in excess of net write-offs per quarter for each period presented. The allowance as a percentage of loans on the balance sheet was 2.60% as of September 30, 1998, compared with 2.66% at June 30, 1998 and 2.27% a year ago. See "Provision and Credit Loss Reserves" on page 18 for further discussion.

Net credit losses and the related loss ratios may increase from the 1998 third quarter as a result of global economic conditions, particularly in Latin America and Asia Pacific, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. Additionally, delinquencies and loans on which the accrual of interest is suspended could remain at relatively high levels.

Global Corporate Banking

Global Corporate Banking serves corporations, financial institutions, governments, investors, and other participants in capital markets throughout the world.

                                                 Three Months Ended                    Nine Months Ended
                                                    September 30,                        September 30,
                                              --------------------------     %    ----------------------------    %
In Millions of Dollars                             1998        1997       Change       1998          1997      Change
------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense        $1,472      $1,785        (18)      $5,377        $5,204         3
Adjusted operating expense                        1,424       1,267         12        4,138         3,619        14
                                              --------------------------          ----------------------------
Operating margin                                     48         518        (91)       1,239         1,585       (22)
Credit costs (benefits)                             231          (3)        NM          326           (55)       NM
                                              --------------------------          ----------------------------
Operating margin less credit costs
(benefits)                                         (183)        521         NM          913         1,640       (44)
Restructuring charge                                  -         281         NM           --           281        NM
                                              --------------------------          ----------------------------
Income (loss) before taxes                         (183)        240         NM          913         1,359       (33)
Income taxes (benefit)                              (56)         (9)       (84)         273           256         7
                                              --------------------------          ----------------------------
Net income (loss)                                $ (127)     $  249         NM       $  640        $1,103       (42)
------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)            $173      $  151         15         $169          $145        17
Return on assets (%)                                -          0.65         --         0.51          1.02        --
------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                             $ (127)     $  417         NM       $  640        $1,271       (50)
Return on assets (%)                                -          1.10         --         0.51          1.17        --
------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Global Corporate Banking reported declines in core business income of $544 million and $631 million in the 1998 third quarter and nine-month comparisons. Excluding a 1997 third quarter restructuring charge of $281 million, income before taxes in the quarterly and nine-month comparisons declined $704 million and $727 million, respectively. The 1998 third quarter and nine months included a pretax loss of $384 million attributable to the financial market turmoil in Russia, which affected revenue and credit costs, as well as a pretax $138 million writedown of fixed income inventories. The effective income tax rates rose to 31% and 30% in the 1998 third quarter and nine months from 20% and 23% in the respective 1997 periods due to changes in the nature and geographic mix of pretax earnings.

Adjusted revenue declined $313 million or 18% (13% excluding the effect of foreign currency translation) in the quarterly comparison but grew $173 million or 3% (9% excluding the effect of foreign currency translation) in the nine-month comparison. The decline in the quarterly comparison reflects lower results in both the Emerging Markets business and Global Relationship Banking primarily attributable to the volatility experienced in the global capital markets during the quarter, while the improvement in the nine-month comparison reflects moderate growth in Global Relationship Banking. Adjusted operating expense increased $157 million or 12% and $519 million or 14% (15% and 18% excluding the effect of foreign currency translation) in the quarterly and nine-month comparisons. Credit costs rose $234 million and $381


--------------------------------------------------------------------------------
million in the quarterly and nine-month comparisons primarily due to higher write-offs in Russia and Indonesia and, in the nine-month comparison, Thailand.

Cash-basis loans of $1.3 billion declined $13 million from the 1998 second quarter, but increased $312 million from the 1997 third quarter. Cash-basis loans in Global Relationship Banking of $286 million declined $14 million from the 1998 second quarter and declined $150 million from the year-ago quarter, primarily in the real estate portfolio. Cash-basis loans in the Emerging Markets business of $982 million were essentially unchanged from the 1998 second quarter, but grew $462 million from a year ago. The increase from the year-ago quarter is primarily due to the economic turmoil affecting Indonesia and Thailand. At September 30, 1998 and June 30, 1998, the Emerging Markets business cash-basis loans included $44 million of balance sheet credit exposures related to foreign currency derivative contracts for which the recognition of revaluation gains has been suspended. The amounts included a year ago were not material. Commercial OREO of $345 million was essentially unchanged from the 1998 second quarter and improved $134 million from the year-ago quarter, primarily in the real estate portfolio. See the tables entitled "Cash Basis, Renegotiated and Past Due Loans" and "Other Real Estate Owned (OREO) and Assets Pending Disposition" on page 63.

Exposure to hedge funds under foreign exchange and derivatives contracts totaled $45 million at September 30, 1998 and was fully collateralized by cash and U.S. Treasury securities. Other outstandings and commitments to hedge funds totaled $162 million, of which $129 million was secured and $33 million was unsecured. There was no equity investment in hedge funds. The value of foreign exchange and derivatives contracts, and the value of collateral, will fluctuate with market conditions.

Levels of trading-related revenue, realized gains from sales of investments, and net asset gains in Global Corporate Banking may fluctuate in the future as a result of market and asset-specific factors. See pages 18 and 19 for discussions of trading-related revenue, realized gains from sales of investments, and net asset gains that supplement the comments in the Emerging Markets and Global Relationship Banking sections that follow. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 third quarter level due to global economic developments, sovereign or regulatory actions, and other factors. See "Provision and Credit Loss Reserves" on page 18 for additional discussion of the Global Corporate Banking portfolio.

Emerging Markets

                                                 Three Months Ended                       Nine Months Ended
                                                    September 30,                            September 30,
                                            ------------------------------     %    ----------------------------     %
In Millions of Dollars                           1998           1997        Change       1998          1997       Change
---------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense        $713           $883         (19)      $2,536        $2,511          1
Adjusted operating expense                        531            499           6        1,549         1,415          9
                                            ------------------------------          ----------------------------
Operating margin                                  182            384         (53)         987         1,096        (10)
Credit costs                                      212             35          NM          378            82         NM
                                            ------------------------------          ----------------------------
Operating margin less credit costs                (30)           349          NM          609         1,014        (40)
Restructuring charge                                -             54          NM           --            54         NM
                                            ------------------------------          ----------------------------
Income (loss) before taxes                        (30)           295          NM          609           960        (37)
Income taxes (benefits)                           (11)            47          NM          136           153        (11)
                                            ------------------------------          ----------------------------
Net income (loss)                               ($ 19)          $248          NM       $  473        $  807        (41)
---------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)           $81           $ 68          19          $79           $64         23
Return on assets (%)                              -             1.45          --         0.80          1.69         --
---------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                             $(19)          $280          NM         $473        $  839       $(44)
Return on assets (%)                              -             1.63          --         0.80          1.75         --
---------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

The Emerging Markets business reported declines in core business income of $299 million and $366 million in the 1998 third quarter and nine-month comparisons. Excluding a 1997 third quarter restructuring charge of $54 million, income before taxes in the quarterly and nine-month comparisons declined $379 million and $405 million, respectively. The 1998 third quarter and nine months included a pretax loss of $301 million attributable to the financial market turmoil in Russia, which affected revenue and credit costs as discussed below. The effective income tax rates rose to 37% and 22%


--------------------------------------------------------------------------------
in the 1998 third quarter and nine months from 20% and 17% in the respective 1997 periods due to changes in the nature and geographic mix of pretax earnings.

Adjusted revenue declined $170 million or 19% (10% excluding the effect of foreign currency translation) in the quarterly comparison, but grew $25 million or 1% (11% excluding the effect of foreign currency translation) in the nine-month comparison. The decline in the quarterly comparison reflected an $84 million decline in trading-related revenue attributable to the volatility experienced in the global capital markets during the quarter (including $57 million attributable to Russia), a $148 million writedown of impaired Russian available-for-sale securities, and lower corporate finance revenue, partially offset by double-digit growth in transaction banking services and loan product revenue. The improvement in the nine-month comparison is attributable to an $84 million improvement in trading-related revenue and double-digit growth in transaction banking services revenue, partially offset by lower corporate finance revenue. See page 18 for an analysis of trends in the components of trading-related revenue.

Adjusted revenue in Asia Pacific (comprising 13 countries and territories excluding Japan and the Indian subcontinent, but including Australia and New Zealand) declined 2% in the quarterly comparison but grew 12% in the nine-month comparison. The decline in the quarterly comparison is attributable primarily to lower trading-related revenue, partially offset by improved treasury results. The improvement in the nine-month comparison resulted from higher trading-related revenue, improved treasury results, and moderate growth in transaction banking services. Revenue attributed to the Embedded Bank and Emerging Local Corporate strategies (Citicorp's plans to gain market share in selected emerging market countries), together with new franchises, accounted for 9% and 7% of the Emerging Markets business revenue in the 1998 third quarter and nine months, and was up 59% and 62% in the quarterly and nine-month comparisons. About 37% and 30% of the revenue in the Emerging Markets business in the 1998 third quarter and nine months was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown 6% and 12% in the quarterly and nine-month comparisons.

Adjusted operating expense increased $32 million or 6% (13% excluding the effect of foreign currency translation) and $134 million or 9% (16% excluding the effect of foreign currency translation) in the quarterly and nine-month comparisons. The growth in both comparisons reflected investment spending to build the franchise, including costs associated with Citicorp's Embedded Bank and Emerging Local Corporate strategies, and volume-related expense growth.

Credit costs rose $177 million and $296 million in the quarterly and nine-month comparisons. The increases in both comparisons reflected $96 million attributable to the financial market turmoil in Russia, with the balance concentrated in Indonesia and, in the nine-month comparison, Thailand.

Average assets in the 1998 third quarter and nine months grew $13 billion or 19% and $15 billion or 23% reflecting growth across all geographic segments, and was concentrated in the loan portfolio and treasury initiatives, together with trade finance products.

Global Relationship Banking

                                                  Three Months Ended                         Nine Months Ended
                                                    September 30,                              September 30,
                                            ------------------------------     %     -----------------------------     %
In Millions of Dollars                           1998           1997        Change        1998           1997       Change
------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense        $759           $902         (16)       $2,841         $2,693          5
Adjusted operating expense                        893            768          16         2,589          2,204         17
                                            ------------------------------           -----------------------------
Operating margin                                 (134)           134          NM           252            489        (48)
Credit costs (benefits)                            19            (38)         NM           (52)          (137)        62
                                            ------------------------------           -----------------------------
Operating margin less credit costs
(benefits)                                       (153)           172          NM           304            626        (51)
Restructuring charge                               --            227          NM            --            227         NM
                                            ------------------------------           -----------------------------
Income (loss) before taxes                       (153)           (55)         NM           304            399        (24)
Income taxes (benefits)                           (45)           (56)         20           137            103         33
                                            ------------------------------           -----------------------------
Net income (loss)                               ($108)          $  1          NM        $  167         $  296        (44)
------------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)           $92           $ 83          11           $90            $81         11
Return on assets (%)                               --             --          --          0.25           0.49         --
------------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Core business income                            $(108)           137          NM        $  167         $  432       $(61)
Return on assets (%)                               --           0.65          --          0.25           0.71         --
------------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

The Global Relationship Banking business in North America, Europe, and Japan reported declines in core business income of $245 million and $265 million in the 1998 third quarter and nine-month comparisons. Excluding a 1997 third quarter restructuring charge of $227 million, income before taxes in the quarterly and nine-month comparisons declined $325 million and $322 million, respectively. The 1998 third quarter and nine months included a pretax loss of $83 million attributable to the financial market turmoil in Russia, which affected revenue and credit costs as discussed below. The effective income tax rates rose to 29% and 45% in the 1998 third quarter and nine months from 20% and 31% in the respective 1997 periods due to changes in the nature and geographic mix of pretax earnings.

Adjusted revenue declined $143 million or 16% in the quarterly comparison but grew $148 million or 5% in the nine-month comparison. The decline in the quarterly comparison is attributable to a $183 million decline in trading-related revenue resulting from the volatility experienced in global capital markets during the quarter (including $30 million attributable to Russia and a $138 million writedown of fixed income inventories), partially offset by moderate growth in transaction banking services revenue. The improvement in the nine-month comparison is attributable to a $132 million gain on the disposition of two real-estate-related equity interests obtained in connection with loan restructurings, double-digit growth in investment management fees, and moderate growth in transaction banking services revenue, partially offset by a decline in trading-related revenue of $48 million coupled with gains of $23 million and $32 million recognized in 1997 from the sales of a business and an investment from the acquisition finance portfolio. See page 17 for an analysis of trends in the components of trading-related revenue.

Adjusted operating expense grew $125 million or 16% and $385 million or 17% in the quarterly and nine-month comparisons, primarily from increased spending on technology, including costs related to the Year 2000 and the European EMU, volume-related expense growth, and increases in asset management. Incentive compensation declined in the quarterly comparison but grew in the nine-month comparison.

Credit costs (benefits) declined $57 million and $85 million in the quarterly and nine-month comparisons reflecting write-offs of $53 million attributable to the financial market turmoil in Russia and, in the nine-month comparison, a lower level of gains on the sale of OREO.

Average assets rose $9 billion or 11% in both the quarterly and nine-month comparisons, primarily reflecting an increase in the fair value of trading assets, including derivative and foreign exchange contracts and, in the nine-month comparison, growth in the loan portfolio.

Investment Activities (1)

-----------------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended                      Nine Months Ended
                                                       September 30,                          September 30,
                                                ----------------------------      %    ----------------------------      %
In Millions of Dollars                               1998          1997        Change        1998         1997        Change
-----------------------------------------------------------------------------------------------------------------------------
Revenue, net of interest expense                     $117          $348         (66)       $1,024         $802          28
Operating expense                                      11             9          22            34           26          31
                                                ----------------------------           ----------------------------
Operating margin                                      106           339         (69)          990          776          28
Credit benefits                                        --            (5)         NM           (10)         (64)        (84)
                                                ----------------------------           ----------------------------
Income before taxes                                   106           344         (69)        1,000          840          19
Income taxes                                           35            85         (59)          212          175          21
                                                ----------------------------           ----------------------------
Net income                                           $ 71          $259         (73)       $  788         $665          18
-----------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)              $  8            $9         (11)       $    9         $  9          --
Return on assets (%)                                 3.52         11.42          --         11.75         9.88          --
-----------------------------------------------------------------------------------------------------------------------------

(1) Investment Activities comprises Citicorp's venture capital activities, certain corporate investments, and the results of certain investments in the former refinancing countries.

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Revenue from Investment Activities declined $231 million or 66% in the quarterly comparison but grew $222 million or 28% in the nine-month comparison. The decline in the quarterly comparison reflected a $266 million reduction in venture capital revenue primarily attributable to the volatility in the U.S. equity markets during the quarter and a $129 million decline in realized gains from sales of investments attributable to a lower volume of sales due to the turbulent global capital markets during the quarter, partially offset by a $153 million improvement in net asset gains that resulted primarily from the sale of a portion of an investment in Latin America. Revenue growth in the nine-month comparison reflected a


--------------------------------------------------------------------------------

$262 million improvement in realized gains from sales of investments and a $129 million improvement in net asset gains, partially offset by a $97 million decline in venture capital revenue coupled with lower net interest revenue attributable to a lower level of interest-earning assets. Net asset gains in the 1998 and 1997 third quarters and the 1997 nine months included investment writedowns in Latin America of $50 million, $23 million, and $72 million, respectively, and in the 1997 nine months included $46 million related to the refinancing agreement concluded with Peru.

Credit benefits in the 1998 and 1997 nine months included recoveries of $9 million from the refinancing agreement concluded with the Ivory Coast and $50 million from the refinancing agreement concluded with Peru, respectively.

The increase in the effective income tax rate to 33% from 25% in the quarterly comparison is attributable to changes in the nature and geographic mix of pretax earnings.

Levels of venture capital revenue, realized gains from sales of investments, and net asset gains may fluctuate in the future as a result of market and asset-specific factors. See pages 18 and 18 for further discussions of these revenues.

Other Items

                                                 Three Months Ended                       Nine Months Ended
                                                    September 30,                            September 30,
                                            ------------------------------     %     -----------------------------     %
In Millions of Dollars                           1998           1997        Change        1998           1997       Change
-----------------------------------------------------------------------------------------------------------------------------
Revenue, net of interest expense                 $283           $277           2          $779          $ 731          7
Operating expense                                  76             72           6           245            213         15
                                            ------------------------------           -----------------------------
Operating margin                                  207            205          --           534            518          3
Restructuring charge                               --             19          NM            --             19         NM
                                            ------------------------------           -----------------------------
Income before taxes                               207            186          11           534            499          7
Income taxes                                       95            274         (65)          525            754        (30)
                                            ------------------------------           -----------------------------
Net income (loss)                                $112           $(88)         NM          $  9           (255)        NM
-----------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)          $  7           $  9          40          $  7          $   6         17
-----------------------------------------------------------------------------------------------------------------------------
Excluding restructuring charge:
Income (loss)                                    $112           $(57)         NM          $  9          $(224)        NM
-----------------------------------------------------------------------------------------------------------------------------

NM    Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Other Items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs and the offset created by attributing income taxes to core business activities on a local tax-rate basis. Changes in the nature and geographic mix of earnings resulted in an unusually high effective business tax rate of 35% in the 1998 quarter, and 29% in the nine months, up from 25% in both 1997 periods. The increase in the effective rate charged to businesses resulted in a reduction of the tax offset expense held in Other Items in the 1998 quarter and nine months. Citicorp's effective tax rate was 37.5% in both 1998 and 1997 periods.

Expense in the 1998 third quarter and nine months included a $10 million and $60 million charge associated with performance-based stock options granted in January 1998, and in the nine month period increases in certain technology expense and other unallocated corporate costs. The 1997 nine months included a $72 million charge associated with performance-based stock options which vested in that period.


--------------------------------------------------------------------------------

Citibank Global Asset Management

The amounts shown below for Citibank Global Asset Management are also included in the results of Global Consumer, Emerging Markets, and Global Relationship Banking.

---------------------------------------------------------------------------------------------------------------
                                      Three Months Ended                      Nine Months Ended
                                         September 30,                          September 30,
                                  ----------------------------      %     ----------------------------      %
In Millions of Dollars                 1998          1997        Change       1998          1997        Change
---------------------------------------------------------------------------------------------------------------
Revenue                                $103          $104          (1)        $324          $286          13
Operating expense                        98            86          14          280           238          18
                                  ----------------------------           ----------------------------
Income before taxes                       5            18         (72)          44            48          (8)
Income taxes (benefit)                   (2)           --          NM            2             2          --
                                  ----------------------------           ----------------------------
Net income                             $  7          $ 18         (61)        $ 42          $ 46          (9)
---------------------------------------------------------------------------------------------------------------
(In Billions of Dollars)
Assets under management                $126          $107          18         $126          $107          18
---------------------------------------------------------------------------------------------------------------

(1)   Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Although included in the results of Global Consumer and Global Corporate Banking, this division is focused upon as a separate core business.

Citibank Global Asset Management ("CGAM") manages $126 billion of assets worldwide for major institutional clients, as well as for high net worth individuals and other retail mutual fund shareholders. CGAM offers a broad range of equity, fixed-income, and liquidity products through its investment centers in twenty countries. CGAM's $126 billion in assets under management are comprised of 14% in money market funds, 42% in mutual and institutional commingled funds, and 44% in accounts managed for high net worth individuals, pension funds, corporations, and other institutions.

Declines in market prices depressed third quarter revenue growth. Revenue of $324 million for the 1998 nine months is up 13% from 1997 reflecting an 18% increase in assets under management since last year. Expense growth reflects CGAM's continuing build-up of its fundamental research and quantitative analysis investment teams, as well as incremental technology costs, including costs associated with Year 2000 and EMU.

In the 1998 nine months, CGAM raised over $2 billion from 32 new funds distributed worldwide through the Global Consumer and Global Corporate Banking channels.

INVESTMENT SERVICES

                                                          Three Months Ended September 30,
                                         ---------------------------------------------------------------
                                                     1998                              1997
                                         ---------------------------------------------------------------
                                                           Net income
In Millions of Dollars                     Revenues          (loss)         Revenues        Net income
--------------------------------------------------------------------------------------------------------
Investment banking and brokerage             $ 3,691          $(395)         $ 5,661          $  449
Asset management                                 244             70              213              59
                                         ---------------------------------------------------------------
Salomon Smith Barney                         $ 3,935          $(325)         $ 5,874          $  508
--------------------------------------------------------------------------------------------------------

                                                          Nine Months Ended September 30,
                                         ---------------------------------------------------------------
                                                     1998                              1997
                                         ---------------------------------------------------------------
In Millions of Dollars                     Revenues        Net income       Revenues        Net Income
--------------------------------------------------------------------------------------------------------
Investment banking and brokerage (1)         $15,105          $ 586          $15,468          $1,221
Asset management                                 696            193              593             152
                                         ---------------------------------------------------------------
Salomon Smith Barney                         $15,801          $ 779          $16,061          $1,373
--------------------------------------------------------------------------------------------------------

(1) Net income in 1998 includes a $191 million after-tax credit to the restructuring charge related to the merger with Salomon Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Salomon Smith Barney reported an after tax loss of $325 million for the quarter ended September 30, 1998. Included in this is an after-tax loss of $700 million related to Global Arbitrage and Russian-related credit losses. Extreme volatility in the global fixed income markets affected trading results negatively for the quarter, while Private Client and Asset Management performance continued at high levels. Total revenues, net of interest expense, were $921 million in the 1998 quarter compared to $3.033 billion in the 1997 quarter.

For the nine months ended September 30, 1998 Salomon Smith Barney reported earnings (before the restructuring reserve credit) of $588 million. Total revenues, net of interest expense, were $6.797 billion in the 1998 period compared to $8.473 billion in the 1997 period.

Salomon Smith Barney Revenues

In Millions of Dollars                                 Three Months Ended September 30,
------------------------------------------------------------------------------------------------
                                                         1998                    1997
                                              --------------------------------------------------
Commissions                                            $  797                  $  783
Investment banking                                        531                     597
Principal transactions                                 (1,331)                    790
Asset management and administration fees                  563                     448
Interest income, net (1)                                  325                     366
Other income                                               36                      49
                                              --------------------------------------------------
Net revenues (2)                                       $  921                  $3,033
------------------------------------------------------------------------------------------------

(1) Net of interest expense of $3.014 billion and $2.841 billion for the three-month period ended September 30, 1998 and 1997, respectively.
(2) Revenues included in the condensed consolidated statement of income are before deductions for interest expense.
--------------------------------------------------------------------------------

                                                        Nine Months Ended September 30,
                                              --------------------------------------------------
In Millions of Dollars                                   1998                    1997
------------------------------------------------------------------------------------------------
Commissions                                            $2,376                  $2,185
Investment banking                                      1,799                   1,556
Principal transactions                                   (236)                  2,261
Asset management and administration fees                1,614                   1,236
Interest income, net (1)                                1,121                   1,118
Other income                                              123                     117
                                              --------------------------------------------------
Net revenues (2)                                       $6,797                  $8,473
------------------------------------------------------------------------------------------------

(1) Net of interest expense of $9.004 billion and $7.588 billion for the nine-month period ended September 30, 1998 and 1997, respectively.
(2) Revenues included in the condensed consolidated statement of income are before deductions for interest expense.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Third Quarter

Commission revenues in the third quarter of 1998 were relatively unchanged from the prior year quarter. An increase in listed commissions was offset by decreases in other commissions.

Investment banking revenues decreased to $531 million in the third quarter of 1998 compared with $597 million in the 1997 quarter. Record merger and acquisition fees were more than offset by declines in equity, high yield, high grade debt, and unit trust underwritings. Salomon Smith Barney held its number one rank in municipal underwriting for the third quarter of 1998.

Principal transaction revenues decreased in the third quarter of 1998 to a loss of $1.331 billion. Decreases in fixed income trading results include losses due to risk reduction of U.S. fixed income arbitrage, losses in other Global Arbitrage, and losses in the customer business. These were partially offset by an increase in equity trading results. Fixed income trading results were adversely impacted by significant dislocations in the global fixed income markets, including greatly reduced liquidity and widening credit spreads. Included in these results are Russian-related credit losses.

Asset management and administration fees increased 26% to a record $563 million in the third quarter of 1998, up from $448 million in the third quarter of 1997. This reflects broad growth in all recurring fee-based products. At September 30, 1998, internally managed assets were $183.4 billion and total assets under fee-based management were $247.3 billion compared to $157.8 billion and $216.2 billion, respectively, at September 30, 1997.

Net interest and dividends decreased to $325 million in the third quarter of 1998, from $366 million in the third quarter of 1997 due to a decrease in the level of net interest-earning assets.

Total non-interest expenses were $1.445 billion in the third quarter of 1998 compared to $2.203 billion in the 1997 quarter, reflecting a reduction in compensation and benefits of $711 million, largely related to performance based compensation accruals.

Nine Months

Commission revenues increased 9% to $2.376 billion in the 1998 period from $2.185 billion in the 1997 period. Investment banking revenues increased 16% to $1.799 billion in the 1998 period, up from $1.556 billion in the 1997 period, primarily due to increased merger and acquisition advisory fees. Principal transaction revenues decreased in the 1998 period to a loss of $236 million. Asset management and administration fees increased 31% to $1.614 billion in the 1998 period, up from $1.236 billion in the 1997 period.

Assets Under Fee-Based Management

                                                                 At September 30,
                                                -------------------------------------------------
In Billions of Dollars                                    1998                    1997
-------------------------------------------------------------------------------------------------
Money market funds                                       $ 55.1                  $ 45.3
Mutual funds                                               53.5                    46.4
Managed accounts                                           61.0                    55.0
                                                -------------------------------------------------
   Salomon Smith Barney Asset Management                  169.6                   146.7
Financial Consultant managed accounts                      13.8                    11.1
                                                -------------------------------------------------
   Total internally managed accounts                      183.4                   157.8
Consulting Group externally managed assets                 63.9                    58.4
                                                -------------------------------------------------
   Total assets under fee-based management               $247.3                  $216.2
-------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Although included in Salomon Smith Barney's overall results, the following highlights the revenues and operating earnings of the asset management division:

                                                                      Three Months Ended September 30,
                                                                 ------------------------------------------
In Millions of Dollars                                                 1998                    1997
-----------------------------------------------------------------------------------------------------------
Revenues:
   Investment advisory, administration and distribution fees           $217                    $186
   Unit Investment Trust revenues - net                                  18                      19
   Other revenues                                                         9                       8
                                                                 ------------------------------------------
   Total revenues                                                      $244                    $213
Operating earnings                                                     $ 70                    $ 59
-----------------------------------------------------------------------------------------------------------

                                                                     Nine Months Ended September 30,
                                                                 ------------------------------------------
In Millions of Dollars                                                  1998                    1997
-----------------------------------------------------------------------------------------------------------
Revenues:
   Investment advisory, administration and distribution fees            $633                    $527
   Unit Investment Trust revenues - net                                   38                      35
   Other revenues                                                         25                      31
                                                                 ------------------------------------------
   Total revenues                                                       $696                    $593
Operating earnings                                                      $193                    $152
-----------------------------------------------------------------------------------------------------------

Third Quarter

The division's 19% increase in earnings reflects continued strength in mutual funds, retail and institutional managed accounts, and its share of unit trust revenues. The pretax profit margin from this unit was 47.8%, up from 46.2% in the prior-year period, and among the highest in the industry.

At September 30, 1998, assets under fee-based management for Salomon Smith Barney Asset Management (SSBAM) consisted of 33% in money market funds, 31% in mutual funds and 36% in accounts managed for high net worth individuals, pension funds, corporations and other institutions. The slight increase in money market funds as a percentage of the total reflects investor reaction to recent market volatility. Investment advisory, administration and distribution fees rose 16% to $217 million in the third quarter of 1998, paralleling a 16% increase in assets under fee-based management from the comparable period last year.

During the quarter, SSBAM completed its acquisition of the Australian asset management business of JP Morgan, which added $4.8 billion in assets under fee-based management. Included in this projected market growth are the rapid changes taking place in the retirement market in Australia.

Nine Months

The division's 27% increase in earnings reflects continued strength in mutual funds, managed accounts, and its share of unit trust revenues, as well as the acquisition of $5.9 billion of Common Sense(R) Trust assets at year-end 1997.

Investment advisory, administration and distribution fees rose 20% to $633 million in the first nine months of 1998, compared to $527 million in the comparable period last year.


--------------------------------------------------------------------------------

CONSUMER FINANCE SERVICES

                                                    Three Months Ended September 30,
                                   -----------------------------------------------------------------
In Millions of Dollars                              1998                             1997
----------------------------------------------------------------------------------------------------
                                          Revenues         Net income       Revenues       Net income
                                   -----------------------------------------------------------------
Consumer Finance Services                    $543              $81            $448              $60
----------------------------------------------------------------------------------------------------

                                                    Nine Months Ended September 30,
                                   -----------------------------------------------------------------
In Millions of Dollars                              1998                             1997
----------------------------------------------------------------------------------------------------
                                         Revenues       Net income        Revenues       Net income
                                   -----------------------------------------------------------------
Consumer Finance Services                  $1,542             $209          $1,205             $161
----------------------------------------------------------------------------------------------------

The Consumer Finance Services segment includes the consumer lending operations (including secured and unsecured personal loans, real estate-secured loans and consumer goods financing) and credit card operations of Commercial Credit Company. Also included in this segment are credit-related insurance services provided through American Health and Life Insurance Company (AHL) and its affiliate.

Third Quarter

Earnings in the third quarter of 1998 were $81 million compared to $60 million in the third quarter of 1997. This excellent performance reflects continued internal receivables growth in all major products, an improved charge-off rate, and the integration of Security Pacific Financial Services into the Commercial Credit branch system since July 1997.

Receivables owned reached a record of $12.56 billion, up 20% from the prior year period, and up $1.61 billion or 15% since year-end 1997. This excludes $255.1 million in credit card receivables securitized on March 6, 1998. Much of the growth in real estate-secured loans resulted from the continued strong performance of the $.M.A.R.T. loan(R) program, as well as solid sales in the branch network. On a managed basis, including securitized assets, receivables totaled $12.90 billion, an increase of $1.77 billion since year-end 1997.

During the third quarter of 1998, the average yield on owned receivables was 14.34%, down from 14.72% in the third quarter of 1997, reflecting the shift in the portfolio mix toward lower-risk real estate-secured loans, which have lower margins. At September 30, 1998, the owned portfolio consisted of 48% real estate-secured loans, 34% personal loans, 11% credit cards, and 7% sales finance and other.

The charge-off rate on owned receivables of 2.57% in the third quarter of 1998 continued to improve from 2.87% in the third quarter of 1997 and from 2.72% in the second quarter of 1998. Delinquencies over 60 days on owned receivables were 1.76% at September 30, 1998, down from 1.78% at year-end 1997, but up from 1.61% at the end of the comparable quarter last year, which contained a short-term benefit from the transition of Security Pacific's portfolio to Commercial Credit's charge-off policies.

                                                                              As of, or for the
                                                                       Three Months Ended September 30,
                                                                     -----------------------------------
                                                                           1998             1997
--------------------------------------------------------------------------------------------------------
Allowance for credit losses as a % of
  net outstandings                                                         2.90%            3.08%
Charge-off rate for the period                                             2.57%            2.87%
60 + days past due on a contractual basis as a % of gross consumer
  finance receivables at quarter end                                       1.76%            1.61%
--------------------------------------------------------------------------------------------------------

Nine Months

During the first nine months of 1998, the average yield on owned receivables was 14.33%, down from 14.70% in the first nine months of 1997. The charge-off rate on owned receivables of 2.70% in the first nine months of 1998 was improved from the 2.90% rate in the first nine months of 1997.


--------------------------------------------------------------------------------

LIFE INSURANCE SERVICES

                                                  Three Months Ended September 30,
                                  --------------------------------------------------------------
In Millions of Dollars              Revenues       Net income       Revenues       Net income
------------------------------------------------------------------------------------------------
Travelers Life and Annuity (1)        $  721             $128         $  716             $150
Primerica Financial Services (2)         414              100            385               87
                                  --------------------------------------------------------------
Total Life Insurance Services         $1,135             $228         $1,101             $237
------------------------------------------------------------------------------------------------

(1) Net income includes $5 million and $43 million of reported investment portfolio gains in 1998 and 1997, respectively.
(2) Net income includes $1 million and $2 million of reported investment portfolio gains in 1998 and 1997, respectively.
--------------------------------------------------------------------------------

                                                   Nine Months Ended September 30,
                                 ---------------------------------------------------------------
                                               1998                              1997
                                 ---------------------------------------------------------------
In Millions of Dollars              Revenues       Net income       Revenues       Net income
------------------------------------------------------------------------------------------------
Travelers Life and Annuity (1)        $2,293             $449         $2,000             $370
Primerica Financial Services (2)       1,236              298          1,135              247
                                 ---------------------------------------------------------------
Total Life Insurance Services         $3,529             $747         $3,135             $617
------------------------------------------------------------------------------------------------

(1) Net income includes $77 million and $58 million of reported investment portfolio gains in 1998 and 1997, respectively.
(2) Net income includes $1 million and $2 million of reported investment portfolio gains in 1998 and 1997, respectively.
--------------------------------------------------------------------------------

Travelers Life and Annuity

Travelers Life and Annuity consists of annuity, life and long-term care products marketed by The Travelers Insurance Company (TIC) under the Travelers name. Among the range of products offered are fixed and variable deferred annuities, payout annuities and term, universal and variable life and long-term care insurance to individuals and small businesses. It also provides group pension products, including guaranteed investment contracts, and group annuities to employer-sponsored retirement and savings plans. These products are primarily marketed through The Copeland Companies (Copeland), an indirect wholly owned subsidiary of TIC, Salomon Smith Barney Financial Consultants and a nationwide network of independent agents. The majority of the annuity business and a substantial portion of the life business written by Travelers Life and Annuity is accounted for as investment contracts, with the result that the premium deposits collected are not included in revenues.

Third Quarter

Earnings before portfolio gains increased 16% to $123 million in the third quarter of 1998, from $107 million in the comparable 1997 period. Earnings growth for the quarter reflects strong double-digit business volume growth in annuity account balances and life and long term care premiums. A decline in investment income yields for the quarter, which vary by product line, results primarily from participation in partnership investment interests being negatively impacted by the downturn in marketplace conditions. This decline was substantially offset by a favorable reserve settlement in the runoff group life and health business.

In deferred annuities, significant sales through the established distribution channels of Salomon Smith Barney Financial Consultants and Copeland were complemented by the successful third quarter launches of the Primerica Financial Services (PFS) and Citibank branch network cross-selling initiatives. Total premium deposits for the third quarter of 1998 increased 52% to $872.9 million. Account balances aggregated $17.5 billion at September 30, 1998, up 12% from a year ago, but down 3% since June 30, 1998, reflecting the downturn in the market value of the variable annuity account balances.

Payout and group annuity account balances and benefit reserves reached $13.3 billion at September 30, 1998, up 14% from a year ago. The revitalization of this business is reflected in the 208% increase in net written premiums and deposits (excluding the Company's employee pension plan deposits) in the third quarter of 1998 to $1.082 billion, up from $350.5 million in the comparable 1997 period.

For individual life insurance, net premiums and deposits in the third quarter of 1998 were $78.5 million, up 13% from $69.5 million in the third quarter of 1997. Single deposits rose to $17.1 million, and new periodic premium sales increased 73%, reflecting a 30% increase in sales at Salomon Smith Barney. Sales by Salomon Smith Barney in the third quarter of 1998 increased to over 33% of new periodic premium and single deposits. Life insurance in force was $54.2 billion at September 30, 1998, up $3.3 billion from a year ago.


--------------------------------------------------------------------------------

Earned premiums for the growing long term care insurance product line increased 26% in the third quarter of 1998 to $51.8 million, from $41.2 million in the third quarter of 1997.

Strong sustained operating performance over the past several quarters was recognized by Standard & Poor's in their September 1998 upgrade of TIC's claims-paying rating to AA (Excellent). This rating is not a recommendation to buy, sell or hold securities, and it may be revised or withdrawn at any time.

Nine Months

Deferred annuities, net written premium and deposits for the first nine months of 1998 were up 39% to $2.467 billion from $1.776 billion in the first nine months of 1997.

Payout and group annuity net written premiums and deposits (excluding the Company's employee pension plan deposits) in the first nine months of 1998 were $2.970 billion, up from $1.630 billion in the comparable 1997 period.

For individual life insurance, net written premiums and deposits in the first nine months of 1998 were $246.4 million, up 19% from $207.3 million in the first nine months of 1997. Single deposits were $61.4 million compared to $39.2 million in the 1997 period.

Earned premiums for the growing long-term care insurance product line increased 27% to $146.1 million in the first nine months of 1998 from $115.2 million in the first nine months of 1997.

Primerica Financial Services

Third Quarter

Earnings before portfolio gains for the third quarter of 1998 increased 17% to $99 million from $85 million in the third quarter of 1997, reflecting continued success at cross-selling a range of products, growth in life insurance in force, favorable mortality experience and disciplined expense management.

Life insurance in force reached a record $380.6 billion at September 30, 1998, up 3% from September 30, 1997, reflecting good policy persistency and stable sales growth. New term life insurance sales during the third quarter of 1998 were $14.2 billion in face value, up 8% from $13.1 billion in the third quarter of 1997. Although the number of policies issued declined quarter-over-quarter, the average face amount per policy issued during the third quarter of 1998 rose 11%, reaching $223,485.

Cross-selling initiatives continued to enhance PFS's earnings. During the third quarter of 1998, earnings related to the distribution of non-life insurance products accounted for $22.0 million, or 22%, of PFS's operating earnings, an increase of 28% from the prior year quarter. Sales of mutual funds (at net asset value) were $725.0 million for the third quarter of 1998, a 14% increase over third quarter 1997 sales of $635.9 million despite significant market volatility in both the U.S. and Canada. During the third quarter of 1998, Salomon Smith Barney funds accounted for 61% of PFS's U.S. sales and 53% of PFS's total sales. Cash advanced on $.M.A.R.T. loan(R) and $.A.F.E.(R) loan products underwritten by Commercial Credit was $351.1 million in the third quarter of 1998, up 11% from the comparable period in 1997. The TRAVELERS SECURE(R) line of property and casualty insurance products showed strong growth, with premiums up 213% to $60.8 million and the number of policies sold in the third quarter of 1998 up 60% to 41,483 from the comparable 1997 period. The number of agents licensed to sell auto and homeowners insurance jumped to almost 12,700 individuals at September 30, 1998, a 46% increase since the beginning of the year. Variable annuity continued to show momentum, reaching net written premiums and deposits of $171.9 million in the third quarter of 1998.


--------------------------------------------------------------------------------

One of the primary factors in PFS's cross-selling success, the Financial Needs Analysis (FNA), continues to help the company's Personal Financial Analysts define and address their clients' needs. Nearly 404,000 FNA's were submitted in the first nine months of 1998.

Nine Months

New term life insurance sales during the first nine months of 1998 were $43.0 billion in face value, up from $39.2 billion in the first nine months of 1997.

During the first nine months of 1998, earnings related to the distribution of non-life insurance products accounted for $64.6 million, or 22%, of PFS's operating earnings, an increase of 45% from the prior year period.

Sales of mutual funds (at net asset value) were $2.327 billion for the first nine months of 1998, a 15% increase over the first nine months of 1997 sales of $2.027 billion.

Cash advanced on $.M.A.R.T. loan(R) and $.A.F.E.(R) loan products was up 14% to $1.078 billion in the first nine months of 1998. The TRAVELERS SECURE(R) line of property and casualty insurance products showed strong growth, with premiums up almost four-fold to $154.6 million. Variable annuity sales also climbed, reaching net written premiums and deposits of $473.4 million in the first nine months of 1998.

PROPERTY & CASUALTY INSURANCE SERVICES

                                                            Three Months Ended September 30,
                                              -----------------------------------------------------------
In Millions of Dollars                                     1998                         1997
---------------------------------------------------------------------------------------------------------
                                                               Net income                    Net income
                                                Revenues         (loss)        Revenues        (loss)
                                              -----------------------------------------------------------
Commercial (1)(2)                                $1,655           $247          $1,651          $255
Personal (1)(3)                                     944             95             853           101
Financing costs and other (1)                         2            (27)              3           (29)
Minority interest                                    --            (53)             --           (55)
                                              -----------------------------------------------------------
Total Property & Casualty Insurance Services     $2,601           $262          $2,507          $272
---------------------------------------------------------------------------------------------------------

(1)   Before minority interest.
(2) Net income includes $16 million and $31 million of reported investment portfolio gains in 1998 and 1997, respectively
(3) Net income includes $5 million and $6 million of reported investment portfolio gains in 1998 and 1997, respectively.
--------------------------------------------------------------------------------

                                                             Nine Months Ended September 30,
In Millions of Dollars                                     1998                         1997
---------------------------------------------------------------------------------------------------------
                                                                   Net                           Net
                                                                 income                        income
                                                Revenues         (loss)        Revenues        (loss)
                                              -----------------------------------------------------------
Commercial (1)(2)                                $4,971           $742          $4,887          $666
Personal (1)(3)                                   2,747            318           2,473           303
Financing costs and other (1)                         9            (85)              9           (93)
Minority interest                                    --           (163)             --          (153)
                                              -----------------------------------------------------------
Total Property & Casualty Insurance Services     $7,727           $812          $7,369          $723
---------------------------------------------------------------------------------------------------------

(1)   Before minority interest.
(2) Net income includes $59 million and $39 million of reported investment portfolio gains in 1998 and 1997, respectively.
(3) Net income includes $12 million of reported investment portfolio gains in 1998 and $1 million of reported investment portfolio losses in 1997.
--------------------------------------------------------------------------------

Third Quarter

Earnings before portfolio gains and minority interest increased to $294 million in the third quarter of 1998 from $290 million in the third quarter of 1997. Results for the third quarter of 1998 were solid compared to the third quarter of 1997, especially in view of the current quarter's catastrophe losses, after taxes and reinsurance, of $36.7 million and unusually high losses from other weather-related claims. Contributing to the increase in earnings were lower expenses and increased production in Personal Lines.


--------------------------------------------------------------------------------

Commercial Lines

Third Quarter

Earnings before portfolio gains increased to $231 million in the third quarter of 1998 from $224 million in the third quarter of 1997. The 3% increase reflects continued expense savings and a decline in asbestos and environmental incurred losses, partially offset by increased losses from catastrophes and other weather-related events.

Commercial Lines net written premiums for the third quarter of 1998 totaled $1.168 billion, compared to $1.176 billion in the third quarter of 1997. Net written premium levels continue to be unfavorably impacted by the difficult pricing environment and reflect TAP's disciplined approach to underwriting and risk management.

Fee income for the third quarter of 1998 was $74.2 million, a $16.2 million decrease from the third quarter of 1997. This decrease was the result of the depopulation of involuntary pools as the loss experience of workers' compensation improved and insureds moved to voluntary markets, TAP's continued success in lowering workers' compensation losses of service customers and a slight increase in demand in the marketplace for guaranteed cost products as opposed to service fee-based products.

National Accounts works with national brokers and regional agents providing insurance coverages and services, primarily workers' compensation, mainly to large corporations. National Accounts also includes the alternative market business, which sells claims and policy management services to workers' compensation and automobile assigned risk plans, self-insurance pools throughout the United States and to niche voluntary markets. National Accounts net written premiums of $175.3 million for the third quarter of 1998 increased $24.2 million from the third quarter of 1997. This increase was primarily the result of two new large accounts written in the third quarter of 1998, partially offset by pricing declines due to the highly competitive marketplace and TAP's continued disciplined approach to underwriting and risk management. National Accounts new business was significantly higher in the third quarter of 1998 than in the third quarter of 1997, reflecting the addition of two large accounts in the third quarter of 1998. National Accounts business retention ratio was significantly higher in the third quarter of 1998 than in the third quarter of 1997, due to the loss of one large account in the third quarter of 1997.

Commercial Accounts serves mid-sized businesses through a network of independent agents and brokers. Commercial Accounts net written premiums were $446.0 million in the third quarter of 1998 compared to $502.3 million in the third quarter of 1997. The decrease in net written premiums reflected continued pricing declines due to the highly competitive marketplace and TAP's continued disciplined approach to underwriting and risk management, partially offset by growth through programs designed to leverage underwriting experience in specific industries. Commercial Accounts new business in the third quarter of 1998 was significantly lower than in the third quarter of 1997. The decrease in new business reflected TAP's focus on maintaining its selective underwriting policy. Commercial Accounts business retention ratio remained strong and was virtually the same in the third quarter of 1998 and 1997.

Select Accounts serves small businesses through a network of independent agents. Select Accounts net written premiums were $365.7 million in the third quarter of 1998 compared to $353.9 million in the third quarter of 1997. The increase in Select Accounts net written premiums was due to a decrease in ceded premiums, partially offset by the highly competitive marketplace and TAP's continued disciplined approach to underwriting and risk management. New premium business in Select Accounts in the third quarter of 1998 was significantly lower than in the third quarter of 1997. The decrease in new business reflected TAP's focus on maintaining its selective underwriting policy. Select Accounts business retention ratio remained strong in the third quarter of 1998 and was virtually the same as the third quarter of 1997.

Specialty Accounts markets products to national, midsize and small customers, including individuals, and distributes them through both wholesale brokers and retail agents and brokers throughout the United States. Specialty Accounts net written premiums were $181.2 million in the third quarter of 1998 compared to $169.1 million in the third quarter of 1997. This increase primarily reflects strong production in excess and surplus lines.

Catastrophe losses, net of taxes and reinsurance, were $15 million in the third quarter of 1998, primarily due to Hurricane Georges. There were no catastrophe losses in the third quarter of 1997.


--------------------------------------------------------------------------------

The statutory combined ratio (before policyholder dividends) for Commercial Lines in the third quarter of 1998 was 108.0% compared to 109.2% in the third quarter of 1997. The GAAP combined ratio (before policyholder dividends) for Commercial Lines in the third quarter of 1998 was 107.9% compared to 108.0% in the third quarter of 1997. Although the combined ratios remained relatively flat, the loss and loss adjustment expense ratio component increased in the third quarter of 1998 compared to the third quarter of 1997 due to higher catastrophe and other weather-related property losses and lower fee income, and was offset by a decrease in the underwriting expense ratio component due to continued expense reductions.

GAAP combined ratios for Commercial Lines differ from statutory combined ratios primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

Nine Months

Commercial Lines net written premiums for the first nine months of 1998 totaled $3.501 billion, compared to $3.656 billion in the first nine months of 1997. The first nine months of 1997 net written premiums included an adjustment of $142 million due to a change to conform the Aetna P&C method with The Travelers Indemnity Company and its subsidiaries (Travelers P&C) method of recording certain net written premiums. Without this adjustment, net written premiums were about level with the prior year.

Fee income for the first nine months of 1998 was $233.1 million, a $45.7 million decrease from the first nine months of 1997.

National Accounts net written premiums of $483.5 million for the first nine months of 1998 decreased $38.9 million from the first nine months of 1997. National Accounts new business in the first nine months of 1998 was significantly higher compared to the first nine months of 1997. New business reflects the addition of two large accounts in the third quarter of 1998. National Accounts business retention ratio was virtually the same in the first nine months of 1998 compared to the first nine months of 1997. National Accounts experienced an increase in claim service-only business as well as favorable results from continued product development efforts, especially in workers' compensation managed care programs.

Commercial Accounts net written premiums were $1.349 billion in the first nine months of 1998 compared to $1.516 billion in the first nine months of 1997. The 1997 net written premiums included an adjustment of $127.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, net written premiums decreased $40 million reflecting the highly competitive marketplace and TAP's continued disciplined approach to underwriting and risk management. For the first nine months of 1998, new premium business in Commercial Accounts significantly declined compared to the first nine months of 1997, reflecting TAP's focus on obtaining new business accounts where it can maintain its selective underwriting policy. The Commercial Accounts business retention ratio in the first nine months of 1998 remained strong and was virtually the same compared to the first nine months of 1997. Commercial Accounts continues to focus on the retention of existing business while maintaining its product pricing standards and its selective underwriting policy.

Select Accounts net written premiums were $1.138 billion in the first nine months of 1998 compared to $1.087 billion in the first nine months of 1997. The 1997 net written premiums included an adjustment of $15.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. New premium business in Select Accounts was moderately lower in the first nine months of 1998 compared to the first nine months of 1997, reflecting TAP's focus on maintaining its selective underwriting policy. Select Accounts business retention ratio remained strong in the first nine months of 1998 and was virtually the same as that in the first nine months of 1997.

Specialty Accounts net written premiums were $529.9 million in the first nine months of 1998 compared to $530.1 million in the first nine months of 1997.

Catastrophe losses, net of taxes and reinsurance, were $25.3 million and $5.1 million in the first nine months of 1998 and 1997, respectively. The 1998 catastrophe losses were primarily due to Hurricane Georges in the third quarter and


--------------------------------------------------------------------------------
tornadoes in Nashville, Tennessee in the second quarter. The 1997 catastrophe losses were primarily due to tornadoes in the Midwest in the first quarter.

The statutory combined ratio (before policyholder dividends) for Commercial Lines in the first nine months of 1998 was 108.1% compared to 109.3% in the first nine months of 1997. The GAAP combined ratio (before policyholder dividends) for Commercial Lines in the first nine months of 1998 was 108.5% compared to 108.3% in the first nine months of 1997.

The 1997 first nine months statutory and GAAP combined ratios for Commercial Lines include an adjustment due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, the statutory and GAAP combined ratios before policyholder dividends for the first nine months of 1997 would have been 109.9% and 109.5%, respectively. The decrease in the first nine months of 1998 statutory and GAAP combined ratios compared to the first nine months of 1997 statutory and GAAP combined ratios excluding this adjustment was due to continued expense reductions and a decline in asbestos and environmental incurred losses, partially offset by higher catastrophe and other weather-related losses and lower fee income.

Personal Lines

Third Quarter

Earnings before portfolio gains were $90 million in the third quarter of 1998, compared to $95 million in the third quarter of 1997. The 1998 results reflect higher catastrophe losses, partially offset by an increase in production and net investment income compared to the third quarter of 1997. Catastrophe losses, net of taxes and reinsurance, were $21.8 million in the third quarter of 1998. There were no catastrophe losses in the third quarter of 1997. The 1998 catastrophe losses were primarily due to Hurricanes Bonnie and Georges and windstorms in the Midwest and Northeast.

Net written premiums in the third quarter of 1998 grew 17% over the prior year to $908.7 million. This increase reflects growth in target markets served by independent agents and growth in affinity group marketing, joint marketing arrangements and the TRAVELERS SECURE(R) program. The TRAVELERS SECURE(R) program markets Personal Lines products through the independent agents of PFS. The growth in independent agent premiums has been primarily due to TAP's success in pursuing book-of-business transfers within certain independent insurance agencies. Many independent agencies are consolidating their business to a smaller number of insurance carriers resulting in transfers of business to their preferred carriers.

The statutory combined ratio for Personal Lines in the third quarter of 1998 was 96.3% compared to 93.0% in the 1997 third quarter. The GAAP combined ratio for Personal Lines in the third quarter of 1998 was 94.5% compared to 93.2% in the 1997 third quarter. The loss and loss adjustment expense ratio component increased in the third quarter of 1998 compared to the third quarter of 1997 due to the higher level of catastrophe losses and a decrease in favorable prior year reserve development in the automobile bodily injury line, and was offset by a decrease in the underwriting expense ratio component due to benefits from productivity improvements as premium levels increase.

GAAP combined ratios differ from statutory combined ratios for Personal Lines primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

Nine Months

Total net written premiums in the first nine months of 1998 grew 16% over the prior year to $2.589 billion, excluding a one-time adjustment in 1997 of $68.7 million due to a change in the quota share reinsurance arrangement.

Catastrophe losses, after taxes and reinsurance, were $43.5 million in the first nine months of 1998 compared to $4.5 million in the first nine months of 1997. The 1998 catastrophe losses were due to Hurricanes Bonnie and Georges and windstorms in the Midwest and Northwest in the third quarter, tornadoes and wind and hail storms in the Southeast and Midwest in the second quarter and ice storms in northern New York and New England and windstorms on the East Coast in the first quarter.


--------------------------------------------------------------------------------

The statutory combined ratio for Personal Lines in the first nine months of 1998 was 94.2% compared to 91.9% in the 1997 first nine months. The GAAP combined ratio for Personal Lines in the first nine months of 1998 was 92.8% compared to 91.3% in the first nine months of 1997.

The 1997 first nine months statutory and GAAP combined ratios for Personal Lines include an adjustment associated with a change in the quota share reinsurance arrangement. Excluding this adjustment, the statutory and GAAP combined ratios for the first nine months of 1997 would have been 91.8% and 92.1%, respectively. The increase in the first nine months of 1998 statutory and GAAP combined ratios compared to the first nine months of 1997 statutory and GAAP combined ratios excluding this adjustment was due to higher catastrophe losses and a decrease in favorable prior year reserve development in the automobile bodily injury line, partially offset by productivity improvements.

Financing Costs and Other

The primary component of net income (loss) for the third quarter of 1998 and 1997, as well as for the nine months of 1998 and 1997, was interest expense of $26 million after tax in both quarters and $79 million after tax in both nine month periods, reflecting financing costs associated with the 1996 acquisition of Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C).

Environmental Claims

The Company's reserves for environmental claims are not established on a claim-by-claim basis. An aggregate bulk reserve is carried for all of the Company's environmental claims that are in the dispute process, until the dispute is resolved. This bulk reserve is established and adjusted based upon the aggregate volume of in-process environmental claims and the Company's experience in resolving such claims. At September 30, 1998, approximately 16% of the net aggregate reserve (i.e., approximately $149 million) consists of case reserve for resolved claims. The balance, approximately 84% of the net aggregate reserve (i.e., approximately $761 million), is carried in a bulk reserve and includes incurred but not reported environmental claims for which the Company has not received any specific claims.

The following table displays activity for environmental losses and loss expenses and reserves for the nine months ended September 30, 1998 and 1997:

Environmental Losses                   Nine Months Ended    Nine Months Ended
In Millions of Dollars                September 30, 1998   September 30, 1997
--------------------------------------------------------------------------------
Beginning reserves:
  Direct                                    $1,193               $1,369
  Ceded                                        (74)                (127)
                                     -------------------------------------------
  Net                                        1,119                1,242
Incurred losses and loss expenses:
  Direct                                        96                   55
  Ceded                                        (57)                  (1)
Losses paid:
  Direct                                       292                  181
  Ceded                                        (44)                 (48)
Ending reserves:
  Direct                                       997                1,243
  Ceded                                        (87)                 (80)
                                     -------------------------------------------
  Net                                       $  910               $1,163
--------------------------------------------------------------------------------

Asbestos Claims

At September 30, 1998, approximately 22% of the net aggregate reserve (i.e., approximately $226 million) is for pending asbestos claims. The balance, approximately 78% (i.e., approximately $794 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.


--------------------------------------------------------------------------------

In general, the Company posts case reserves for pending asbestos claims within approximately 30 business days of receipt of such claims. The following table displays activity for asbestos losses and loss expenses and reserves for the nine months ended September 30, 1998 and 1997:

Asbestos Losses                        Nine Months Ended     Nine Months Ended
In Millions of Dollars                September 30, 1998    September 30, 1997
--------------------------------------------------------------------------------
Beginning reserves:
  Direct                                    $1,363                $1,443
  Ceded                                       (249)                 (370)
                                      ------------------------------------------
  Net                                        1,114                 1,073
Incurred losses and loss expenses:
  Direct                                       119                    60
  Ceded                                        (69)                  (15)
Losses paid:
  Direct                                       193                   114
  Ceded                                        (49)                  (60)
Ending reserves:
  Direct                                     1,289                 1,389
  Ceded                                       (269)                 (325)
                                      ------------------------------------------
  Net                                       $1,020                $1,064
--------------------------------------------------------------------------------

Uncertainty Regarding Adequacy of Environmental and Asbestos Reserves

It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate such reserves.

The reserves carried for environmental and asbestos claims at September 30, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that it is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

Cumulative Injury Other Than Asbestos (CIOTA) Claims

Cumulative injury other than asbestos (CIOTA) claims are generally submitted to the Company under general liability policies and often involve an allegation by a claimant against an insured that the claimant has suffered injuries as a result of long-term or continuous exposure to potentially harmful products or substances. Such potentially harmful products or substances include, but are not limited to, lead paint, pesticides, pharmaceutical products, silicone-based personal products, solvents and other deleterious substances.

At September 30, 1998, approximately 18% of the net aggregate reserve (i.e., approximately $184 million) is for pending CIOTA claims. The balance, approximately 82% (i.e., approximately $864 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.


--------------------------------------------------------------------------------

In general, the Company posts case reserves for pending CIOTA claims within approximately 30 business days of receipt of such claims. The following table displays activity for CIOTA losses and loss expenses and reserves for the nine months ended September 30, 1998 and 1997:

CIOTA Losses                            Nine Months Ended     Nine Months Ended
In Millions of Dollars                 September 30, 1998    September 30, 1997
--------------------------------------------------------------------------------
Beginning reserves:
  Direct                                     $1,520               $1,560
  Ceded                                        (432)                (446)
                                       -----------------------------------------
  Net                                         1,088                1,114
Incurred losses and loss expenses:
  Direct                                        (15)                  26
  Ceded                                          22                   (6)
Losses paid:
  Direct                                         52                   51
  Ceded                                          (5)                 (14)
Ending reserves:
  Direct                                      1,453                1,535
  Ceded                                        (405)                (438)
                                       -----------------------------------------
  Net                                        $1,048               $1,097
--------------------------------------------------------------------------------

CORPORATE AND OTHER

                                       Three Months Ended September 30,
                              --------------------------------------------------
In Millions of Dollars                 1998                       1997
--------------------------------------------------------------------------------
                                            Net income               Net income
                               Revenues     (expense)     Revenues    (expense)
                              --------------------------------------------------
Total Corporate and Other (1)     $8          $(50)          $31        $(54)
--------------------------------------------------------------------------------
(1) Net income (expense) includes $1 million and $6 million of reported investment portfolio gains in 1998 and 1997, respectively.
--------------------------------------------------------------------------------

                                       Nine Months Ended September 30,
                              --------------------------------------------------
In Millions of Dollars                 1998                       1997
--------------------------------------------------------------------------------
                                            Net income               Net income
                               Revenues     (expense)     Revenues    (expense)
                              --------------------------------------------------
Total Corporate and Other (1)    $87         $(118)          $75       $(153)
--------------------------------------------------------------------------------
(1) Net income (expense) includes $1 million and $6 million of reported investment portfolio gains in 1998 and 1997, respectively.
--------------------------------------------------------------------------------

Net treasury and corporate staff expenses for the third quarter of 1998 include a reduction in incentive compensation accruals and an increase in net treasury expense. Net treasury and corporate staff expenses for the first nine months of 1998 were up from the prior year period. The decline in total operating expense for the segment reflects income from the disposition of a real estate development property in the first quarter of 1998.

YEAR 2000 DATE CONVERSION

Citigroup recognizes that the arrival of the Year 2000 poses a unique worldwide challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000. Citigroup has assessed and is repairing its computer systems and business processes to provide for their continued functionality. In addition, an assessment of the readiness of third parties with which it interfaces is ongoing.

CITICORP

For Citicorp's computer applications, a process of inventory, scoping and analysis, modification, testing and certification, and implementation is under way, funded from a combination of a reprioritization of technology development initiatives and incremental costs. Citicorp expects this work to be substantially complete by year-end 1998, leaving the year 1999 primarily for full integration testing and production assurance. Citicorp does not anticipate that the related overall costs will be material to any single year or quarter. Citicorp's Global Operations and Technology organization estimates that its total costs related to the Year 2000 effort will amount to approximately $650 million over the three-year period from 1997 through 1999, of which approximately $400 million has been incurred to date, including $80 million in the 1998 third quarter.


--------------------------------------------------------------------------------

Substantially all of the lines of code in Citicorp's business applications are through the modification phase, and the majority have been tested and certified. In addition, the majority of business applications to be sunset (that is, removed from use in favor of replacement applications) have been sunset as part of Citicorp's ongoing technology expenditures.

In other efforts related to information technology, Citicorp is addressing its end-user computing applications, networks, data center systems, and the desktop environment. The majority of Citicorp's end-user computing applications have been certified, the majority of such applications to be sunset have been sunset, the majority of inventory items related to Citicorp's networks have been deployed compliant, and the majority of hardware and software elements of data center systems are complete.

Citicorp is also addressing Year 2000 issues that may exist outside its own information technology activities, including its facilities and other business processes, as well as the external service providers and other third parties with which it interfaces. Substantially all of Citicorp's facilities and related systems have been investigated, and modification and certification are under way. Other business processes are likewise being addressed across the corporation.

Significant third parties with which Citicorp interfaces with regard to the Year 2000 problem include customers and business partners (counterparties, supply chains), technology vendors and service providers, the global financial market infrastructure (payment and clearing systems), and the utility infrastructure (power, transportation, telecommunications) on which all corporations rely. Unreadiness by these third parties would expose Citicorp to the potential for loss, impairment of business processes and activities, and disruption of financial markets. Citicorp is assessing these risks through bilateral and multiparty efforts and participation in industry, country, and global initiatives.

Citicorp is creating contingency plans intended to address perceived risks associated with its Year 2000 effort. These activities include remediation contingency planning intended to mitigate any risks associated with a failure to complete remediation of mission-critical systems, scenario planning to identify potential problems, business resumption contingency planning to address the possibility of systems failure, event management, and market resumption contingency planning to address the possibility of the failure of systems or processes outside Citicorp's control. The primary focus for contingency planning will be during 1999. Citicorp cannot predict what effect the failure of efforts to address, in a timely manner, the Year 2000 problem would have on Citicorp.

TRAVELERS

In addition to these initiatives within Citicorp, TRV is in the process of implementing necessary changes, in accordance with its Year 2000 plan, to bring all its critical business systems into Year 2000 compliance by early 1999. As part of and following, achievement of Year 2000 compliance, systems have been, and will continue to be, subjected to a certification process which validates the renovated code before it is certified for use in production. In addition, TRV is developing contingency plans to be used in the event of an unexpected failure, which may result from the complex interrelationships among our clients, business partners, and other parties upon whom it relies. These plans are expected to be in place by December 31, 1998.

The total pre-tax cost associated with the required modifications and conversions is expected to be between $200 million and $275 million and is being expensed as incurred in the period 1996 through 1999, and is not expected to have a material effect on TRV's financial position, results of operations or liquidity. TRV also has third party customers, financial institutions, vendors and others with which it conducts business and has communicated with them on their plans to address and resolve Year 2000 issues on a timely basis. While it is likely that these efforts by third party vendors will be successful, it is possible that a series of failures by third parties could have a material adverse effect on TRV's results of operations in future years.

An additional Year 2000 issue for TAP is the potential future impact of its insurance coverages. It is possible that Year 2000 related losses may emerge in future periods. TAP has taken certain initiatives to mitigate the risks surrounding the Year 2000 issue including addressing Year 2000 issues, where applicable, in the underwriting process and modifying certain contract language. Property and casualty indemnity losses for possible future Year 2000 claims and litigation costs to defend or deny such claims if any, are not reasonably estimable at this time.

Work is also under way to prepare for the coming European Economic and Monetary Union, costs of which are not expected to be material.


--------------------------------------------------------------------------------

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 3 for a discussion of recently issued accounting pronouncements.

FORWARD LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," "may result in," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets and interest rates; events and trends affecting specific venture capital investments, on venture capital revenue volatility and events and trends affecting specific securities on the fair value of securities; the effect of global economic conditions, particularly in Latin America and Asia Pacific, and sovereign or other regulatory actions; the effect of credit quality, market perceptions of value, and the changing composition of assets and liabilities on the fair values of financial instruments; the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in the portfolio levels; market and asset-specific factors related to principal transactions revenue, realized gains (losses) on sales of investments, and asset sales; timely implementation of restructuring programs; and the ability of the Company and third-party vendors to modify computer systems for the Year 2000 date conversion in a timely manner; the resolution of legal proceedings and related matters; the conduct of the Company's businesses following the Citicorp merger and pending global strategic alliance with The Nikko Securities Co., Ltd.; customer responsiveness to both new products and distribution channels; and the ability of the Company generally to achieve anticipated levels of operational efficiencies related to recently acquired companies, as well as achieving its other cost-savings initiatives. Readers also are directed to other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

RISK MANAGEMENT

MANAGING GLOBAL RISK AT CITICORP

Management of Price Risk at Citicorp

Price risk is the risk to earnings from changes in interest rates, foreign exchange rates, commodity and equity prices, and in their implied volatilities. This exposure arises in the normal course of business of a global financial intermediary.

Citicorp has established procedures for managing price risk which are described in the 1997 Supplemental Financial Statements. These procedures include limits set annually for each major category of risk; these limits are monitored and managed by the businesses, and reviewed monthly at the corporate level.

Price risk is measured using various tools, including the Earnings-at-Risk method, which is applied to interest rate risk of the non-trading portfolios, and the Value-at-Risk method, which is applied to the trading portfolios.

See Note 1 of Notes to the 1997 Supplemental Consolidated Financial Statements regarding the future application of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

Price Risk in Non-Trading Portfolios

Earnings-at-Risk measures the potential pretax earnings impact over a specified time horizon of a specified parallel shift in the yield curve for the appropriate currency. The yield curve shift is statistically derived as a two standard deviation change in a short-term interest rate over the period required to defease the position (usually four weeks). Earnings-at-Risk is calculated separately for each currency, and reflects the repricing gaps in the position, as well as option positions, both explicit and embedded.


--------------------------------------------------------------------------------

Business units manage the potential earnings effect of interest rate movements by modifying the asset and liability mix, either directly or through the use of derivatives. These include interest rate swaps and other derivative instruments which are either designated and effective as hedges or designated and effective in modifying the interest rate characteristics of specified assets or liabilities. The utilization of derivatives is managed in response to changing market conditions as well as to changes in the characteristics and mix of the related assets and liabilities.

Citicorp's non-trading price risk exposure is mainly to movements in U.S. dollar interest rates, however recent interest rate volatility in certain Asian countries has resulted in an increased measure of non-U.S. dollar Earnings-at-Risk. As of September 30, 1998, the rate shift over a four-week defeasance period applied to the U.S. dollar yield curve for purposes of calculating Earnings-at-Risk was 55 basis points. As of September 30, 1998, the rate shifts applied to non-U.S. currencies for purposes of calculating Earnings-at-Risk over a one to eight week defeasance period ranged from 18 to 1,098 basis points, depending on the currency.

The table below illustrates that as of September 30, 1998, a 55 basis point increase in the U.S. dollar yield curve would have a potential negative impact on Citicorp's pretax earnings of approximately $159 million in the next twelve months, and approximately $33 million for the five year period 1998-2003. A two standard deviation increase in non-U.S. dollar interest rates would have a potential negative impact on Citicorp's pretax earnings of approximately $72 million in the next twelve months, and approximately $113 million for the five-year period 1998-2003.

Earnings-at-Risk

                                                    Assuming a U.S. Dollar         Assuming a Non-U.S. Dollar
                                                         Rate Move of                     Rate Move of
                                                ---------------------------------------------------------------
Impact on Pretax Earnings                           Two Standard Deviations        Two Standard Deviations (1)
In Millions of Dollars at September 30, 1998       Increase        Decrease       Increase (2)    Decrease (2)
---------------------------------------------------------------------------------------------------------------
Overnight to Three Months                           $ ( 84)         $  89            $ (18)          $ 18
Four to Six Months                                     (37)            46              (23)            23
Seven to Twelve Months                                 (38)            45              (31)            31
                                                ---------------------------------------------------------------
Total Overnight to Twelve Months                      (159)           180              (72)            72
Year Two                                               (36)            35              (58)            59
Year Three                                              10            (16)              --              1
Year Four                                               55            (62)              15            (14)
Year Five                                              126           (142)               3             (2)
Effect of Discounting                                  (29)            33               (1)            --
                                                ---------------------------------------------------------------
Total                                               $ ( 33)         $  28            $(113)          $116
---------------------------------------------------------------------------------------------------------------

(1) Total assumes a two standard deviation increase or decrease for every currency, not taking into account any covariance between currencies.
(2) Primarily results from Earnings-at-Risk in Thai baht, Singapore dollar, and Hong Kong dollar.
--------------------------------------------------------------------------------

The table below summarizes Citicorp's twelve-month Earnings-at-Risk over recent periods.

Twelve Month Earnings-at-Risk (impact on pretax earnings)

                                                         U.S. Dollar                         Non-U.S. Dollar
                                             --------------------------------------------------------------------------
                                               Sept. 30,   Dec. 31,    Sept. 30,     Sept. 30,   Dec. 31,    Sept. 30,
In Millions of Dollars                           1998        1997        1997          1998        1997        1997
-----------------------------------------------------------------------------------------------------------------------
Assuming a Two Standard Deviation Rate:
     Increase                                   $(159)      $(180)      $(193)         $(72)       $(25)       $(41)
     Decrease                                     180         211         223            72          25          41
-----------------------------------------------------------------------------------------------------------------------

The tables above illustrate that Citicorp's pretax earnings in its non-trading activities over the subsequent 12 months would be reduced by an increase in interest rates and would benefit from a decrease in interest rates. For the U.S. dollar portfolio this primarily reflects the utilization of receive-fixed interest rate swaps and similar instruments to effectively modify the repricing characteristics of certain consumer and commercial loan portfolios, deposits, and long-term debt. Correspondingly, derivatives are not used extensively to modify the repricing characteristics of the non-U.S. dollar portfolio. Excluding the effects of these instruments, Citicorp's twelve month Earnings-at-Risk over recent periods would be as shown in the following table:


--------------------------------------------------------------------------------

Twelve Month Earnings-at-Risk (excluding effects of derivatives)

                                                         U.S. Dollar
                                          --------------------------------------
U.S. Dollar Impact on Pretax Earnings       Sept. 30,     Dec. 31,    Sept. 30,
In Millions of Dollars                      1998 (1)      1997 (1)      1997
--------------------------------------------------------------------------------
Assuming a Two Standard Deviation Rate:
     Increase                                  $20           $64        $103
     Decrease                                   (9)          (44)        (80)
--------------------------------------------------------------------------------

(1) Excluding the effects of derivatives, Citicorp's non-U.S. dollar Earnings-at-Risk would have had a negative impact of $77 million and $26 million assuming a two standard deviation increase in rates and a positive impact of $77 million and $27 million assuming a two standard deviation decrease in rates at September 30, 1998 and December 31, 1997 respectively.
--------------------------------------------------------------------------------

The table on page 52 also illustrates that the risk profile in the one-to-two year time horizon was directionally similar, but generally tends to reverse in subsequent periods. This reflects the fact that the majority of the derivative instruments utilized to modify repricing characteristics as described above will mature within three years. Additional detail regarding these derivative instruments may be found on page 62.

During the 1998 nine months, the U.S. dollar Earnings-at-Risk for the following 12 months assuming a two standard deviation increase in rates would have had a potential negative impact ranging from approximately $65 million to $173 million in the aggregate at each month end, compared with a range from $142 million to $209 million during 1997. The relatively lower U.S. dollar Earnings-at-Risk experienced during the 1998 nine months was primarily due to the reduction in the level of received-fixed swaps, offset slightly by the acquisition of UCS. A two standard deviation increase in non-U.S. dollar interest rates for the following twelve months would have had a potential negative impact ranging from approximately $53 million to $93 million in the aggregate at each month-end during the 1998 nine months, compared with a range from $15 million to $33 million during 1997. The higher non-U.S. dollar Earnings-at-Risk experienced during the 1998 nine months primarily reflected the higher interest rate volatility seen across the Asia Pacific region.

Price Risk in Trading Portfolios

The price risk of trading activities is measured using the Value-at-Risk method, which estimates, at a 99% confidence level, the largest potential loss in pretax market value that could occur over a one day holding period. The Value-at-Risk method incorporates the market factors to which the market value of the trading position is exposed (interest rates, foreign exchange rates, equity and commodity prices, and their implied volatilities), the sensitivity of the position to changes in those market factors, and the volatilities and correlation of those factors. The Value-at-Risk measurement includes the foreign exchange risks that arise in traditional banking businesses as well as in explicit trading positions. The volatilities and correlations used in the Value-at-Risk computation are based on historical experience. The Value-at-Risk method is not a predictor of future results, but rather a probability based measure of potential price risk.

The aggregate pretax Value-at-Risk in the trading portfolios was $18 million at September 30, 1998, and daily exposures averaged $15 million in the 1998 third quarter for Citicorp's major trading centers and ranged from $12 million to $19 million. The level of exposure taken depends on the market environment and expectations of future price and market movements, and will vary from period to period. The trading-related revenue for the 1998 third quarter was $392 million, compared with $730 million for the 1998 second quarter, $728 million for the 1998 first quarter, and $347 million for the 1997 fourth quarter. See "Trading-Related Revenue" on page 18 for additional information.

The table below summarizes Citicorp's Value-at-Risk in its trading portfolio.

Value-at-Risk

                                                         1998 Third
                                            Sept. 30,      Quarter     Dec. 31,
In Millions of Dollars                        1998      Daily Average    1997
--------------------------------------------------------------------------------
Interest Rate                                  $16           $14         $23
Foreign Exchange                                 7             6           8
All Other (primarily Equity and Commodity)       5             5           8
Covariance Adjustment                          (10)          (10)        (14)
                                           -------------------------------------
Total                                          $18           $15         $25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Management of Cross-Border Risk

Cross-border risk is the risk that Citicorp will be unable to obtain payment from customers on their contractual obligations as a result of actions taken by foreign governments such as exchange controls, debt moratorium, and restrictions on the remittance of funds. Citicorp manages cross-border risk as part of the Windows on Risk process described in the 1997 Supplemental Financial Statements.

The table on page 55 presents total cross-border outstandings on a regulatory basis in accordance with Federal Financial Institutions Examination Council ("FFIEC") guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises.

Cross-border claims on third parties (trade, short-term, and medium- and long-term claims) include cross-border loans, securities, deposits at interest with banks, investments in affiliates, and other monetary assets, as well as net revaluation gains on foreign exchange and derivative products. Adjustments have been made to assign externally guaranteed outstandings to the country of the guarantor and outstandings for which tangible, liquid collateral is held outside of the obligor's country to the country in which the collateral is held. For securities received as collateral, outstandings are assigned to the domicile of the issuer of the securities.

Investments in and funding of local franchises represents the excess of local country assets over local country liabilities, as defined by the FFIEC. Local country assets are claims on local residents recorded by branches and majority-owned subsidiaries of Citicorp domiciled in the country, adjusted for externally guaranteed outstandings and certain collateral. Local country liabilities are obligations of branches and majority-owned subsidiaries of Citicorp domiciled in the country for which no cross-border guarantee is issued by Citicorp offices outside the country.


--------------------------------------------------------------------------------

Citicorp Cross-Border Outstandings and Commitments (1)

                                                  September 30, 1998                                        December 31, 1997
                  ------------------------------------------------------------------------------------------------------------------
                      Cross-Border Claims on Third Parties
                  ------------------------------------------
                                                             Investments
                                                   Trading     in and
                                                     and      Funding of     Total                         Total
 (In Billions     ------------------------------  Short-Term    Local     Cross-Border                  Cross-Border
  of Dollars)     Banks  Public  Private   Total   Claims(2)  Franchises  Outstandings  Commitments(3)  Outstandings  Commitments(3)
------------------------------------------------------------------------------------------------------------------------------------
Germany           $ 2.3  $ 1.2    $ 1.0    $ 4.5    $ 4.2       $ 1.9       $ 6.4 (4)      $ 1.7          $ 4.7 (4)      $ 1.7
United Kingdom      1.7     --      3.2      4.9      3.8          --         4.9 (4)        9.0            4.5 (4)        7.8
Switzerland         2.9     --      1.5      4.4      4.3          --         4.4 (4)        1.3            2.7 (5)        1.1
France              2.4    0.7      0.8      3.9      3.7         0.3         4.2 (4)        1.9            3.1 (4)        0.6
Italy               0.9    0.5      0.4      1.8      1.7         2.3         4.1 (4)        1.0            3.4 (4)        0.5
Netherlands         1.4    0.2      1.3      2.9      2.5          --         2.9 (5)        0.7            2.2            0.8
Spain               0.4     --      0.2      0.6      0.5         1.9         2.5            0.6            2.3 (5)        0.4
Japan               1.2    0.4      0.6      2.2      1.6          --         2.2            0.2            3.2 (4)        1.1
Belgium             0.5    0.2      0.6      1.3      1.3         0.7         2.0            0.3            0.9            0.2
Canada              1.0    0.1      0.5      1.6      1.3          --         1.6            1.2            1.6            1.8
Sweden              0.6    0.2      0.5      1.3      1.2          --         1.3            0.8            1.1            0.7
Finland             0.4    0.1      0.4      0.9      0.6          --         0.9            0.6            0.7            0.4
Russia               --     --      0.1      0.1      0.1          --         0.1             --            0.4            0.1
Other (23
countries
  in 1998)          1.4    1.1      2.6      5.1      3.9         0.7         5.8            2.6            3.6            1.5
------------------------------------------------------------------------------------------------------------------------------------
Europe, Canada,
  and Japan        17.1    4.7     13.7     35.5     30.7         7.8        43.3           21.9           34.4           18.7
------------------------------------------------------------------------------------------------------------------------------------
Brazil              0.1    0.8      1.8      2.7      1.4         1.2         3.9 (4)         --            4.4 (4)        0.1
Mexico              0.1    1.7      0.9      2.7      1.3         0.5         3.2 (5)        0.3            3.0 (5)        0.6
Argentina           0.2    0.2      0.8      1.2      0.6         0.1         1.3            0.2            2.2            0.1
Venezuela           0.1    0.7      0.1      0.9      0.3          --         0.9            0.1            1.0             --
Chile                --    0.2      0.4      0.6      0.2         0.1         0.7            0.2            1.0             --
Colombia            0.1    0.1      0.2      0.4      0.2         0.1         0.5             --            0.9            0.1
Peru                 --    0.1      0.2      0.3      0.2         0.1         0.4            0.1            0.4            0.1
Uruguay              --    0.2      0.1      0.3      0.1          --         0.3             --            0.3             --
Other (19
countries
  in 1998)          0.4    0.1      0.9      1.4      1.3         0.4         1.8            0.5            1.1            0.6
------------------------------------------------------------------------------------------------------------------------------------
Latin America       1.0    4.1      5.4     10.5      5.6         2.5        13.0            1.4           14.3            1.6
------------------------------------------------------------------------------------------------------------------------------------
South Korea         0.6    0.2      0.7      1.5      1.1         1.2         2.7 (5)        0.4            2.6 (5)        0.2
Saudi Arabia        0.6    0.3      0.2      1.1      0.3          --         1.1            0.1            0.8            0.3
Singapore           0.2     --      0.4      0.6      0.5          --         0.6            0.6            0.5            0.3
Malaysia            0.1     --      0.2      0.3      0.2         0.2         0.5            0.1            0.7            0.1
Indonesia            --     --      0.5      0.5      0.4          --         0.5            0.1            0.6            0.2
Taiwan              0.1     --      0.3      0.4      0.3          --         0.4            0.5            0.4            0.5
China                --     --      0.1      0.1      0.1         0.2         0.3            0.4            0.6            0.4
Kuwait              0.2     --      0.1      0.3      0.2          --         0.3             --            0.2             --
India                --     --      0.3      0.3      0.1          --         0.3            0.3            0.2            0.3
Thailand             --     --      0.1      0.1       --         0.2         0.3            0.1            0.3            0.1
Philippines         0.1     --      0.1      0.2      0.1          --         0.2            0.1            0.2            0.1
Hong Kong           0.1     --      0.1      0.2      0.2          --         0.2            0.1            0.7            0.3
Other (12
countries
  in 1998)           --    0.2       --      0.2      0.2         0.1         0.3            0.6            0.8            0.5
------------------------------------------------------------------------------------------------------------------------------------
Asia/Middle East    2.0    0.7      3.1      5.8      3.7         1.9         7.7            3.4            8.6            3.3
------------------------------------------------------------------------------------------------------------------------------------
Australia           0.2     --      0.6      0.8      0.6         0.9         1.7            0.1            0.7            0.4
New Zealand          --     --      0.1      0.1      0.1         0.4         0.5            0.1            0.7             --
All Other            --    0.7      0.5      1.2      1.1         0.5         1.7            0.5            1.5            0.4
------------------------------------------------------------------------------------------------------------------------------------
Total Other         0.2    0.7      1.2      2.1      1.8         1.8         3.9            0.7            2.9            0.8
------------------------------------------------------------------------------------------------------------------------------------
Total Citicorp    $20.3  $10.2    $23.4    $53.9    $41.8       $14.0       $67.9          $27.4          $60.2          $24.4
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes details of selected countries within each region.
(2)   Included in total cross-border claims on third parties.
(3) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and loan commitments.
(4) Total cross-border outstandings were in excess of 1.0% of total assets at the end of the respective periods.
(5) Total cross-border outstandings were between 0.75% and 1.0% of total assets at the end of the respective periods.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Details of investments in and funding of local franchises for selected countries included in the table on page 55 at September 30, 1998 were as follows:

-----------------------------------------------------------------------------------------------------------------------------------
                                        Local Country Assets (1)                         Local Country Liabilities(2)
                  ---------------------------------------------------------------------  ----------------------------
                                          Gross                                            Gross
                                        Unrealized                                       Unrealized
                                         Gains on                                         Losses on                    Investments
                                        Derivative                                        Derivative                     in and
In Billions of                          and Foreign    All                      Local    and Foreign     All Other     Funding of
  Dollars at      Consumer  Commercial   Exchange     Other                     Country    Exchange    Local Country      Local
Sept. 30, 1998     Loans       Loans     Contracts   Assets(3)  Adjustments(4)  Assets     Contracts   Liabilities(5)   Franchises
-----------------------------------------------------------------------------------------------------------------------------------
South Korea        $1.1        $1.7        $0.3        $2.1         ($0.4)       $4.8        $0.2           $3.4           $1.2
Brazil              0.5         2.4         0.2         3.1          (0.9)        5.3         0.2            3.9            1.2
Malaysia            1.4         1.0         0.1         1.4          (0.5)        3.4         0.1            3.1            0.2
Thailand            1.0         0.9         0.1         0.9          (0.3)        2.6         0.1            2.3            0.2
Philippines         0.3         1.0          --         1.3          (0.3)        2.3          --            2.3             --
Indonesia           0.1         0.4          --         0.7          (0.3)        0.9          --            0.9             --
Russia               --         0.5          --         0.1          (0.5)        0.1          --            0.1             --
-----------------------------------------------------------------------------------------------------------------------------------

(1) At December 31, 1997, local country assets were $4.5 billion in South Korea, $5.1 billion in Brazil, $3.4 billion in Malaysia, $2.7 billion in Thailand, $2.2 billion in Philippines, $2.0 billion in Indonesia, and $0.5 billion in Russia.
(2) At December 31, 1997, local country liabilities were $3.4 billion in South Korea, $3.7 billion in Brazil, $3.0 billion in Malaysia, $3.0 billion in Thailand, $2.2 billion in Philippines, $2.2 billion in Indonesia, and $0.2 billion in Russia.
(3) Includes deposits at interest with banks, securities, customers' acceptance liability, and other monetary assets.
(4) Adjustments include externally guaranteed outstandings, locally booked claims on nonresidents, and certain other claims as defined by the FFIEC.
(5) Primarily deposits, purchased funds and other borrowings, and acceptances outstanding.
--------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RESOURCES

Citigroup services its obligations primarily with dividends and other advances that it receives from subsidiaries. The subsidiaries' dividend-paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements. Citigroup believes it will have sufficient funds to meet current and future commitments. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings. Additional information regarding Citigroup and its subsidiaries' liquidity and capital resources can be found in the 1997 Supplemental Financial Statements.

Citigroup Inc. (Citigroup)

Citigroup issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding.

Citigroup, Commercial Credit Company (CCC) and The Travelers Insurance Company
(TIC) have a five-year revolving credit facility with a syndicate of banks to provide $1.0 billion of revolving credit, to be allocated to any of Citigroup, CCC or TIC. The participation of TIC in this agreement is limited to $250 million. This facility expires in June 2001. At September 30, 1998, $700 million was allocated to Citigroup and $300 million was allocated to CCC. Under this facility, Citigroup is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At September 30, 1998, this requirement was exceeded by approximately $10.9 billion. Citigroup and CCC also have $200 million in 364-day facilities which expire in August 1999 and may be allocated to either of Citigroup or CCC. At September 30, 1998, $150 million was allocated to Citigroup and $50 million was allocated to CCC. In addition Citigroup and CCC also have a $500 million 60-day facility which expires in November 1998 and may be allocated to either of Citigroup or CCC. At September 30, 1998 all of this facility was allocated to CCC. At September 30, 1998, there were no borrowings outstanding under any of these facilities.

At September 30, 1998, Citigroup had unused credit availability of $700 million under the five-year revolving credit facility and $150 million under the 364-day facilities. Citigroup may borrow under these revolving credit facilities at various interest rate options (LIBOR, CD and base rate) and compensates the banks for the facility through commitment fees.


--------------------------------------------------------------------------------

Citicorp

A diversity of funding sources, currencies, and maturities is used to gain a broad practical access to the investor base. Citicorp's deposits of $222.4 billion represented 65% of total funding at September 30, 1998, compared with $199.1 billion (64% of total funding) at December 31, 1997, and are broadly diversified by both geography and customer segment. Stockholders' equity, which was $21.0 billion at September 30, 1998 and December 31, 1997, continues to be an important component of the overall funding structure. In addition, long-term debt is issued by Citicorp and its subsidiaries. Total long-term debt outstanding at September 30, 1998 and December 31, 1997 was $19.0 billion.

Asset securitization programs remain an important source of liquidity. Total consumer loans securitized during the quarter were $4.0 billion, including $1.5 billion of U.S. credit cards and $2.5 billion of U.S. mortgages. Total consumer loans securitized during the 1998 nine months were $19.7 billion, including $12.7 billion of U.S. credit cards and $6.8 billion of U.S. mortgages. As credit card securitization transactions amortize, newly originated receivables are recorded on Citicorp's balance sheet and become available for asset securitization. During the three months ended September 30, 1998, the scheduled amortization of certain credit card securitization transactions made available $2.4 billion of new receivables ($6.7 billion for the nine months). In addition, $1.1 billion and $3.8 billion of credit card securitization transactions are scheduled to amortize during the remainder of 1998 and in 1999, respectively.

Citicorp is a legal entity separate and distinct from Citibank, N.A. and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's subsidiaries may extend credit, pay dividends, or otherwise supply funds to Citicorp. As of September 30, 1998, under their applicable dividend limitations, Citicorp's national and state-chartered bank subsidiaries could have declared dividends to their respective parent companies without regulatory approval of approximately $3.6 billion. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Consistent with these considerations, Citicorp estimates that as of September 30, 1998, its bank subsidiaries could have distributed dividends to Citicorp, directly or through their parent holding company, of approximately $3.2 billion of the available $3.6 billion.

Citicorp is subject to risk-based capital guidelines issued by the Federal Reserve Board (FRB). These guidelines are supplemented by a leverage ratio requirement. The risk-based capital guidelines and the leverage ratio requirement are detailed in the 1997 Supplemental Financial Statements.

Citicorp Ratios

--------------------------------------------------------------------------------
                                          Sept. 30,     June 30,    Dec. 31,
                                            1998          1998        1997
--------------------------------------------------------------------------------
Tier 1 capital                               7.97%         8.23%       8.27%
Total capital (Tier 1 and Tier 2)           11.65         11.98       12.25
Leverage (1)                                 6.56          6.68        6.95
Common stockholders' equity                  5.86          6.13        6.15
--------------------------------------------------------------------------------

(1)   Tier 1 capital divided by adjusted average assets.
--------------------------------------------------------------------------------

Citicorp maintained a strong capital position during the 1998 third quarter. Total capital (Tier 1 and Tier 2) amounted to $31.7 billion at September 30, 1998, representing 11.65% of net risk-adjusted assets. This compares with $31.6 billion and 11.98% at June 30, 1998 and $31.0 billion and 12.25% at December 31, 1997. Tier 1 capital of $21.7 billion at September 30, 1998 represented 7.97% of net risk-adjusted assets, compared with $21.7 billion and 8.23% at June 30, 1998 and $20.9 billion and 8.27% at December 31, 1997. The decline in the Tier 1 and total capital ratios at September 30, 1998 was primarily attributable to the growth in customer-driven risk-adjusted assets, and the redemption of Graduated Rate Cumulative Preferred Stock, Series 8A and 7.5% Noncumulative Preferred Stock, Series 17 (total preferred stock redemptions of $412 million). Citicorp's capital and ratios have been adjusted to reflect the adoption by Citicorp of the immediate recognition of the transition obligation under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" effective January 1, 1993, to conform to the method used by TRV.


--------------------------------------------------------------------------------

In June 1995, Citicorp initiated a common stock repurchase program. During the nine months of 1998 and 1997, Citicorp repurchased 10.0 million and 31.8 million equivalent shares of Citigroup common stock under the repurchase program at a cost of $483 million ($48.91 average cost per share) and $1.5 billion ($46.54 average cost per share), respectively. During the 1998 second and third quarters, no shares were repurchased due to the suspension of the stock repurchase program in connection with the announced agreement to merge with Travelers Group. The stock repurchase program was terminated immediately prior to the consummation of the merger. Total repurchases since the program was inaugurated on June 20, 1995 were 205.0 million equivalent Citigroup shares for an outlay of $7.3 billion.

Components of Capital Under Regulatory Guidelines

                                                                        Sept. 30,      June 30,      Dec. 31,
(In Millions of Dollars)                                                  1998          1998           1997
---------------------------------------------------------------------------------------------------------------
Tier 1 capital
Common stockholders' equity                                              $20,122       $20,278       $19,123
Perpetual preferred stock                                                    863         1,275         1,903
Mandatorily redeemable preferred securities of subsidiary trusts             975           975           750
Minority interest                                                            111           107           104
Net unrealized (gains)/losses --  ecurities available for sale(1)            178          (308)         (535)
Less: Intangible assets(2)                                                  (543)         (507)         (304)
      50% investment in certain subsidiaries(3)                               (7)          (98)         (115)
                                                                     ------------------------------------------
Total Tier 1 capital                                                      21,699        21,722        20,926
                                                                     ------------------------------------------
Tier 2 capital
Allowance for credit losses(4)                                             3,440         3,337         3,198
Qualifying debt(5)                                                         6,561         6,669         6,977
Less: 50% investment in certain subsidiaries(3)                               (6)          (97)         (115)
                                                                     ------------------------------------------
Total Tier 2 capital                                                       9,995         9,909        10,060
                                                                     ------------------------------------------
Total capital (Tier 1 and Tier 2)                                        $31,694       $31,631       $30,986
---------------------------------------------------------------------------------------------------------------
Net risk-adjusted assets (6)                                            $272,148      $263,925      $252,999
---------------------------------------------------------------------------------------------------------------

(1) Tier 1 capital excludes unrealized gains and losses on debt securities available for sale. In accordance with regulatory risk-based capital guidelines, Tier 1 capital at September 30, 1998 has been reduced for net unrealized holding losses on available-for-sale equity securities with readily determinable fair values, net of applicable tax effects, of $64 million.
(2) Includes goodwill and certain other identifiable intangible assets. The increase during 1998 reflects the acquisition of a global trust and agency services business during the second quarter and the acquisition of certain assets and liabilities of Confia during the third quarter.
(3)   Represents investment in certain overseas insurance activities.
(4) Includable up to 1.25% of risk-adjusted assets. Any excess allowance is deducted from risk-adjusted assets.
(5) Includes qualifying senior and subordinated debt in an amount not exceeding 50% of Tier 1 capital, and subordinated capital notes subject to certain limitations.
(6) Includes risk-weighted credit equivalent amounts net of applicable bilateral netting agreements of $16.0 billion for interest rate, commodity and equity derivative contracts and foreign exchange contracts, as of September 30, 1998, compared with $14.1 billion as of June 30, 1998 and $13.7 billion as of December 31, 1997. Net risk-adjusted assets also includes the effect of other off-balance sheet exposures such as unused loan commitments and letters of credit and reflects deductions for intangible assets and any excess allowance for credit losses.
--------------------------------------------------------------------------------

Common stockholders' equity decreased a net $156 million during the third quarter of 1998 to $20.1 billion at September 30, 1998, representing 5.86% of assets, compared with 6.13% at June 30, 1998 and 6.15% at December 31, 1997. The decrease in common stockholders' equity during the quarter principally reflected a decrease in the securities available for sale component of stockholders' equity and dividends declared on common and preferred stock, partially offset by net income for the quarter. The decrease in the common stockholders' equity ratio during the quarter reflected the above items, as well as growth in total assets.

During the third quarter of 1998, Citicorp redeemed $62 million of its Graduated Rate Cumulative Preferred Stock, Series 8A and $350 million of its 7.5% Noncumulative Preferred Stock, Series 17. The $975 million of mandatorily redeemable preferred securities of subsidiary trusts (commonly known as "trust preferred securities") outstanding at September 30, 1998 qualify as Tier 1 capital. For the nine months ended September 30, 1998, interest expense on the mandatorily redeemable preferred securities of subsidiary trusts amounted to $49 million, compared with $43 million for the 1997 nine month period. During the first six months of 1998, Citicorp redeemed $325 million of its 8% Noncumulative Preferred Stock, Series 16 and $303 million of Adjustable Rate Preferred Stock, Second and Third Series, and issued an additional $225 million of mandatorily redeemable preferred securities of subsidiary trusts.

On January 1, 1998, Citicorp adopted the U.S. bank regulatory agencies amendment to their risk-based capital guidelines to incorporate market risk in the measurement of net risk-adjusted assets. The adoption of the market risk guidelines did not have a significant impact on net risk-adjusted assets.


--------------------------------------------------------------------------------

Citicorp's subsidiary depository institutions are subject to the risk-based capital guidelines issued by their respective primary federal bank regulatory agencies, which are generally similar to the FRB's guidelines. At September 30, 1998, all of Citicorp's subsidiary depository institutions were "well capitalized" under the federal bank regulatory agencies' definitions.

Commercial Credit Company (CCC)

CCC issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding. Currently CCC has unused credit availability of $3.7 billion under five-year revolving credit facilities, including the $300 million referred to on page 57, and $1.4 billion in 364-day facilities including the $50 million referred to on page 57, and $500 million under the 60-day facility referred to on page 57. CCC may borrow under its revolving credit facilities at various interest rate options (LIBOR, CD, base rate or money market) and compensates the banks for the facilities through commitment fees.

CCC is limited by covenants in its revolving credit agreements as to the amount of dividends and advances that may be made to its parent or its affiliated companies. At September 30, 1998, CCC would have been able to remit $751 million to its parent under its most restrictive covenants.

Travelers Property Casualty Corp. (TAP)

TAP also issues commercial paper directly to investors and maintains unused credit availability under a committed revolving credit agreement at least equal to the amount of commercial paper outstanding.

TAP has a five-year revolving credit facility in the amount of $250 million with a syndicate of banks that expires in December 2001. TAP may borrow under this revolving credit facility at various interest rate options (LIBOR or base rate) and compensates the banks for the facility through commitment fees. Under this facility, TAP is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At September 30, 1998, this requirement was exceeded by approximately $4.0 billion. At September 30, 1998, there were no borrowings outstanding under this facility.

TAP's insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. Dividend payments to TAP from its insurance subsidiaries are limited to $805 million in 1998 without prior approval of the Connecticut Insurance Department. TAP has received $430 million of dividends from its insurance subsidiaries during the first nine months of 1998.

Salomon Smith Barney

Salomon Smith Barney's total assets were $238 billion at September 30, 1998, compared to $277 billion at December 31, 1997. Due to the nature of trading activities, including matched book activities, it is not uncommon for asset levels to fluctuate from period to period. A "matched book" transaction involves a security purchased under an agreement to resell (i.e., reverse repurchase transaction) and simultaneously sold under an agreement to repurchase (i.e., repurchase transaction). Salomon Smith Barney's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from securities transactions. The highly liquid nature of these assets provides Salomon Smith Barney with flexibility in financing and managing its business. Salomon Smith Barney monitors and evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.


--------------------------------------------------------------------------------

Financial instruments and commodities owned and contractual commitments declined as a result of decreased inventory positions in U.S. and Non-government and agency securities. The decline in U.S. government and government agency securities can, in part, be attributed to the risk reduction of the U.S. Fixed Income Arbitrage business while the decline in Non-U.S. government and government agency long and short securities is primarily FAS No. 127 related. Financial instruments and commodities sold, not yet purchased and contractual commitments decreased as a result of a decline in Non-U.S. government and government agency securities. This decline is the result of a decrease in inventory positions of Japanese and United Kingdom government bonds.

Salomon Smith Barney has a $1.5 billion revolving credit agreement with a bank syndicate that extends through May 2001, and a $3.5 billion 364-day revolving credit agreement that extends through May 1999. Salomon Smith Barney may borrow under its revolving credit facilities at various interest rate options (LIBOR, CD or base rate) and compensates the banks for the facilities through commitment fees. Under these facilities Salomon Smith Barney is required to maintain a certain level of consolidated adjusted net worth (as defined in the agreements). At September 30, 1998, this requirement was exceeded by approximately $2.8 billion. At September 30, 1998, there were no outstanding borrowings under either facility. Salomon Smith Barney also has substantial borrowing arrangements consisting of facilities that it has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting short-term requirements.

Unsecured term debt is a significant component of Salomon Smith Barney's long-term capital. Term debt totaled $20.9 billion at September 30, 1998, compared with $19.1 billion at December 31, 1997.

Salomon Smith Barney's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of borrowings generally fluctuates in response to changes in the level of securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As these activities increase, borrowings generally increase to fund the additional activities. Availability of financing can vary depending upon market conditions, credit ratings and the overall availability of credit to the securities industry. Salomon Smith Barney seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

Salomon Smith Barney monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, Salomon Smith Barney attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that its access to uncollateralized financing is temporarily impaired. Its liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to uncollateralized funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, Salomon Smith Barney monitors its leverage and capital ratios on a daily basis.

Salomon Smith Barney's activities include trading securities that are less than investment grade, characterized as "high yield." High yield securities include corporate debt, convertible debt, preferred and convertible preferred equity securities rated lower than "triple B-" by internationally recognized rating agencies, unrated securities with market yields comparable to entities rated below "triple B-," as well as sovereign debt issued by certain countries in currencies other than their local currencies and which are not collateralized by U.S. government securities. For example, high yield securities exclude the collateralized portion of Salomon Smith Barney's holdings of "Brady Bonds," but include such securities to the extent they are not collateralized. The trading portfolio of high yield securities owned is carried at market or fair value and totaled $4.9 billion at September 30, 1998, the largest high yield exposure to one counterparty was $280 million.

As of October 1, 1998, Salomon Smith Barney had mark-to-market exposure to hedge funds of $2.122 billion, collateralized by $2.167 billion of cash and government securities, resulting in excess collateral of $45 million. Within these amounts, certain hedge funds have collateral in excess of the mark-to-market deficit, and others have deficits in excess of collateral held. The total exposure to hedge funds with mark-to-market deficits in excess of collateral held is


--------------------------------------------------------------------------------

$48 million. No single hedge fund had a mark-to-market deficit of more than $8 million in excess of collateral held from that hedge fund. Mark-to-market exposure includes those hedge funds that owe Salomon Smith Barney on foreign exchange and derivative contracts such as swaps, swap options, and other over-the-counter options and only the uncollateralized portion of receivables on reverse repurchase and repurchase agreements. This exposure can change significantly as a result of extreme market movements.

In addition, Salomon Smith Barney has no unsecured loans or loan commitments to hedge funds. Salomon Smith Barney has no investments in hedge funds other than an investment in Long-Term Capital Management, LP, made in concert with a consortium of banks and securities firms.

The following table shows the results of Salomon Smith Barney's value at risk
(VAR) analysis, which includes substantially all of its financial assets and liabilities, including all financial instruments and commodities owned and sold, contractual commitments, repurchase and resale agreements, and related funding at September 30, 1998 and December 31, 1997. The VAR relating to non-trading instruments has been excluded from this analysis.

-------------------------------------------------------------------------------
In Millions of Dollars              September 30, 1998     December 31, 1997
-------------------------------------------------------------------------------
Interest rate                                $46                    $41
Equities                                       4                      8
Commodities                                    8                      8
Currency                                      18                      9
Diversification benefit                      (24)                   (22)
                                   --------------------------------------------
Total                                        $52                    $44
-------------------------------------------------------------------------------

The quantification of market risk using VAR analysis requires a number of key assumptions. In calculating the above market amounts, Salomon Smith Barney used a 95% confidence level and a one day interval. The standard deviations and correlation assumptions are based on historical data and reflect a horizon of one year or more and no more than five years. VAR reflects the risk profile of Salomon Smith Barney at a point in time and is not a predictor of future results.

The Travelers Insurance Company (TIC)

At September 30, 1998, TIC had $25.3 billion of life and annuity product deposit funds and reserves. Of that total, $13.7 billion is not subject to discretionary withdrawal based on contract terms. The remaining $11.6 billion is for life and annuity products that are subject to discretionary withdrawal by the contractholder. Included in the amount that is subject to discretionary withdrawal is $2.2 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $5.1 billion of the life insurance and individual annuity liabilities, which are subject to discretionary withdrawal and have an average surrender charge of 4.8%. In the payout phase, these funds are credited at significantly reduced interest rates. The remaining $4.3 billion of liabilities is surrenderable without charge. More than 15% of these relate to individual life products. These risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent against withdrawal by long-term policyholders. Insurance liabilities that are surrendered or withdrawn are reduced by outstanding policy loans and related accrued interest prior to payout.

TIC issues commercial paper to investors and maintains unused committed revolving credit facilities at least equal to the amount of commercial paper outstanding. TIC may borrow under this revolving credit facility at various rate options (LIBOR, CD or base rate) and compensates the banks for the facility through commitment fees.

TIC is subject to various regulatory restrictions that limit the maximum amount of dividends available to its parent without prior approval of the Connecticut Insurance Department. A maximum of $551 million of statutory surplus is available in 1998 for such dividends without the prior approval of the Connecticut Insurance Department, of which $110 million has been paid during the first nine months of 1998.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER FINANCIAL INFORMATION
--------------------------------------------------------------------------------

The tables below provide data on the notional principal amounts and maturities of end-user (non-trading) derivatives, along with additional data on end-user interest rate swaps and net purchased option positions at the end of the third quarter of 1998.

End-User Derivative Interest Rate and Foreign Exchange Contracts

----------------------------------------------------------------------------------------------------------------------------
                                                                                                 Percentage of September 30,
                            Notional Principal Amounts(1)                                              1998 Amount Maturing
----------------------------------------------------------------------------------------------------------------------------
                                Sept. 30,   Dec. 31,     Within       1 to         2 to       3 to        4 to       After
In Billions of Dollars            1998        1997       1 Year      2 Years     3 Years     4 Years     5 Years    5 Years
----------------------------------------------------------------------------------------------------------------------------
Interest rate products
Futures contracts               $   32.7   $   29.3         74%         22%          2%          2%         --%        --%
Forward contracts                    7.8        6.9         97           1          --          --          --          2
Swap agreements                    120.2      122.8         33          17          11           8          11         20
Option contracts                    10.7       20.1         45          26           6           5           2         16

Foreign exchange products
Futures and forward contracts       67.4       67.2         94           4          --           1           1         --
Cross-currency swaps                 5.8        4.8          6          13           9          25          31         16
----------------------------------------------------------------------------------------------------------------------------

(1)   Includes third-party and intercompany contracts.
--------------------------------------------------------------------------------

End-User Interest Rate Swaps and Net Purchased Options as of September 30, 1998

                                                                      Remaining Contracts Outstanding at September 30,
                                                        -------------------------------------------------------------------------
Notional Principal Amounts In Billions of Dollars           1998         1999        2000        2001         2002        2003
---------------------------------------------------------------------------------------------------------------------------------
Receive fixed swaps                                        $84.4        $67.1       $52.9       $40.5        $31.4       $19.4
Weighted-average fixed rate                                  6.6%         6.6%        6.5%        6.6%         6.6%        6.9%
Pay fixed swaps                                             17.3          9.2         7.1         6.1          5.4         4.4
Weighted-average fixed rate                                  6.3%         6.4%        6.4%        6.5%         6.6         6.7
Basis swaps                                                 18.5          4.7         0.5         0.3          0.3         0.2
Purchased caps (including collars)                           4.7          2.3          --          --           --          --
Weighted-average cap rate purchased                          6.7          6.7%         --          --           --          --
Purchased floors                                             2.2          0.7         0.7         0.1          0.1         0.1
Weighted-average floor rate purchased                        5.1          5.1         5.1         5.8%         5.8%        5.8%
Written floors related to purchased caps (collars)            .5          0.3          --          --           --          --
Weighted-average floor rate written                          6.1%         5.1          --          --           --          --
Written caps related to other purchased caps(1)              3.3          2.5         2.3         2.3          1.8         1.6
Weighted-average cap rate written                            8.9          9.8%        9.8%        9.8%        10.6%       10.7
---------------------------------------------------------------------------------------------------------------------------------
Three-month forward LIBOR rates(2)                           5.3%         4.5%        4.7%        5.0%         5.3%        5.4%
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes written options related to purchased options embedded in other financial instruments.
(2) Represents the implied forward yield curve for three-month LIBOR as of September 30, 1998, provided for reference.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Cash-Basis, Renegotiated, and Past Due Loans (1)

                                                                       Sept. 30,       Dec. 31,        Sept. 30,
In Millions of Dollars                                                   1998            1997            1997
----------------------------------------------------------------------------------------------------------------
Commercial cash-basis loans
Collateral dependent (at lower of cost or collateral value)(2)          $  170          $  258          $  271
Other(3)                                                                 1,110             806             698
                                                                     -------------------------------------------
Total                                                                   $1,280          $1,064          $  969
----------------------------------------------------------------------------------------------------------------
Commercial cash-basis loans
In U.S. offices                                                         $  204          $  296          $  336
In offices outside the U.S.(3)                                           1,076             768             633
                                                                     -------------------------------------------
Total                                                                   $1,280          $1,064          $  969
----------------------------------------------------------------------------------------------------------------
Commercial renegotiated loans
In U.S. offices                                                         $   --          $   20          $   19
In offices outside the U.S.                                                 48              39              51
                                                                     -------------------------------------------
Total                                                                   $   48          $   59          $   70
----------------------------------------------------------------------------------------------------------------
Consumer loans on which accrual of interest had been suspended
In U.S. offices                                                         $  753          $  967          $  981
In offices outside the U.S.                                              1,304             993           1,013
                                                                     -------------------------------------------
Total                                                                   $2,057          $1,960          $1,994
----------------------------------------------------------------------------------------------------------------
Accruing loans 90 or more days delinquent(4)
In U.S. offices                                                         $  545          $  606          $  535
In offices outside the U.S.                                                492             467             470
                                                                     -------------------------------------------
Total                                                                   $1,037          $1,073          $1,005
----------------------------------------------------------------------------------------------------------------

(1) For a discussion of risks in the consumer loan portfolio and of commercial cash-basis loans, see pages 28 and 32, respectively.
(2) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
(3) Includes foreign currency derivative contracts with a balance sheet credit exposure of $44 million and $59 million at September 30, 1998 and December 31, 1997, respectively, for which the recognition of revaluation gains has been suspended.
(4) Includes Consumer loans of $1.0 billion, $1.0 billion, and $983 million at September 30, 1998, December 31, 1997, and September 30, 1997, of which $284 million, $240 million, and $250 million, respectively, are government-guaranteed student loans.
--------------------------------------------------------------------------------

Other Real Estate Owned (OREO) and Assets Pending Disposition (1)

                                                                       Sept. 30,       Dec. 31,        Sept. 30,
In Millions of Dollars                                                    1998            1997            1997
----------------------------------------------------------------------------------------------------------------
Consumer OREO                                                           $  260          $  275          $  325
Commercial OREO                                                            345             461             479
                                                                     -------------------------------------------
Total                                                                   $  605          $  736          $  804
----------------------------------------------------------------------------------------------------------------
Assets pending disposition(2)                                           $  103          $   96          $   88
----------------------------------------------------------------------------------------------------------------

(1)   Carried at lower of cost or collateral value.
(2) Represents consumer residential mortgage loans that have a high probability of foreclosure.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Details of Credit Loss Experience

                                                                 3rd Qtr.     2nd Qtr.     1st Qtr.      4th Qtr.      3rd Qtr.
In Millions of Dollars                                             1998         1998         1998          1997          1997
---------------------------------------------------------------------------------------------------------------------------------
Aggregate allowance for credit losses at beginning of period     $ 6,629      $ 6,259      $ 6,237       $ 6,225       $ 6,147
                                                               ------------------------------------------------------------------
Provision for credit losses                                          826          656          595           557           559
                                                               ------------------------------------------------------------------
Gross credit losses
Consumer
In U.S. offices                                                      423          468          410           423           448
In offices outside the U.S.                                          262          246          207           209           219
Commercial
In U.S. offices                                                       57            3            9            11            11
In offices outside the U.S.                                          216           81           76            56            42
                                                               ------------------------------------------------------------------
                                                                     958          798          702           699           720
                                                               ------------------------------------------------------------------
Credit recoveries
Consumer
In U.S. offices                                                       58           64           60            71            83
In offices outside the U.S.                                           69           61           53            60            59
Commercial
In U.S. offices                                                       27           51           11            27            20
In offices outside the U.S.                                           14            4           18            11            24
                                                               ------------------------------------------------------------------
                                                                     168          180          142           169           186
                                                               ------------------------------------------------------------------
Net credit losses
In U.S. offices                                                      395          356          348           336           356
In offices outside the U.S.                                          395          262          212           194           178
                                                               ------------------------------------------------------------------
                                                                     790          618          560           530           534
                                                               ------------------------------------------------------------------
Other, net(1)                                                         39          332          (13)          (15)           53
                                                               ------------------------------------------------------------------
Aggregate allowance for credit losses at end of period             6,704        6,629        6,259         6,237         6,225
Reserves for securitization activities                                66           61           70            85            89
                                                               ------------------------------------------------------------------
Total credit loss reserves                                       $ 6,770      $ 6,690      $ 6,329       $ 6,322       $ 6,314
---------------------------------------------------------------------------------------------------------------------------------
Net consumer credit losses                                       $   558      $   589      $   504       $   501       $   525
As a percentage of average consumer loans                           1.80%        1.93%        1.75%         1.68%         1.77%

Net commercial credit losses                                         232      $    29      $    56       $    29       $     9
As a percentage of average commercial loans                         1.07%        0.14%        0.28%         0.15%         0.05%
---------------------------------------------------------------------------------------------------------------------------------

(1) The 1998 second quarter reflects the addition of $320 million of credit loss reserves related to the acquisition of UCS. The remaining amounts primarily include the effects of foreign currency translation.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Citicorp Average Balances and Interest Rates (Taxable Equivalent Basis) -- Quarterly (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                       Average Volume            Interest Revenue/Expense       % Average Rate
                                             ---------------------------------------------------------------------------------------
                                               3rd         2nd        3rd         3rd      2nd       3rd      3rd     2nd     3rd
                                               Qtr.        Qtr.       Qtr.        Qtr.     Qtr.      Qtr.     Qtr.    Qtr.    Qtr.
In Millions of Dollars                         1998        1998       1997        1998     1998      1997     1998    1998    1997
------------------------------------------------------------------------------------------------------------------------------------
Loans (Net of Unearned Income)(3)
Consumer Loans
   In U.S. Offices                           $ 58,076    $ 59,896   $ 55,953     $1,549   $1,517    $1,476   10.58   10.16   10.47
   In Offices Outside the U.S.(4)              51,880      50,547     51,603      1,639    1,553     1,590   12.53   12.32   12.22
                                           -----------------------------------------------------------------
Total Consumer Loans                          109,956     110,443    107,556      3,188    3,070     3,066   11.50   11.15   11.31
                                           -----------------------------------------------------------------
Commercial Loans
   In U.S. Offices
     Commercial and Industrial                 11,395      11,327     10,912        229      230       242    7.97    8.14    8.80
     Mortgage and Real Estate                   2,365       3,088      2,458         51       67        63    8.56    8.70   10.17
     Loans to Financial Institutions              354         279        523          8        9        10    8.97   12.94    7.59
     Lease Financing                            2,939       2,928      3,085         47       47        53    6.34    6.44    6.82
   In Offices Outside the U.S.(4)              65,889      63,205     52,067      1,808    1,674     1,380   10.89   10.62   10.52
                                           -----------------------------------------------------------------
Total Commercial Loans                         82,942      80,827     69,045      2,143    2,027     1,748   10.25   10.06   10.04
                                           -----------------------------------------------------------------
Total Loans                                   192,898     191,270    176,601      5,331    5,097     4,814   10.96   10.69   10.81
                                           -----------------------------------------------------------------
Federal Funds Sold and Resale Agreements
In U.S. Offices                                 6,434       6,673      6,431         67       59        82    4.13    3.55    5.06
In Offices Outside the U.S.(4)                  5,853       5,869      6,306        107      128       141    7.25    8.75    8.87
                                           -----------------------------------------------------------------
Total                                          12,287      12,542     12,737        174      187       223    5.62    5.98    6.95
                                           -----------------------------------------------------------------
Securities, At Fair Value
In U.S. Offices
   Taxable                                      9,777      10,371      7,998         92      106        88    3.73    4.10    4.37
   Exempt from U.S. Income Tax                  3,104       2,828      2,642         49       42        43    6.26    5.96    6.46
In Offices Outside the U.S.(4)                 25,263      23,164     21,672        626      510       425    9.83    8.83    7.78
                                           -----------------------------------------------------------------
Total                                          38,144      36,363     32,312        767      658       556    7.98    7.26    6.83
                                           -----------------------------------------------------------------
Trading Account Assets(5)
In U.S. Offices                                 4,639       5,452      4,828         86       84        67    7.35    6.18    5.51
In Offices Outside the U.S.(4)                 10,240      11,487     10,061        227      242       169    8.79    8.45    6.66
                                           -----------------------------------------------------------------
Total                                          14,879      16,939     14,889        313      326       236    8.35    7.72    6.29
                                           -----------------------------------------------------------------
Loans Held for Sale, In U.S. Offices            5,188       4,525      4,150        147      137       120   11.24   12.14   11.47
Deposits at Interest with Banks(4)             15,338      14,404     15,005        263      267       258    6.80    7.43    6.82
                                           -----------------------------------------------------------------
Total Interest-Earning Assets                 278,734     276,043    255,694     $6,995   $6,672    $6,207    9.96    9.69    9.63
                                                                               -----------------------------------------------------
Non-Interest-Earning Assets(5)                 52,862      50,511     43,103
                                           -----------------------------------
Total Assets                                 $331,596    $326,554   $298,797
------------------------------------------------------------------------------------------------------------------------------------
Deposits
In U.S. Offices
   Savings Deposits                          $ 31,400    $ 31,094   $ 26,683     $  237   $  229    $  203    2.99    2.95    3.02
   Other Time Deposits                         10,466      10,698     12,695        122      121       152    4.62    4.54    4.75
In Offices Outside the U.S.(4)                149,368     146,711    130,825      2,621    2,433     2,083    6.96    6.65    6.32
                                           -----------------------------------------------------------------
Total                                         191,234     188,503    170,203      2,980    2,783     2,438    6.18    5.92    5.68
                                           -----------------------------------------------------------------
Trading Account Liabilities(5)
In U.S. Offices                                 2,315       3,698      2,288         36       48        31    6.17    5.21    5.38
In Offices Outside the U.S.(4)                  2,377       2,578      2,851         30       37        47    5.01    5.76    6.54
                                           -----------------------------------------------------------------
Total                                           4,692       6,276      5,139         66       85        78    5.58    5.43    6.02
                                           -----------------------------------------------------------------
Purchased Funds and Other Borrowings
In U.S. Offices                                12,607      12,708     14,156        154      165       212    4.85    5.21    5.94
In Offices Outside the U.S.(4)                 10,165       9,056      8,225        360      309       256   14.05   13.69   12.35
                                           -----------------------------------------------------------------
Total                                          22,772      21,764     22,381        514      474       468    8.96    8.74    8.30
                                           -----------------------------------------------------------------
Long-Term Debt
In U.S. Offices                                15,388      17,773     15,469        241      245       240    6.21    5.53    6.16
In Offices Outside the U.S.(4)                  3,229       3,218      4,249         77       76        95    9.46    9.47    8.87
                                           -----------------------------------------------------------------
Total                                          18,617      20,991     19,718        318      321       335    6.78    6.13    6.74
                                           -----------------------------------------------------------------
Total Interest-Bearing Liabilities            237,315     237,534    217,441     $3,878   $3,663    $3,319    6.48    6.19    6.06
                                                                               -----------------------------------------------------
Demand Deposits in U.S. Offices                10,306      10,031     11,375
Other Non-Interest-Bearing Liabilities(5)      62,495      57,485     48,445
Total Stockholders' Equity                     21,480      21,504     21,536
                                           -----------------------------------
Total Liabilities and Stockholders' Equity   $331,596    $326,554   $298,797
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST REVENUE AS A PERCENTAGE OF AVERAGE INTEREST-EARNING ASSETS
In U.S. Offices(6)                           $104,297    $107,392   $ 99,040     $1,325   $1,281    $1,264    5.04    4.78    5.06
In Offices Outside the U.S.(6)                174,437     168,651    156,654      1,792    1,728     1,624    4.08    4.11    4.11
                                           -----------------------------------------------------------------
Total                                        $278,734    $276,043   $255,694     $3,117   $3,009    $2,888    4.44    4.37    4.48
------------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) Interest rates and amounts include the effects of risk management activities associated with the respective asset and liability categories.
(3)   Includes cash-basis loans.
(4) Average rates reflect prevailing local interest rates including inflationary effects and monetary correction in certain countries.
(5) The fair value carrying amounts of derivative and foreign exchange contracts are reported in non-interest-earning assets and other non-interest-bearing liabilities.
(6) Includes allocations for capital and funding costs based on the location of the asset.


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Citicorp Average Balances and Interest Rates (Taxable Equivalent Basis) -- Nine Months(1)(2)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Interest
                                                          Average Volume        Revenue/Expense        % Average Rate
                                                     ------------------------------------------------------------------------
                                                       9 Months    9 Months    9 Months    9 Months    9 Months    9 Months
In Millions of Dollars                                   1998        1997        1998        1997        1998        1997
-----------------------------------------------------------------------------------------------------------------------------
Loans (Net of Unearned Income)(3)
Consumer Loans
   In U.S. Offices                                     $ 57,976    $ 55,580    $  4,479    $  4,327       10.33       10.41
   In Offices Outside the U.S.(4)                        50,653      51,562       4,688       4,771       12.37       12.37
                                                     ------------------------------------------------
Total Consumer Loans                                    108,629     107,142       9,167       9,098       11.28       11.35
                                                     ------------------------------------------------
Commercial Loans
   In U.S. Offices
     Commercial and Industrial                           11,346      10,210         687         665        8.10        8.71
     Mortgage and Real Estate                             2,743       2,771         180         190        8.77        9.17
     Loans to Financial Institutions                        330         583          28          37       11.34        8.49
     Lease Financing                                      2,958       3,032         144         151        6.51        6.66
   In Offices Outside the U.S.(4)                        62,893      49,197       5,066       3,946       10.77       10.72
                                                     ------------------------------------------------
Total Commercial Loans                                   80,270      65,793       6,105       4,989       10.17       10.14
                                                     ------------------------------------------------
Total Loans                                             188,899     172,935      15,272      14,087       10.81       10.89
                                                     ------------------------------------------------
Federal Funds Sold and Resale Agreements
In U.S. Offices                                           7,254       7,264         219         281        4.04        5.17
In Offices Outside the U.S.(4)                            5,979       5,581         384         357        8.59        8.55
                                                     ------------------------------------------------
Total                                                    13,233      12,845         603         638        6.09        6.64
                                                     ------------------------------------------------
Securities, At Fair Value
In U.S. Offices
   Taxable                                                9,612       9,213         291         331        4.05        4.80
   Exempt from U.S. Income Tax                            2,859       2,610         135         127        6.31        6.51
In Offices Outside the U.S.(4)                           23,609      20,292       1,587       1,238        8.99        8.16
                                                     ------------------------------------------------
Total                                                    36,080      32,115       2,013       1,696        7.46        7.06
                                                     ------------------------------------------------
Trading Account Assets(5)
In U.S. Offices                                           5,559       4,844         270         207        6.49        5.71
In Offices Outside the U.S.(4)                           10,542       9,849         624         546        7.91        7.41
                                                     ------------------------------------------------
Total                                                    16,101      14,693         894         753        7.42        6.85
                                                     ------------------------------------------------
Loans Held for Sale, In U.S. Offices                      4,443       3,562         393         332       11.83       12.46
Deposits at Interest with Banks(4)                       14,566      14,014         812         727        7.45        6.94
                                                     ------------------------------------------------
Total Interest-Earning Assets                           273,322     250,164    $ 19,987    $ 18,233        9.78        9.74
                                                                             ------------------------------------------------
Non-Interest-Earning Assets(5)                           50,366      42,134
                                                     ------------------------
Total Assets                                           $323,688    $292,298
-----------------------------------------------------------------------------------------------------------------------------
Deposits
In U.S. Offices
   Savings Deposits                                    $ 30,854    $ 26,768    $    690    $    591        2.99        2.95
   Other Time Deposits                                   10,785      12,624         372         438        4.61        4.64
In Offices Outside the U.S.(4)                          144,247     127,354       7,323       6,059        6.79        6.36
                                                     ------------------------------------------------
Total                                                   185,886     166,746       8,385       7,088        6.03        5.68
                                                     ------------------------------------------------
Trading Account Liabilities(5)
In U.S. Offices                                           3,468       2,222         144          92        5.55        5.54
In Offices Outside the U.S.(4)                            2,368       2,597          99         135        5.59        6.95
                                                     ------------------------------------------------
Total                                                     5,836       4,819         243         227        5.57        6.30
                                                     ------------------------------------------------
Purchased Funds and Other Borrowings
In U.S. Offices                                          12,429      14,821         469         674        5.05        6.08
In Offices Outside the U.S.(4)                            9,158       7,653         948         659       13.84       11.51
                                                     ------------------------------------------------
Total                                                    21,587      22,474       1,417       1,333        8.78        7.93
                                                     ------------------------------------------------
Long-Term Debt
In U.S. Offices                                          16,163      15,029         722         681        5.97        6.06
In Offices Outside the U.S.(4)                            3,481       4,505         238         321        9.14        9.53
                                                     ------------------------------------------------
Total                                                    19,644      19,534         960       1,002        6.53        6.86
                                                     ------------------------------------------------
Total Interest-Bearing Liabilities                      232,953     213,573    $ 11,005    $  9,650        6.32        6.04
                                                                             ------------------------------------------------
Demand Deposits in U.S. Offices                          10,616      10,976
Other Non-Interest-Bearing Liabilities(5)                58,787      46,709
Total Stockholders' Equity                               21,332      21,040
                                                     ------------------------
Total Liabilities and Stockholders' Equity             $323,688    $292,298
-----------------------------------------------------------------------------------------------------------------------------
NET INTEREST REVENUE AS A PERCENTAGE OF AVERAGE INTEREST-EARNING ASSETS
In U.S. Offices (6)                                    $105,108    $ 99,866    $  3,841    $  3,753        4.89        5.02
In Offices Outside the U.S. (6)                         168,214     150,298       5,141       4,830        4.09        4.30
                                                     ------------------------------------------------
Total                                                  $273,322    $250,164    $  8,982    $  8,583        4.39        4.59
-----------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) Interest rates and amounts include the effects of risk management activities associated with the respective asset and liability categories.
(3)   Includes cash-basis loans.
(4) Average rates reflect prevailing local interest rates including inflationary effects and monetary correction in certain countries.
(5) The fair value carrying amounts of derivative and foreign exchange contracts are reported in non-interest-earning assets and other non-interest-bearing liabilities.
(6) Includes allocations for capital and funding costs based on the location of the asset.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Citigroup Cross Border Outstandings And Commitments

The following table presents total cross-border outstandings and commitments on a regulatory basis in accordance with Federal Financial Institutions Examination Council (FFIEC) guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises. See page 55 for a listing of Citicorp's cross-border outstandings and commitments at September 30, 1998 and December 31, 1997.

                                                   September 30, 1998                                         December 31, 1997
                 -----------------------------------------------------------------------------------------  -----------------------
                                                            Trading and
                             Cross-Border Claims on          Short-Term   Investments      Total
                                      Third Parties            Claims(1)       in and     Cross-                   Total
                 ---------------------------------    -----------------       Funding     Border            Cross-Border
In Billions of                                                    Citi-      of Local   Outstand   Commit-     Outstand-   Commit-
Dollars          Banks    Public  Private    Total      SSB        corp    Franchises       ings   ments(2)         ings   ments(2)
-----------------------------------------------------------------------------------------------------------------------------------
Germany           $4.0     $13.3     $1.9    $19.2    $14.6        $4.2          $0.2   $19.4 (3)     $1.7      $15.1 (3)     $1.7
Italy              1.3      13.2      1.1     15.6     13.8         1.7           1.7    17.3 (3)      1.0       15.9 (3)      0.5
Japan              1.5       9.8      2.2     13.5     11.3         1.6           3.1    16.6 (3)      0.2       12.7 (3)      1.1
France             2.9       3.7      2.6      9.2      5.2         3.7           0.4     9.6 (3)      1.9        9.5 (3)      0.6
United Kingdom     2.3       0.1      5.0      7.4      0.7         3.8            --     7.4 (3)      9.0        6.5 (4)      7.8
Sweden             1.1       4.6      1.0      6.7      5.0         1.2            --     6.7 (4)      0.8        5.9 (4)      0.7
Switzerland        3.1        --      2.4      5.5      1.0         4.3            --     5.5 (4)      1.3        3.7          1.1
Mexico             0.1       3.8      1.1      5.0      2.1         1.3           0.5     5.5 (4)      0.3        6.4 (4)      0.6
Spain              0.8       1.7      0.3      2.8      2.1         0.5           1.9     4.7          0.6        6.0 (4)      0.4
Brazil             0.1       1.1      2.1      3.3      0.6         1.4           1.2     4.5           --        7.3 (3)      0.1
-----------------------------------------------------------------------------------------------------------------------------------

(1) Included in total cross-border claims on third parties. SSB refers to Salomon Smith Barney.
(2) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and other commitments and contingencies.
(3) Total cross-border outstandings were in excess of 1.0% of Citigroup's total assets at the end of the respective periods.
(4) Total cross-border outstandings were between 0.75% and 1.0% of Citigroup's total assets at the end of the respective periods.
--------------------------------------------------------------------------------

Trading and short-term claims (included in total cross-border claims on third parties) include cross-border debt and equity securities in the trading account, resale agreements, trade finance receivables, net revaluation gains on foreign exchange and derivative contracts, and other claims with a maturity of less than one year. Under resale agreements, the counterparty has the legal obligation for repayment; however, for purposes of the above table, resale agreements are reported based on the domicile of the issuer of the securities that are held as collateral, as required by FFIEC guidelines. A substantial portion of resale agreements are with investment grade counterparties in the G-7 countries (Canada, France, Germany, Italy, Japan, United Kingdom and the United States).